As filed with the Securities and Exchange Commission on June 8, 2012.

Registration No. 333-181598

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

IVANHOE MINES LTD.

(Exact name of Registrant as specified in its charter)

Yukon, Canada	1000	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 654, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1, (604) 688-5755

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, New York, NY 10011, (212) 894-8700

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Beverly A. Bartlett Ivanhoe Mines Ltd. 654-999 Canada Place Vancouver, B.C. Canada V6C 3E1 (604) 688-5755	Paul L. Goldman Goodmans LLP 355 Burrard Street Suite 1900 Vancouver, B.C. V6C 2G8 (604) 682-7737	Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐ at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Rights			U.S.$1,816,906,350	U.S.$208,217.47
Common Shares

(1)	U.S.$206,280 of this fee was previously paid. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the “Securities Act of 1933”).

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

IF YOU ARE A REGISTERED SHAREHOLDER AND RESIDENT IN A PROSPECTUS JURISDICTION, YOUR RIGHTS CERTIFICATE IS ENCLOSED. PLEASE READ THIS MATERIAL CAREFULLY AS YOU ARE REQUIRED TO MAKE A DECISION PRIOR TO 5:00 P.M. (EASTERN TIME) ON JULY 19, 2012.

This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This Rights Offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this short form prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that those requirements are different from those of the United States.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the issuer is organized under the laws of the Yukon, Canada, that many of its directors and officers, and some or all of the experts named in this short form prospectus, are residents of Canada or otherwise reside outside the United States, and that a substantial portion of the assets of the issuer and of said persons are located outside the United States. See “ENFORCEMENT OF CIVIL LIABILITIES”.

THE SECURITIES OFFERED BY THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Ivanhoe Mines Ltd. at 654 – 999 Canada Place, Vancouver, British Columbia, V6C 3E1 (telephone (604) 688-5755), and are also available electronically at www.sedar.com.

Short Form Prospectus

Rights Offering	June 7, 2012

IVANHOE MINES LTD.

Rights to Subscribe for 259,558,050 Common Shares

at a Price of US$7.00 per Common Share or C$7.17 per Common Share

Ivanhoe Mines Ltd. (“we”, “us”, “our”, or the “Company”) is issuing to all holders (“Shareholders”) of its outstanding common shares (“Common Shares”) as at 5:00 p.m. (Eastern time) on June 19, 2012 (the “Record Date”) rights (“Rights”) to subscribe for an aggregate of 259,558,050 Common Shares (the “Rights Offering”). A Shareholder is entitled to receive one Right for each Common Share held on the Record Date. As of June 7, 2012, the date of this preliminary short form prospectus (this “Prospectus”), there are 741,594,430 Common Shares outstanding. If all Rights issued in connection with the Rights Offering are exercised, the Company expects to issue up to 259,558,050 Common Shares following the Expiry Date (as defined herein), based on the number of Common Shares outstanding as of June 7, 2012. Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus. The Rights are transferable and will be represented by rights certificates (“Rights Certificates”). Except as described below, only a holder of Rights with an address of record in Canada or the United States (a “Prospectus Holder”) or a Qualified Holder (as defined herein) is entitled to exercise Rights. Pursuant to the Basic Subscription Privilege (as defined herein), for every 20 Rights held, a Prospectus Holder or a Qualified Holder will be entitled to subscribe for seven (7) Common Shares from June 27, 2012 (the “Commencement Date”) until 5:00 p.m. (Eastern time) (the “Expiry Time”) on July 19, 2012 (the “Expiry Date”), at a price of, at such holder’s choice but subject to any additional restrictions a Participant (as defined herein) may impose, either US$7.00 per Common Share or C$7.17 per Common Share (whether in United States dollars or Canadian dollars, the “Subscription Price”). The United States dollar denominated Subscription Price will be determined through negotiation between the Company and Rio Tinto International Holdings Limited (“Rio Tinto”) concluding immediately prior to the filing of this Prospectus. The Canadian dollar denominated Subscription Price is a price equal to the Canadian dollar equivalent of the United States dollar Subscription Price based on the Bank of Canada noon buying rate (the “Noon Buying Rate”) on June 7, 2012. No fractional Common Shares or cash in lieu thereof will be issued. Where the exercise of Rights would otherwise entitle a holder thereof (each, a “Subscriber” and, collectively, “Subscribers”) to fractional Common Shares, the Subscriber’s entitlement will be reduced to the next lowest whole number of Common Shares.

Holders of Rights who exercise their Rights in full (the “Basic Subscription Privilege”) are entitled to subscribe for additional Common Shares (the “Additional Common Shares”), if available, up to a holder’s pro rata share of the total number of Additional Common Shares available for additional subscription, prior to the Expiry Time on the Expiry Date, pursuant to an additional subscription privilege (the “Additional Subscription Privilege”). See “DETAILS OF THE RIGHTS OFFERING – Additional Subscription Privilege”.

In addition, under a Memorandum of Agreement dated April 17, 2012 and amended on May 22, 2012 (the “MOA”), Rio Tinto, which together with its affiliates is the Company’s largest shareholder and holds a 50.9% equity interest in the Company, has agreed, among other things and subject to certain terms, conditions and limitations set out in the MOA, to exercise its Basic Subscription Privilege in full and to purchase all Common Shares (the “Standby Shares”) not otherwise acquired under the Rights Offering by holders of Rights, including Rio Tinto and its affiliates, pursuant to the Basic Subscription Privilege and Additional Subscription Privilege (the “Standby Commitment”). In consideration of its commitment to provide the Standby Commitment, Rio Tinto will be entitled to the Standby Purchaser Fee (as defined herein). See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment”, “RISK FACTORS – Risks Related to the Rights Offering” and “MOA WITH RIO TINTO”.

If a Shareholder does not exercise its Rights for Common Shares pursuant to the Basic Subscription Privilege, or a Shareholder sells or transfers its Rights, the Shareholder’s current percentage ownership may be significantly diluted by the issuance of Common Shares pursuant to the exercise of Rights by other holders of such Rights, as well as the purchase of Standby Shares by Rio Tinto. See “RISK FACTORS – Risks Related to the Rights Offering”.

If the Rights Offering does not proceed, the aggregate Subscription Price paid for the Rights exercised (the “Subscription Payments” and, with respect to each Subscriber, the “Subscription Payment”) pursuant to the Basic Subscription Privilege and Additional Subscription Privilege, as applicable, will be returned promptly to the Subscribers by the Subscription Agent (as defined herein) without interest or deduction.

Subscription Price: US$7.00 per Common Share or C$7.17 per Common Share

	Subscription Price	Fees(1)	Proceeds to the Company(2)(3)
Per Common Share	US$7.00 /C$7.17	US$0.29	US$6.71
Subscription Proceeds	US$1,816,906,350/C$1,861,031,219	US$75,676,254	US$1,741,230,096

(1)

Under the Standby Commitment, the Company has agreed to pay Rio Tinto a fee equal to 4.0% of the aggregate gross proceeds of the Rights Offering (the “Standby Purchaser Fee”), which fee will be payable in cash, on the closing of this Rights Offering.

(2)

In addition to the Standby Purchaser Fee, fees include expenses and other fees payable relating to the Rights Offering, estimated to be approximately US$3,000,000, which fees are payable by the Company.

(3)

Assuming the exercise of all the Rights and the payment of the US$72,676,254 Standby Purchaser Fee to Rio Tinto and expenses and other fees payable relating to the Rights Offering, estimated to be approximately US$3,000,000, which are payable by the Company. See “PLAN OF DISTRIBUTION”.

(4)

The proceeds were calculated using the United States dollar Subscription Price and the number of Common Shares outstanding as of June 7, 2012. Actual proceeds to the Company will vary depending upon the relative amounts of Subscription Payments received by the Company in United States dollars and Canadian dollars and upon the exchange rate between United States dollars and Canadian dollars, as well as the actual number of Common Shares outstanding on the Record Date.

The Rights Offering is not subject to any minimum subscription level.

No underwriter has been involved in the preparation of this Prospectus or performed any review or independent due diligence of the contents of this Prospectus. Rio Tinto has not been engaged as an underwriter in connection with the Rights Offering and has not been involved in the preparation of this Prospectus in the capacity of an underwriter.

Rights not exercised by the Expiry Time on the Expiry Date will be void and of no value and no longer exercisable for any Common Shares. Any subscription for Common Shares will be irrevocable once submitted.

The Company has received conditional approval from the Toronto Stock Exchange (the “TSX”) for the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Similar approvals have been received from the

New York Stock Exchange (the “NYSE”) and the Nasdaq Stock Market (“NASDAQ”) to admit the Rights for trading and list the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Listing or admittance for trading of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares on the TSX, NYSE and NASDAQ is subject to the Company fulfilling all of the listing requirements of each of the TSX, NYSE and NASDAQ, respectively. Provided the Company fulfills all such requirements, the Rights will be listed for trading on the TSX and admitted for trading on each of the NYSE and NASDAQ on June 14, 2012. The applications further contemplate the Rights being listed for trading on the TSX under the symbol “IVN.RT”, and admitted for trading on the NYSE or NASDAQ under the symbols “IVN.WIRT” and “IVN.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “IVN.RT” and “IVN.R”, respectively. See “PLAN OF DISTRIBUTION”. The Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (Eastern time) on the business day immediately preceding the Expiry Date.

This Prospectus qualifies the distribution of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares (collectively, the “Offered Securities”). This Prospectus also covers the offer and sale of the Offered Securities within the United States under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

Prospective investors should be aware that the acquisition or disposition of the securities described in this Prospectus and the expiry of an unexercised Right may have tax consequences in Canada, the United States, or elsewhere, depending on each particular prospective investor’s specific circumstances. Such consequences may not be described fully herein. Prospective investors should consult their own tax advisors with respect to such tax considerations.

The Company’s head office is located at 654 – 999 Canada Place, Vancouver, British Columbia, Canada, V6C 3E1 and our registered office is located at 300 – 204 Black Street, Whitehorse, Yukon, Canada, Y1A 2M9.

There can be no assurance that an active trading market will develop in the Rights. To the extent an active trading market does not develop, the pricing of the Rights in the secondary market, the transparency and availability of trading prices and the liquidity of the Rights may be adversely affected. See “RISK FACTORS – Risks Related to the Rights Offering – No prior trading market for Rights”. The outstanding Common Shares are listed on the TSX, NYSE and NASDAQ under the symbol “IVN”. The closing price for the Common Shares on the TSX on June 7, 2012 was C$10.62 per Common Share (US$10.37, based on the Noon Buying Rate on June 7, 2012), and the closing price for the Common Shares on the NYSE and NASDAQ on June 7, 2012 was US$10.31 per Common Share (C$10.56, based on the Noon Buying Rate on June 7, 2012).

The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 101,360,738 Common Shares representing 13.67% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to the availability of financing on terms satisfactory to Mr. Friedland and an absence of any material adverse change to the Company. Mr. Robert Friedland has indicated that he is arranging financing with Citibank, N.A. (“Citibank”) to facilitate his full participation in the Rights Offering. Mr. Friedland has entered into a cash-settled collar contract (the “Cash-Settled Contract”) with Citibank which provides: (a) a collar with reference to approximately 32,900,000 Common Shares, and (b) a put spread collar with reference to approximately 10,000,000 Common Shares, subject to certain adjustments pursuant to the Cash-Settled Contract. The Cash-Settled Contract is a separate transaction from the Rights Offering, entered into by Citibank and Mr. Friedland. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS” and “RISK FACTORS – Risks Related to the Rights Offering – Hedging transactions in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

The Company, after reasonable inquiry, believes that certain insiders of the Company, other than Mr. Friedland and Rio Tinto, may exercise Rights to purchase approximately 10,500 Common Shares, representing approximately 0.0004% of the Rights Offering. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS”.

CIBC Mellon Trust Company (the “Subscription Agent”), at its principal office in the City of Toronto (the “Subscription Office”), is the subscription agent and depository for this Rights Offering. See “DETAILS OF THE RIGHTS OFFERING – Subscription Agent and Depository”.

The Company will mail or cause to be mailed to each Shareholder holding Common Shares in registered form (a “Registered Shareholder” and, collectively, the “Registered Shareholders”) that resides in any province or territory of Canada or the United States (collectively referred to as “Prospectus Jurisdictions”) a Rights Certificate evidencing the number of Rights issued to the holder thereof, together with a copy of this Prospectus. Registered Shareholders will be presumed to be resident in the place of their address of record, unless evidence to the contrary is shown to the Company’s satisfaction. In order to exercise the Rights represented by the Rights Certificate pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege, a Prospectus Holder or a Qualified Holder must complete Form 1 of the Rights Certificate in respect of an exercise pursuant to the Basic Subscription Privilege or Form 2 of the Rights Certificate in respect of an exercise pursuant to the Additional Subscription Privilege and deliver such forms, together with the applicable Subscription Payment, to the Subscription Agent, in the manner and upon the terms set out in this Prospectus. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Registered Form”. For Registered Shareholders that reside in any jurisdiction other than the Prospectus Jurisdictions (each other jurisdiction, a “Non-Prospectus Jurisdiction”), the Company will mail or cause to be mailed a copy of this Prospectus together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Registered Shareholders. Registered Shareholders that wish to be recognized as Qualified Holders (as defined herein) must contact the Subscription Agent at the earliest possible time, but in no event after 4:30 p.m. (Eastern time) on July 10, 2012, in order to satisfy the Company that such holders are

Qualified Holders. From and after 9:00 a.m. (Eastern time) on July 11, 2012, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders (as defined herein) that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. See “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

For Common Shares held through a securities broker or dealer, bank or trust company or other custodian (each, a “Participant”) that participates directly or indirectly in the book-based system administered by CDS Clearing and Depository Services Inc. (“CDS”) or in the book-based system administered by the Depository Trust Company (“DTC”), a Prospectus Holder or a Qualified Holder may exercise the Rights issued in respect of such Common Shares by: (a) instructing the Participant holding such Rights to exercise all or a specified number of such Rights pursuant to the Basic Subscription Privilege, and if desired by such holder, pursuant to the Additional Subscription Privilege, and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of this Rights Offering. We refer to Participants in CDS as “CDS Participants” and to Participants in DTC as “DTC Participants”.

Holders that wish to exercise Rights issued in respect of Common Shares held through a Participant should contact such Participant to determine how Rights may be exercised. The entire Subscription Price for any Rights exercised must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time on the Expiry Date. Accordingly, Subscribers must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held In Book-Entry Form”.

If your Rights are held of record through DTC, you may exercise the Basic Subscription Privilege and the Additional Subscription Privilege through the DTC’s “PSOP” function by instructing DTC to charge your applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. We note, however, that if Rights are held through a DTC Participant, the holder of such Rights may not be able to exercise such Rights in Canadian dollars and such holder should contact its DTC Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents and the Subscription Payment for the Common Shares sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of their Rights. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held In Book-Entry Form – DTC”.

The Offered Securities are not qualified under the securities laws of any Non-Prospectus Jurisdiction and Rights may not be exercised by or on behalf of a holder of Rights resident in a Non-Prospectus Jurisdiction (a “Non-Prospectus Holder”), except under the circumstances where the Company determines, in its sole discretion, that the offering to and subscription by such person (each, a “Qualified Holder”) is lawful and in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident. See “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

As a condition to a purchase of any Common Shares under the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us and the Subscription Agent.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights in the Rights Offering that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus or in breach of the representation and warranty that a holder exercising its Rights is resident in a Prospectus Jurisdiction, as described herein.

Holders of Rights that reside outside of Canada or the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should read the section entitled “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

Certain legal matters relating to Canadian law in connection with the Rights Offering will be passed upon on our behalf by Goodmans, Vancouver, British Columbia and Goodmans LLP, Toronto, Ontario, and certain legal matters relating to United States law will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters relating to Canadian law in connection with the Standby Commitment will be passed upon on behalf of Rio Tinto by McCarthy Tétrault LLP.

Investments in Rights and the Common Shares underlying such Rights are subject to a number of risks. The risk factors outlined herein and incorporated by reference in this Prospectus should be carefully reviewed and considered by prospective purchasers in connection with an investment in Rights or the Common Shares underlying such Rights. See “RISK FACTORS”.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the U.S. Securities Act a registration statement on Form F-10 relating to the Offered Securities being offered hereunder and of which this Prospectus forms a part. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

We file with the securities commissions or similar authorities in each of the provinces and territories of Canada (the “Canadian Securities Authorities”) material change, annual and quarterly reports and other information. We are subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, we also file certain reports with and furnish other information to the SEC. You may read any document we file with or furnish to the SEC at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference rooms.

You may also access our disclosure documents and any reports, statements or other information that we file with the Canadian Securities Authorities through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com. SEDAR is the Canadian equivalent of the SEC’s Electronic Document Gathering Analysis and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov.

v

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation continued under the Business Corporations Act (Yukon) (“YBCA”). Many of the Company’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, as well as a substantial portion of the Company’s assets, are located outside the United States. Concurrent with the filing of this Prospectus, the Company has appointed an agent for service of process in the United States, but it may be difficult for Shareholders that reside in the United States (as described below) to effect service within the United States upon those directors, officers and experts that are not residents of the United States. It may also be difficult for Shareholders that reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the U.S. federal securities laws. The Company has been advised by its Canadian counsel, Goodmans, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained assumed jurisdiction on the same basis that a court in Canada would assume jurisdiction. The Company has also been advised by Goodmans, however, that there is substantial doubt whether an action could be maintained in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

The Company has filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company has appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a U.S. court arising out of or related to or concerning the offering of the securities under this Prospectus.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

This Prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all reserve and resource estimates included or incorporated by reference in this Prospectus have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained or incorporated by reference in this Prospectus may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein and in the documents incorporated herein by reference may not be comparable with information made public by companies that report in accordance with U.S. standards.

See pages 7 to 10 of the Company’s annual information form (“AIF”) for the year ended December 31, 2011, filed on SEDAR at www.sedar.com and filed on EDGAR at www.sec.com, for a description of certain mining terms used in this Prospectus and the documents incorporated by reference herein.

CURRENCY AND EXCHANGE RATE INFORMATION

In this Prospectus, all funds are quoted in United States dollars unless otherwise indicated. References to “$” and “US$” are to United States dollars and references to “C$” are to Canadian dollars. The Noon Buying Rate for the purchase of one United States dollar using Canadian dollars was as follows during the indicated periods:

(Stated in Canadian dollars)

	Quarter Ended March 31, 2012	Year Ended December 31
		2011	2010	2009
End of period	0.9991	1.0170	0.9946	1.0466
High for the period	1.0272	1.0604	1.0778	1.3000
Low for the period	0.9849	0.9449	0.9946	1.0292
Average for the period	1.0011	0.9891	1.0299	1.1420

The Noon Buying Rate on June 7, 2012 for the purchase of one United States dollar using Canadian dollars was C$1.0244 (one Canadian dollar on that date equalled US$0.9762).

DOCUMENTS INCORPORATED BY REFERENCE

You should read this Prospectus along with the documents incorporated by reference herein. We have prepared the information contained in this Prospectus, any free writing prospectus and the documents incorporated by reference herein. None of us have authorized anyone to provide you with any other information and we take no responsibility for other information others may give you. None of us is making an offer to sell the Offered Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus, any free writing prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates.

Information has been incorporated by reference in this Prospectus from documents filed with the Canadian Securities Administrators. Under the multijurisdictional disclosure system adopted by the United States and Canada, the SEC and the Canadian Securities Authorities allow us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. We incorporate by reference the documents listed below, which were filed with the Canadian Securities Authorities under applicable Canadian securities laws and, subject to certain exceptions, with the SEC.

The following documents are specifically incorporated by reference in and form an integral part of this Prospectus:

(a)

our material change report dated January 17, 2012 respecting the recommendation of the Company’s board of directors (the “Board of Directors”) that the Company’s shareholders vote in favour of terminating the Shareholder Rights Plan (as defined herein) at the 2012 Annual General Meeting of the Company (the “2012 AGM”), as filed on SEDAR on January 27, 2012;

(b)	our AIF for the year ended December 31, 2011, dated March 30, 2012;

(c)

our audited comparative consolidated financial statements for the years ended December 31, 2011 and 2010, together with the notes thereto and the auditor’s reports thereon (the “Annual Financial Statements”);

(d)	management’s discussion and analysis of financial condition and operations of the Company for the year ended December 31, 2011, dated March 19, 2012;

(e)	our unaudited interim consolidated financial statements for the three-month period ended March 31, 2012, together with the notes thereto (the “Interim Financial Statements”);

(f)	management’s discussion and analysis of financial condition and operations of the Company for the three-month period ended March 31, 2012, dated May 15, 2012;

(g)

our material change report dated April 11, 2012 respecting the entering into of a lock-up agreement (the “Lock-up Agreement”) between the Company and Aluminum Corporation of China Ltd. (“Chalco”) in connection with a proportional takeover bid (the “SGQ Takeover Bid”) that Chalco proposes to make for between 56% and 60% of the common shares of SouthGobi Resources Ltd. (“SGQ”), as filed on SEDAR on April 11, 2012;

(h)	our material change report dated April 27, 2012 respecting the entering into of the MOA between the Company and Rio Tinto, as filed on SEDAR on April 27, 2012;

(i)

our material change report dated May 11, 2012 respecting the appointment of Kay Priestly as our Chief Executive Officer and Chris Bateman as our Chief Financial Officer, as filed on SEDAR on May 11, 2012; and

(j)

our material change report dated May 17, 2012 respecting the May 7, 2012 appointment of Ms. Jill Gardiner, Peter Gillin, Isabelle Hudon and David Klingner to the Company’s board of directors (the “Board of Directors”) and the resignations of Michael Gordon, David Huberman and Robert Holland and the appointment on May 9, 2012 of Livia Mahler to the Board of Directors and the naming of David Klingner as Chairman of the Board of Directors, as filed on SEDAR on May 17, 2012;

(k)	our material change report dated May 24, 2012 respecting the amendment to the MOA, as filed on SEDAR on May 24, 2012; and

(l)	our management information circular dated May 25, 2012 prepared in connection with the annual meeting of Shareholders to be held on June 28, 2012 (the “2012 Circular”).

Any document of the types referred to above (excluding confidential material change reports) filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the closing of the Rights Offering hereunder, and any other document required to be incorporated by reference pursuant to Item 11.2 of Form 44-101F1 – Short Form Prospectus, will be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference in this Prospectus is included in any report on Form 6-K, Form 30-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, we may incorporate by reference into this Prospectus information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Any statement contained in this Prospectus or in a document incorporated, or deemed to be incorporated, by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Prospectus modifies, replaces or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Copies of the documents incorporated in this Prospectus by reference may be obtained on request without charge from the Vice President and Corporate Secretary of the Company at Suite 654, 999 Canada Place, Vancouver, British Columbia, V6C 3E1, Telephone: (604) 331-9803 and are also available electronically at www.sedar.com.

FORWARD-LOOKING STATEMENTS

Certain statements made in this Prospectus and in the documents incorporated herein by reference, including statements relating to matters that are not historical facts and statements of our beliefs, intentions and expectations about developments, results and events which will or may occur in the future, constitute “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking information and statements are typically identified by words such as “anticipate”, “could”, “should”, “expect”, “seek”, “may”, “intend”, “likely”, “plan”, “estimate”, “will”, “believe” and similar expressions suggesting future outcomes or statements regarding an outlook. These include, but are not limited to, statements respecting:

•	satisfaction of the conditions for the completion of the Rights Offering and other transactions contemplated in the MOA;

•	anticipated business activities;

•	planned expenditures;

•	corporate strategies;

•	proposed dispositions of assets, including the Company’s proposed sale of its equity interest in SGQ;

•	discussions with third parties respecting material agreements;

•

mining plans for the Company’s copper and gold exploration and development project at Oyu Tolgoi in Mongolia (the “Oyu Tolgoi Project”) and the schedule for carrying out and completing development and construction of the Oyu Tolgoi Project, including all related infrastructure and the ability of the Company to arrange the Oyu Tolgoi Project Financing (as defined herein and with specific factors described in greater detail below);

•	the ability of the Company to arrange the Oyu Tolgoi Project Financing (as defined herein and with specific factors described in greater detail below);

•

the impact of the MOA and the proposed termination of the Amended and Restated Shareholder Rights Plan dated April 21, 2010 between the Company and CIBC Mellon Trust Company (the “Shareholder Rights Plan”);

•	the financing commitments established pursuant to the MOA;

•	commencement and success of the Rights Offering;

•	anticipated future production and cash flows;

•	the impact of amendments to the laws of Mongolia and other countries in which the Company carries on business, particularly with respect to transfer pricing and taxation;

•	approval for listing of Rights, Common Shares and/or Standby Shares on the TSX, NYSE, or NASDAQ;

•	the anticipated timing, cost and outcome of plans to continue the development or possible disposal of non-core projects; and

•	other statements that are not historical facts.

With respect to specific forward looking information concerning the construction and development of the Oyu Tolgoi Project, the Company has based its assumptions and analyses on certain factors which are inherently uncertain. Uncertainties include among others:

•	the timing and cost of the construction of mining and processing facilities;

•	the availability and cost of skilled labour, power and transportation;

•	the annual usage costs for sand, aggregate and water;

•	the availability and cost of appropriate smelting and refining arrangements;

•	the obtaining (and the timing of obtaining) necessary environmental and other government permits, and the timing of those permits;

•	the availability of funding on reasonable terms;

•	the timing and availability of a coal fired power plant at the site of the Oyu Tolgoi Project and of imported electrical power from China;

•

delays and the costs which would result from delays (which could significantly exceed those projected in the Technical Report for the Oyu Tolgoi Project dated March 29, 2012 a copy of which was filed on SEDAR on March 30, 2012 (“the IDOP Technical Report”));

•	initial production estimates and the anticipated yearly production of gold and copper at the Oyu Tolgoi Project; and

•	the development and concentrator nameplate capacity of the Oyu Tolgoi Project’s second phase of development expansion.

The cost, timing and complexities of mine construction and development are increased by the remote location of a property such as the Oyu Tolgoi Project. It is common in new mining operations to experience unexpected problems and delays during development, construction and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that future development activities will result in profitable mining operations.

This Prospectus also contains references to estimates of mineral reserves and mineral resources. The estimation of reserves and resources is inherently uncertain and involves subjective judgments about many relevant factors. Mineral resources that are not mineral reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including future production from the Oyu Tolgoi Project, the anticipated tonnages and grades that will be achieved or the indicated level of recovery that will be realized), which may prove to be unreliable. There can be no assurance that these estimates will be accurate or that such mineral reserves and mineral resources can be mined or processed profitably. Such estimates and statements are, in large part, based on the following:

•

interpretations of geological data obtained from drill holes and other sampling techniques, and large scale continuity and character of the deposits will only be determined once significant additional drilling and sampling has been completed and analyzed. Actual mineralization or formations may be different from those predicted. It may also take many years from the initial phase of drilling before production is possible, and during that time the economic feasibility of exploiting a deposit may change. Reserve and resource estimates are materially dependent on prevailing metal prices and the cost of recovering and processing minerals at the individual mine sites. Market fluctuations in the price of metals or increases in the costs to recover metals from the Company’s mining projects may render mining of ore reserves uneconomical and affect the Company’s operations in a materially adverse manner. Moreover, various short-term operating factors may cause a mining operation to be unprofitable in any particular accounting period;

•

assumptions relating to commodity prices and exchange rates during the expected life of production, mineralization of the area to be mined, the projected cost of mining, and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures, and recovery rates may vary substantially from those assumed in the estimates. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in material downward revision to current estimates;

•

assumptions relating to projected future metal prices. The prices used reflected organizational consensus pricing views and opinions in the financial modeling for the Oyu Tolgoi Project were subjective in nature. It should be expected that actual prices will be different than the prices used for such modelling (either higher or lower), and the differences could be significant; and

•

assumptions relating to the costs and availability of treatment and refining services for the metals mined from the Oyu Tolgoi Project, which require arrangements with third parties and involve the potential for fluctuating costs to transport the metals and fluctuating costs and availability of refining services. These costs can be significantly impacted by a variety of industry specific and also regional and global economic factors (including, among others, those which effect commodity prices). Many of these factors are beyond the Company’s control.

x

All such forward-looking information and statements are based on certain assumptions and analyses made by the Company’s management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances.

Forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking information or statements. Important factors that could cause actual results to differ from these forward-looking statements are included in the section “RISK FACTORS” of this Prospectus and in documents incorporated by reference herein.

The reader is cautioned not to place undue reliance on forward-looking information or statements. By their nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predicted outcomes will not occur. Events or circumstances could cause our actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. You should carefully consider the matters discussed under “RISK FACTORS” included and incorporated by reference in this Prospectus.

Readers are cautioned that the list of factors under the heading “RISK FACTORS” included in this Prospectus and incorporated by reference in this Prospectus from the AIF that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Furthermore, the forward-looking statements contained in this Prospectus are made as of the date of this document and the Company does not undertake any obligation to update or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified by this cautionary statement.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING AND THE RIGHTS

The following are examples of what we anticipate will be common questions about the Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus and the documents incorporated by reference in this Prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to our business, the Rights Offering and the Offered Securities.

What is This Rights Offering?

The Company is issuing to Shareholders as of 5:00 p.m. (Eastern time) on June 19, 2012, which we refer to as the “Record Date”, at no charge, one Right for each Common Share held by such Shareholder on the Record Date. The Rights will be evidenced by Rights Certificates, and such certificates will be mailed to all Registered Shareholders that reside in any Prospectus Jurisdiction. The Subscription Agent will hold any remaining Rights Certificates as agent for the benefit of all Registered Shareholders that reside in a Non-Prospectus Jurisdiction.

Why is the Company Engaging in the Rights Offering?

The Company is engaging in the Rights Offering in connection with the financing and other transactions contemplated in the MOA (the “comprehensive financing plan”) to raise capital to advance the construction and development of the Oyu Tolgoi Project. In February 2011, the Company successfully raised $1.18 billion in its previous rights offering transaction, the proceeds of which (other than US$180 million in the aggregate), together with the proceeds from the exercise by Rio Tinto of all unexercised Series B warrants, Series C warrants and anti-dilution warrants (collectively, the “Outstanding Warrants”) issued by the Company to Rio Tinto, and the sale of Common Shares underlying the Subscription Right (as defined in the Heads of Agreement (the “HOA”) entered into between the Company and Rio Tinto on December 8, 2010) were used in 2011 to advance development and exploration of the Oyu Tolgoi Project, as described in the previous rights offering prospectus. The comprehensive financing plan is intended to:

•	provide the funding necessary for the Company to complete the phase one development of the Oyu Tolgoi Project;

•

provide a sufficient equity, interim debt and project financing base to permit the Company to reduce the Oyu Tolgoi Project’s risk profile and bring such project to commercial production and initiate phase two development;

•	strengthen the Company’s financial position; and

•	enable the Company to honour its commitment to the Government of Mongolia to continue moving the Oyu Tolgoi Project forward.

The Board of Directors has unanimously approved the Rights Offering and the Company believes that the proceeds raised by the Rights Offering, will place it in a much stronger position to fund ongoing development of the Oyu Tolgoi Project.

What is a Right?

Every 20 Rights held will entitle a Prospectus Holder or a Qualified Holder to subscribe for seven (7) Common Shares pursuant to the Basic Subscription Privilege with a Subscription Price of US$7.00 per Common Share or C$7.17 per Common Share, upon delivery of the required documents and payment of the Subscription Price and to subscribe for additional Common Shares at the Subscription Price of US$7.00 or C$7.17 per Common Share pursuant to the Additional Subscription Privilege, provided such holder’s Basic Subscription Privilege is fully exercised. Subject to any further restrictions a Participant may impose, determination of the Subscription Price currency in United States dollars or Canadian Dollars will be at the Subscriber’s sole discretion. Where the exercise of Rights would otherwise entitle a Subscriber to fractional Common Shares, the Subscriber’s entitlement will be reduced to the next lowest whole number of Common Shares. We will not issue fractional Common Shares or pay cash in lieu thereof. See “DETAILS OF THE RIGHTS OFFERING – Issue of Rights and Record Date”. Subscriptions for Common Shares will be irrevocable and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

What is the Basic Subscription Privilege?

The Basic Subscription Privilege entitles each Prospectus Holder and Qualified Holder to maintain, through the full exercise of Rights issued to such holder, such holder’s current proportionate equity interest in the Company. See “DETAILS OF THE RIGHTS OFFERING – Basic Subscription Privilege and Record Date” for a description of how to exercise the Basic Subscription Privilege.

What is the Additional Subscription Privilege?

We do not expect that all Rights will be exercised pursuant to the Basic Subscription Privilege. By extending the Additional Subscription Privilege, we are providing those holders that exercise their Basic Subscription Privilege in full with the opportunity to purchase those Common Shares that are not purchased by virtue of other holders not exercising their Basic Subscription Privilege in full. The Additional Subscription Privilege entitles you, if you fully exercise your Basic Subscription Privilege, to subscribe for Additional Common Shares at the Subscription Price. The maximum number of Additional Common Shares for which you will be able to subscribe pursuant to your Additional Subscription Privilege will be limited to your pro rata share of the total amount of Additional Common Shares available for additional subscription. If you subscribe for a greater number of Common Shares than the pro rata share available to you, then you will be allocated such lesser number of Additional Common Shares and any excess subscription payment will be returned to you. See “DETAILS OF THE RIGHTS OFFERING – Additional Subscription Privilege” for details on how to exercise the Additional Subscription Privilege.

Am I Required to Exercise Any or All of the Rights I Receive in the Rights Offering?

No. You may choose to exercise any number of your Rights (subject to such exercise being in an increment of at least three (3) Rights - See “DETAILS OF THE RIGHTS OFFERING - Rights” for more information), or you may choose not to exercise any of your Rights. If you do not exercise any of your Rights prior to the Expiry Time on the Expiry Date, such Rights will be void and of no value and will no longer be exercisable for Common Shares. You should be aware that your percentage ownership interest in the Company will be diluted to the extent that others exercise their Rights or the Standby Commitment is completed and you do not exercise your Rights. See “RISK FACTORS – Risks Related to the Rights Offering”.

What Should I do if I Receive a Rights Certificate and Want to Exercise Some of my Rights Now While Retaining the Ability to Exercise More of my Rights at a Later Point in Time But Before the Expiry Time on the Expiry Date?

If you want to exercise some but not all of the Rights represented by a Rights Certificate and retain the ability to exercise the balance of the unexercised Rights represented by a Rights Certificate, you must first complete and submit to the Subscription Agent Form 4 on the Rights Certificate in order to divide the Rights and be issued two separate Right Certificates: one certificate representing the number of Rights that you wish to exercise in the first instance (which should then be completed and delivered to the Subscription Agent), and a second certificate representing the balance of unexercised Rights available for future exercise prior to the Expiry Time on the Expiry Date. Alternatively, you may elect to dispose of the balance of the unexercised Rights prior to the Expiry Time on the Expiry Date by completing Form 3 on the Rights Certificate. See “DETAILS OF THE RIGHTS OFFERING – Sale or Transfer or Rights”.

Is There a Minimum Subscription Level in Order for the Rights Offering to be Completed?

No. The Rights Offering is not subject to any minimum subscription level.

What Happens if the Rights Offering is not Fully Subscribed for after Giving Effect to the Additional Subscription Privilege?

Under the Standby Commitment, Rio Tinto has agreed, subject to certain terms, conditions and limitations, to purchase, or cause one of its affiliates to purchase, all of the Standby Shares. See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment” and “RISK FACTORS – Risks Related to the Rights Offering”.

How Soon Must I Act to Exercise my Rights?

The Rights may be exercised from the Commencement Date until the Expiry Time on the Expiry Date. If you elect to exercise any Rights, the Subscription Agent must receive all required documents and payments from you or your broker or nominee, or the guaranteed delivery procedures described under “DETAILS OF THE RIGHTS OFFERING – Guaranteed Delivery Procedures,” must be followed, at or before the Expiry Time on the Expiry Date. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Book-Entry Form” and “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Registered Form”.

When will I Receive my Rights Certificate?

Promptly after the first business day after the Record Date, the Company will mail or caused to be mailed to each Registered Shareholder that resides in any of the Prospectus Jurisdictions a Rights Certificate evidencing the number of Rights issued to the holder thereof, together with a copy of this Prospectus. For Registered Shareholders that reside in a Non-Prospectus Jurisdiction, the Company will mail or caused to be mailed a copy of the Prospectus together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Registered Shareholders.

However, if you hold your Common Shares through a securities broker or dealer, bank or trust company or other custodian, you will not receive an actual Rights Certificate. Instead, as described in this Prospectus, you must instruct such Participant whether or not to exercise Rights on your behalf through a Beneficial Owner Election Form that such Participant has been instructed to provide to you. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Book-Entry Form”.

Will I be Able to Exercise my Rights if I Live in a Non-Prospectus Jurisdiction?

Exercise of Rights will only be accepted from holders of Rights resident in a Prospectus Jurisdiction, except where the Company determines that the subscription by a holder of Rights in a Non-Prospectus Jurisdiction is lawfully made by a Qualified Holder in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such holder is resident. Rights will be issued to Non-Prospectus Holders, but Rights Certificates will not be mailed to Non-Prospectus Holders. Registered Shareholders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, but in any event prior to 4:30 p.m. (Eastern time) on July 10, 2012, in order to satisfy the Company that such holders are Qualified Holders. From and after 9:00 a.m. (Eastern time) on July 11, 2012, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into United States dollars at the prevailing exchange rate on the date of distribution and, after deducting any expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in United States dollars to the registered Non-Prospectus Holders on a pro rata basis. See “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

May I Sell or Transfer my Rights?

The Company has received conditional approval from the TSX for the listing on the TSX of the Rights and the Common Shares issuable upon the exercise of the Rights. Similar approvals have been received from NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights. Holders of Rights that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the expense of the holder. In addition, Registered Shareholders may transfer their Rights through the Subscription Agent as described in this Prospectus. See “DETAILS OF THE RIGHTS OFFERING – Sale or Transfer of Rights”. Holders of Rights may elect to exercise only some of their Rights and dispose of the remainder of them. See “DETAILS OF THE RIGHTS OFFERING – Sale or Transfer of Rights”.

As a Registered Shareholder, How do I Exercise my Rights? What Forms and Payment are Required to Purchase the Common Shares?

If you are a Registered Shareholder and you wish to participate in the Rights Offering, you must take the following steps:

•

deliver a properly completed Rights Certificate (completed Form 1 to exercise the Basic Subscription Privilege and a completed Form 2 to exercise the Additional Subscription Privilege) to the Subscription Agent before the Expiry Time on the Expiry Date, or follow the guaranteed delivery procedures described under “DETAILS OF THE RIGHTS OFFERING – Guaranteed Delivery Procedures”; and

•

deliver payment to the Subscription Agent using the methods outlined in this Prospectus. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Registered Form – How to Complete the Rights Certificate”.

If you do not indicate the number of Rights being exercised, or do not forward the full Subscription Payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the Subscription Payment you delivered to the Subscription Agent. If the delivered Subscription Payment is greater than the amount you owe for your subscription, the Subscription Agent will return the excess amount to you by mail, without interest or deduction, promptly after the closing date of the Rights Offering (the “Closing Date”), which is anticipated to occur on or about July 26, 2012.

What Should I do if I Want to Participate in the Rights Offering, But my Common Shares are Held in the Name of a Participant?

If you hold your Common Shares in the name of a Participant, such as a securities broker or dealer, bank or trust company or other custodian, then such Participant is the record holder of the Common Shares you own. The Participant must exercise Rights on your behalf.

If you wish to participate in the Rights Offering and purchase Common Shares underlying the Rights, please promptly contact your Participant. You should receive such a form from your Participant with the other Rights Offering materials. You should complete and return to your Participant any form required by your Participant to effect the exercise of Rights, together with the applicable Subscription Payment. You should contact your Participant if you do not receive this form, but you believe you are entitled to participate in this Rights Offering. We are not responsible if you do not receive the form from your Participant or if you receive it without sufficient time to respond. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Book-Entry Form”.

When will I Receive my Common Shares?

If you exercise your Rights and subscribe for any Common Shares pursuant to this Rights Offering and you are a Registered Shareholder, we will deliver your Common Shares to you as soon as practicable after the Closing Date. We expect that such Common Shares will be delivered on or about three business days after the Closing Date. If your Common Shares are held through a Participant, the Common Shares purchased pursuant to this Rights Offering will also be held through your Participant. Please contact your Participant or other financial intermediary to determine when Common Shares purchased in the Rights Offering will be allocated to your account. See “DETAILS OF THE RIGHTS OFFERING – Common Share Certificates”.

Are There Risks Associated with Exercising my Rights?

Yes. The exercise of your Rights involves risks. Exercising your Rights means buying our Common Shares, and should be considered as carefully as you would consider any other equity investment.

You should carefully read the section entitled “RISK FACTORS” in this Prospectus, and all of the other information incorporated by reference in this Prospectus in its entirety before you decide whether to exercise your Rights.

If the Rights Offering is not Completed, will my Subscription Payment be Refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account for the benefit of Subscribers until completion of the Rights Offering. If the Rights Offering is not completed for any reason, all Subscription Payments received by the Subscription Agent will be returned promptly, without interest or deduction.

Will the Rights Trade on a Stock Exchange?

The Company has received conditional approval from the TSX for the listing on the TSX of the Rights. Similar approvals have been received from NYSE and NASDAQ to admit the Rights for trading. Listing or admittance for trading of the Rights on the TSX, NYSE and NASDAQ is subject to the Company fulfilling all of the listing requirements of each of the TSX, NYSE and NASDAQ, respectively. Provided the Company fulfills all such requirements, the Rights will be listed for trading on the TSX and admitted for trading on each of the NYSE and NASDAQ on June 14, 2012. The Rights will be listed for trading on the TSX under the symbol “IVN.RT”, and admitted for trading on the NYSE or NASDAQ under the symbols “IVN.WIRT” and “IVN.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “IVN.RT” and “IVN.R”, respectively. See “PLAN OF DISTRIBUTION”. The Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date.

During the Rights Offering, the Common Shares will continue to trade on the TSX, NYSE and NASDAQ under the symbol “IVN”.

Have any Shareholders Indicated that they Intend to Exercise Their Rights?

Rio Tinto has agreed, subject to certain terms, conditions and limitations set out in the MOA, to exercise its Basic Subscription Privilege in full and provide the Standby Commitment, whereby it will purchase the Standby Shares to the extent any Rights are not exercised pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS – Rio Tinto” and “DETAILS OF THE RIGHTS OFFERING – Standby Commitment”.

The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 101,360,738 Common Shares representing 13.67% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to the availability of financing on terms satisfactory to Mr. Friedland and an absence of any material adverse change to the Company. Mr. Robert Friedland has indicated that he is arranging financing with Citibank to facilitate his full participation in the Rights Offering. Mr. Friedland has entered into the Cash-Settled Contract with Citibank which provides: (a) a collar with reference to approximately 32,900,000 Common Shares, and (b) a put spread collar with reference to approximately 10,000,000 Common Shares, subject to certain adjustments pursuant to the Cash-Settled Contract. The Cash-Settled Contract is a separate transaction from the Rights Offering, entered into by Citibank and Mr. Friedland. See “RISK FACTORS – Risks Related to the Rights Offering – Hedging transactions in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

The Company, after reasonable inquiry, believes that certain insiders of the Company, other than Mr. Friedland and Rio Tinto, may to exercise Rights to purchase approximately 10,500 Common Shares, representing approximately 0.0004% of the Rights Offering. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS”.

How Many Common Shares will be Outstanding After the Rights Offering?

741,594,430 Common Shares are outstanding as of June 7, 2012. We expect approximately 259,558,050 Common Shares will be issued and outstanding upon completion of this Rights Offering, which does not include any Common Shares issuable pursuant to the exercise of the Company’s stock options that are currently outstanding and assumes the Rights Offering is fully subscribed for or the purchase of Standby Shares to the extent that Rights are unexercised and the number of Common Shares on the Record Date has not changed since June 7, 2012. Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus. See “CONSOLIDATED CAPITALIZATION”.

What Fees or Charges will I have to Pay if I Exercise Rights to Purchase Common Shares?

Apart from the Subscription Payment payable in connection with the exercise of your Rights, neither the Company nor the Subscription Agent is charging you any fee or sales commission to issue Rights to you or to issue Common Shares underlying exercised Rights. Notwithstanding the foregoing, payment of any service charge, commission or other fee payable (including those of brokers) in connection with the issuance, purchase, sale or transfer of Rights (other than the fees for the services to be performed by the Subscription Agent described herein) will be the responsibility of the Subscriber. Subscribers must also pay all stamp, issue, registration or other similar taxes or duties contingent upon the issue or delivery of Common Shares to or for the order of a third party. See “DETAILS OF THE RIGHTS OFFERING – Fees Payable By Subscribers”.

What are the Canadian and United States Federal Income Tax Consequences of Receiving or Exercising Rights?

You should consult your tax advisor as to the particular consequences to you of the Rights Offering. A summary of certain material Canadian and United States federal income tax consequences of receiving or exercising the Rights is contained in the sections of this Prospectus entitled “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS” and “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS”.

To Whom should I Send my Forms and Payment?

If you are a Registered Shareholder, then you should send your properly completed Rights Certificate and Subscription Payment to the Subscription Agent by hand delivery, mail or courier service to as follows:

By Mail:	P.O. Box 1036	By Hand or Courier:	320 Bay Street
	Adelaide Street Postal Station		Basement Level (B1)
	Toronto, Ontario		Toronto, Ontario
	M5C 2K4		M5H 4A6
Attention:	Corporate Restructures	Attention:	Corporate Restructures

If your Common Shares are held in the name of a Participant, then you should send a properly completed Beneficial Owner Election Form and Subscription Payment to such Participant in accordance with the instructions you receive from them.

Whom Should I Contact if I have Other Questions?

If you have any questions, you should contact the Subscription Agent, CIBC Mellon Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America), or by email at inquiries@canstockta.com. For a more complete description of the Rights Offering, see “DETAILS OF THE RIGHTS OFFERING”.

OTHER INFORMATION FOR SHAREHOLDERS

As reflected in this Prospectus, the Rights Offering is being made to all Shareholders (other than those in jurisdictions where such offering cannot be made) to allow them to acquire up to their pro rata percentage of the Common Shares issuable upon exercise of the Rights (under the Basic Subscription Privilege) and, if they so elect, Additional Common Shares (under the Additional Subscription Privilege) in respect of Rights not exercised by other Shareholders. As further reflected in this Prospectus, subject to the conditions in the MOA, Rio Tinto has agreed pursuant to the Standby Commitment to acquire the Standby Shares (being all the Common Shares offered under the Rights Offering which have not subscribed for by the other holders of Rights) at the Subscription Price.

This Prospectus (including the documents incorporated by reference into this Prospectus) includes a summary of the material risks and uncertainties which have been identified by the Company (see “RISK FACTORS”). These risks and uncertainties include, among others, that (i) resources, reserves and project values have been determined based on projected future metal prices, (ii) many elements of the infrastructure required for the Oyu Tolgoi Project (power and otherwise) have yet to be arranged and obtained/constructed, (iii) finalization of the plans for project construction and ultimate mine plan are subject to the ongoing work and such plans may ultimately be changed in ways which result in delays in commencement of commercial production and/or additional capital or operating costs and (iv) arrangements for many of the required services for the Oyu Tolgoi Project (including supply chain logistics and the transportation and refining of extracted metals) are yet to be finalized and proven effective. These and the other factors described in this Prospectus are reflective of the fact that projections and estimates of timing, revenues and costs involve subjective views and opinions of various individuals, and many factors beyond the control of the Company.

The description of the risks and uncertainties in this Prospectus and incorporated by reference in this Prospectus are focused on the adverse consequences to the Company and the market price of the Common Shares if the net effect of changes to the projections and estimates are a reduction in the value of the Oyu Tolgoi Project. Since (subject to the conditions in the MOA) the Company’s controlling shareholder is to acquire all Common Shares not subscribed for by other Rights holders, the Company notes that there are circumstances (most notably if metal prices are higher than those which were used for projections and estimates or if future exploration results in significant additional resources) in which the value of the Oyu Tolgoi Project could exceed current valuations and ultimately result in a higher market price for the Common Shares. As well, ongoing incremental progress is being made with respect to infrastructure and services arrangements, including (i) approval by the board of OT LLC and the Company, subject to Government of Mongolia approval, to proceed towards construction of a coal power facility for the Oyu Tolgoi Project; and (ii) smelting contracts having been entered into for 75% of expected volumes of production from the Oyu Tolgoi Project (with the contracts for 50% of the expected volumes providing for terms which, including renewals, would run for 10 years or more).

SUMMARY

The following is a summary of the principal features of the Rights Offering and should be read together with, and is qualified in its entirety by, the more detailed information and financial data and statements contained elsewhere or incorporated by reference in this Prospectus. Certain terms used in this summary and in this Prospectus are defined elsewhere in this Prospectus.

Issuer:	Ivanhoe Mines Ltd.

The Offering:

Rights to subscribe for an aggregate of 259,558,050 Common Shares. Each Shareholder on the Record Date will receive one Right for each Common Share held. Every 20 Rights held entitle the holder thereof to subscribe for seven (7) Common Shares at the Subscription Price.

The Rights Offering is not subject to any minimum subscription level.

Record Date:	June 19, 2012 (as at 5:00 p.m. (Eastern time)).

Commencement Date:	June 27, 2012.

Expiry Date:	July 19, 2012.

Expiry Time:	5:00 p.m. (Eastern time) on the Expiry Date. Rights not exercised at or before the Expiry Time on the Expiry Date will be void and of no value and no longer exercisable for any Common Shares.

Subscription Price:	US$7.00 per Common Share or C$7.17 per Common Share, at the election of the Subscriber but subject to any additional restrictions a Participant may impose.

Basic Subscription Privilege:

Every 20 Rights held entitle the holder thereof to subscribe for seven (7) Common Shares from the Commencement Date until the Expiry Time on the Expiry Date, upon payment of the Subscription Price. The United States dollar denominated Subscription Price was determined by negotiation between the Company and Rio Tinto concluding immediately prior to the filing of this Prospectus. The Canadian dollar denominated Subscription Price is a price equal to the Canadian dollar equivalent of the United States dollar Subscription Price based on the Noon Buying Rate on June 7, 2012. No fractional Common Shares will be issued.

Additional Subscription Privilege:

Holders of Rights that exercise in full the Basic Subscription Privilege for their Rights are also entitled to subscribe for Additional Common Shares, if any, not otherwise purchased by other holders of Rights pursuant to the Basic Subscription Privilege. The maximum number of Additional Common Shares for which a holder will be able to subscribe pursuant to the Additional Subscription Privilege will be limited to such holder’s pro rata share of the total amount of Additional Common Shares available for additional subscription. If a Subscriber is entitled to fewer Additional Common Shares then the number subscribed for, any excess Subscription Payment will be returned. See “DETAILS OF THE RIGHTS OFFERING – Additional Subscription Privilege”.

Standby Commitment:

Under the Standby Commitment, Rio Tinto has agreed to purchase, or cause an affiliate to purchase, all of the Standby Shares to the extent any Rights are unexercised by other holders of Rights. In consideration of providing the Standby Commitment, Rio Tinto will be entitled to the Standby Purchaser Fee equal to 4.0% of the aggregate gross proceeds of the Rights Offering. Based on the number of Common Shares outstanding as of June 7, 2012, the Standby Purchaser Fee will equal US$72,676,254. The Standby Commitment is subject to certain other conditions and may be terminated by Rio Tinto prior to the Expiry Time in certain circumstances. See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment” and “RISK FACTORS – Risks Related to the Rights Offering”.

Net Proceeds:

Approximately US$1,741,230,096, after deducting total expenses relating to the Rights Offering estimated at US$3,000,000, which are payable by the Company, and the Standby Purchaser Fee of US$72,676,254, assuming the exercise of all of the Rights or purchase of all of the Standby Shares in the event any Rights are unexercised. The net proceeds were calculated using the United States dollar Subscription Price, and the calculation assumes the issuance of a number of Rights based on the number of Common Shares outstanding as of June 7, 2012, the most recent practicable date prior to the date of this Prospectus.

Use of Proceeds:

The Company intends to use the net proceeds from the Rights Offering, together with the other sources of financing contemplated in the MOA’s comprehensive financing plan, to continue the development of the Oyu Tolgoi Project until the scheduled start of initial production from the open-pit mine during the second half of 2012 and to pay any amounts outstanding on the Bridge Facility (as defined herein). See “USE OF PROCEEDS”.

Rationale for the Rights Offering:

The Company is engaging in the Rights Offering as part of the comprehensive financing plan agreed to pursuant to the MOA to raise capital to advance the construction and development of the Oyu Tolgoi Project. The comprehensive financing plan is intended to:

•	provide the funding necessary for the Company to complete the phase one development of the Oyu Tolgoi Project;

•

provide a sufficient equity, interim debt and project financing base to permit the Company to reduce the Oyu Tolgoi Project’s risk profile and bring such project to commercial production and initiate phase two development;

•	strengthen the Company’s financial position; and

•	enable the Company to honour its commitment to the Government of Mongolia to continue moving the Oyu Tolgoi Project forward.

The Board of Directors unanimously approved the Rights Offering and the Company believes that the proceeds raised by the Rights Offering will place it in a much stronger position to fund ongoing development of the Oyu Tolgoi Project.

Exercise of Rights:

For each Registered Shareholder with an address of record in a Prospectus Jurisdiction, we will mail or cause to be mailed to such Registered Shareholder a Rights Certificate evidencing the number of Rights issued to the holder thereof, together with a copy of this Prospectus. In order to exercise the Basic Subscription Privilege, a Prospectus Holder or a Qualified Holder must complete and deliver Form 1 of the Rights Certificate and deliver the Subscription Payment for the Common Shares to the Subscription Agent, or follow the guaranteed delivery procedures, prior to the Expiry Time on the Expiry Date in the manner and upon the terms set out in this Prospectus. A Prospectus Holder or Qualified Holder wishing to subscribe for Additional Common Shares under the Additional Subscription Privilege must complete and deliver Form 2 of the Rights Certificate and deliver the Subscription Payment for the Additional Common Shares to the Subscription Agent, or follow the guaranteed delivery procedures, prior to the Expiry Time on the Expiry Date in a manner and upon the terms set out in this Prospectus. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Registered Form – How to Complete the Rights Certificate”.

For Common Shares held through a Participant in the book-based system administered by CDS or in the book-based system administered by DTC, a Prospectus Holder or a Qualified Holder may exercise the Rights issued in respect of such Common Shares (under either the Basic Subscription Privilege or the Additional Subscription Privilege) by: (a) instructing the Participant holding such Rights to exercise all or a specified number of such Rights pursuant to the Basic Subscription Privilege, and if desired by such holder, pursuant to the Additional Subscription Privilege; and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of this Rights Offering.

Holders that wish to exercise Rights issued in respect of Common Shares held through a Participant should contact such Participant to determine how Rights may be exercised. The entire Subscription Price for any Common Shares purchased must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time on the Expiry Date. Accordingly, Subscribers must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held In Book-Entry Form”.

If your Rights are held of record through DTC, you may exercise your Basic Subscription Privilege or your Additional Subscription Privilege through the DTC’s “PSOP” function by instructing DTC to charge your applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. If Rights are held through a DTC Participant, the holder of such Rights may not be able to exercise its Basic Subscription Privilege or Additional Subscription Privilege in Canadian dollars and such holder should contact its DTC Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents and the Subscription Payment for any Common Shares sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of the Rights. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held In Book-Entry Form – DTC”.

Subscriptions for Common Shares will be irrevocable and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

If the delivered Subscription Payment is greater than the amount you owe for your subscription, the Subscription Agent will return the excess amount to you by mail, without interest or deduction, promptly after the Closing Date, which is anticipated to occur on or about July 26, 2012. If the Rights Offering does not proceed, the Subscription Payments made pursuant to the Basic Subscription Privilege and Additional Subscription Privilege will be returned promptly to the Subscribers by the Subscription Agent without interest or deduction. See “DETAILS OF THE RIGHTS OFFERING – Basic Subscription Privilege” and “– Additional Subscription Privilege” and “– Record Date”.

Holders in Non-Prospectus Jurisdictions:

Exercise of Rights will be accepted only from holders of Rights with an address of record in a Prospectus Jurisdiction, except where the Company determines that the offering to and subscription by a Non-Prospectus Holder is lawful and made in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such Non-Prospectus Holder is resident. We refer to such Non-Prospectus Holder as a “Qualified Holder”. Registered Shareholders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, but in no event after 4:30 p.m. (Eastern time) on July 10, 2012 in order to satisfy the Company that such holders are Qualified Holders. From and after 9:00 a.m. (Eastern time) on July 11, 2012, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into United States dollars at the prevailing exchange rate on the date of distribution and, after deducting any expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in United States dollars to the registered Non-Prospectus Holders on a pro rata basis. See “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

As a condition to the purchase of any Common Shares under the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us and the Subscription Agent.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights in the Rights Offering that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus or in breach of the representation and warranty that a holder exercising its Rights is resident in a Prospectus Jurisdiction, as described herein. See “DETAILS OF THE RIGHTS OFFERING – Validity and Rejection of Subscriptions”.

Holders of Rights that reside outside of Canada or the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should read the section entitled “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

Intention of Insiders to Exercise Rights:

Rio Tinto has agreed, subject to certain terms, conditions and limitations set out in the MOA, to exercise its Basic Subscription Privilege in full and provide the Standby Commitment, pursuant to which it will purchase the Standby Shares. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS – Rio Tinto” and “DETAILS OF THE RIGHTS OFFERING – Standby Commitment”.

The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 101,360,738 Common Shares representing 13.67% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to the availability of financing on terms satisfactory to Mr. Friedland and an absence of any material adverse change to the Company. Mr. Robert Friedland has indicated that he is arranging financing with Citibank to facilitate his full participation in the Rights Offering. Mr. Friedland has entered into the Cash-Settled Contract with Citibank which provides: (a) a collar with reference to approximately 32,900,000 Common Shares, and (b) a put spread collar with reference to approximately 10,000,000 Common Shares, subject to certain adjustments pursuant to the Cash-Settled Contract. The Cash-Settled Contract is a separate transaction from the Rights Offering, entered into by Citibank and Mr. Friedland. See “RISK FACTORS – Risks Related to the Rights Offering – Hedging transactions in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

The Company, after reasonable inquiry, believes that certain insiders of the Company, other than Mr. Friedland and Rio Tinto, may exercise Rights to purchase an aggregate of approximately 10,500 Common Shares, representing approximately 0.0004% of the Rights Offering.

See “INTENTION OF INSIDERS TO EXERCISE RIGHTS”.

Listing and Trading:

The Company has received conditional approval from the TSX for the listing on the TSX of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Similar approvals have been received from the NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights and the Standby Shares. Listing or admittance for trading of the Rights, the

Common Shares issuable upon the exercise of the Rights, and the Standby Shares on the TSX, NYSE and NASDAQ is subject to fulfilling all of the listing requirements of each of the TSX, NYSE and NASDAQ, respectively. Provided the Company obtains each such approval and fulfills all such requirements, the Rights will be listed for trading on the TSX and admitted for trading on each of the NYSE and NASDAQ on June 14, 2012. The Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date.

Holders of Rights that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the expense of the holder. Holders of Rights may elect to exercise only some of their Rights and dispose of the remainder of them. The Subscription Agent will facilitate subdivisions of the Rights until 5:00 p.m. (Eastern time) on July 16, 2012, three trading days prior to the scheduled Expiry Date. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Registered Form—How to Complete the Rights Certificate – Form 3” and “– Form 4”.

The Rights will be listed for trading on the TSX under the symbol “IVN.RT”, and admitted for trading on the NYSE or NASDAQ under the symbols “IVN.WIRT” and “IVN.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “IVN.RT” and “IVN.R”, respectively. See “PLAN OF DISTRIBUTION”.

Risk Factors:

An investment in the Rights and Common Shares underlying the Rights is subject to a number of risks, including, among others, the following (all capitalized terms used below not otherwise defined are as defined herein):

Risks Related to the Rights Offering

•	A Shareholder may suffer significant dilution

•	No prior trading market for Rights

•	Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances

•	Exercises of Rights may not be revoked

•	Hedging transactions in connection with the Cash-Settled Contract may affect the trading price of our Common Shares

•	A large number of Common Shares may be issued and subsequently sold upon the exercise of Rights

•	The sale of Common Shares issued upon exercise of Rights could encourage short sales by third parties which could depress the price of the Common Shares

•	The Subscription Price is not necessarily an indication of value

•	A decline in the market price of the Common Shares may occur

•	Subscribers outside of Canada or the United States are subject to exchange rate risk

Risks Related to the Business

•	Rio Tinto, as the holder of a majority of the Company’s Common Shares and manager of the Oyu Tolgoi Project, controls the business and affairs of the Company and OT LLC

•	The actual cost of developing the Oyu Tolgoi Project may differ materially from the Company’s estimates and involve unexpected problems or delays

•	Lack of sufficient electrical power and transportation infrastructure in proximity to the Oyu Tolgoi Project could adversely affect mining feasibility

•	The Company may be limited in its ability to enforce the Investment Agreement against Mongolia, a sovereign government

•	The Investment Agreement includes a number of future covenants that may be outside of the control of the Company to complete

•	The Oyu Tolgoi Project is operated as a corporate/government joint venture and is subject to joint venture risk

•

The disclosed resource and reserve estimates for the Company’s projects disclosed in the AIF are estimates only and are subject to change based on a variety of factors, some of which are beyond the Company’s control. The Company’s actual production, revenues and capital expenditures may differ materially from these estimates.

•	Mining projects are sensitive to the volatility of metal prices

•	The Company’s ability to carry on business in Mongolia is subject to legal and political risk

•	There is no assurance that the Company will be able to complete the sale of its equity interest in SGQ pursuit to Chalco’s SGQ Takeover Bid

•

Recent and future amendments to Mongolian laws could adversely affect the Company’s mining rights in the Oyu Tolgoi Project or make it more difficult or expensive to develop the project and carry out mining

•	Under Mongolia’s Resolution 175, the Government of Mongolia may seek contribution or reimbursement from OT LLC for compensation it provides to third parties adversely affected by the Resolution

•	Changes in, or more aggressive enforcement of, laws and regulations could adversely impact the Company’s business

•

The Company is subject to substantial environmental and other regulatory requirements and such regulations are becoming more stringent. Non-compliance with such regulations, either through current or future operations or a pre-existing condition could materially adversely affect the Company

•

Previous mining operations may have caused environmental damage at the Company’s current and former mining projects, and if the Company cannot prove that such damage was caused by such prior operators, its indemnities and exemptions from liability may not be effective

•	The Company’s ability to obtain dividends or other distributions from its subsidiaries may be subject to restrictions imposed by law, foreign currency exchange regulations and financing arrangements

•	The Government of Mongolia T-Bill may remain illiquid beyond the stated maturity date

•

There can be no assurance that the interest held by the Company in its exploration, development and mining properties is free from defects or that material contractual arrangements between the Company and entities owned or controlled by foreign governments will not be unilaterally altered or revoked

•	Competition for new mining properties by larger, more established companies may prevent the Company from acquiring interests in additional properties or mining operations

•	The Company does not expect to pay dividends for the foreseeable future

•	There is no assurance that the Company will be capable of consistently producing positive cash flows

•	There is no guarantee that any exploration activity will result in commercial production of mineral deposits

•	The Company cannot insure against all of the risks associated with mining

•	The Company is exposed to risks of changing political stability and government regulation in the countries in which it operates

•	The Company’s prospects depend on its ability to attract and retain key personnel

•

Certain directors of the Company are directors or officers of, or have significant shareholdings in, other mineral resource companies and there is the potential that such directors will encounter conflicts of interest with the Company

•	Capital markets are volatile

•	The Company is subject to Anti-Corruption Legislation

•	The Company may become a passive foreign investment company, which could have adverse U.S. federal income tax consequences to United States Holders of Common Shares

•

The Company holds substantial funds in cash and cash equivalents and there is a risk that financial market turmoil or other extraordinary events could prevent the Company from obtaining timely access to such funds or result in the loss of such funds

See “RISK FACTORS” for more details on the risk factors listed above.

Subscription Agent and Depository:

CIBC Mellon Trust Company, in its role as Subscription Agent, has been appointed the agent of the Company to receive subscriptions and payments from holders of Rights, to act as depository and to perform certain services relating to the exercise and transfer of Rights.

If you have any questions, you should contact the Subscription Agent, CIBC Mellon Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America), or by email at inquiries@canstockta.com.

See “DETAILS OF THE RIGHTS OFFERING – Subscription Agent and Depository”.

KEY DATES AND TIMES OF THE RIGHTS OFFERING

Date
Date that Rights will be listed for trading on the TSX and admitted for trading on the NYSE and NASDAQ	June 14, 2012
Record Date for participation in the Rights Offering	June 19, 2012
Mailing Date of Prospectus and Rights Certificates	June 27, 2012
Commencement Date of Rights Offering	June 27, 2012
Dates of Sale of Rights of Non-Prospectus Holders by Subscription Agent	July 11, 2012
End of trading of Rights on the TSX	Close of trading (Eastern Standard Time) on July 18, 2012
End of trading of Rights on the NYSE and NASDAQ	12:00 p.m. (Eastern Standard Time) on July 19, 2012
Expiry Time and Expiry Date	5:00 p.m. (Eastern Standard Time) on July 19, 2012
Expected Closing Date of the Rights Offering	July 26, 2012

THE COMPANY

The Company was incorporated under the Company Act (British Columbia) on January 25, 1994 under the name 463212 B.C. Ltd. In February 1994, the Company changed its name to Indochina Goldfields Ltd. In March 1994, the Company increased its authorized capital from 10,000 Common Shares without par value to 100,000,000 Common Shares without par value and altered its authorized capital to create 100,000,000 preferred shares without par value (“Preferred Shares”). In February 1995, the Company was continued under the Business Corporations Act (Yukon). In July 1997, the Company increased its authorized capital to an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value. In June 1999, the Company changed its name to Ivanhoe Mines Ltd.

The Company’s head office is located at 654 – 999 Canada Place, Vancouver, British Columbia, Canada, V6C 3E1 and our registered office is located at 300 – 204 Black Street, Whitehorse, Yukon, Canada, Y1A 2M9.

The following corporate chart sets forth the name and jurisdiction of incorporation of the Company’s principal subsidiaries and the ownership interest of the Company in each of them as of the date of this Prospectus.1

1	The Company has agreed to tender its common shares in SGQ to Chalco pursuant to the Lock-up Agreement which is summarized under “THE COMPANY – Recent Developments – The Company Lock-up with Chalco”

Our Business

The Company is an international mineral exploration and development company. The Company’s principal mineral resource property is a 66% interest (which is divided between two parallel groups of subsidiaries – Ivanhoe Oyu Tolgoi (BVI) Ltd. and Oyu Tolgoi Netherlands B.V.) in the Oyu Tolgoi Project. The Oyu Tolgoi Project is located in the Aimag (province) of Omnogovi, Mongolia, approximately 550 kilometres south of the capital city of Ulaanbaatar and 80 kilometres north of the border with China. Mineralization on the property consists of porphyry style copper, gold and molybdenum contained in a linear structural trend, termed the OT Trend, with a strike length that extends over 26 kilometres. Mineral resources have been identified in a series of deposits throughout this trend, which from south to north include the Heruga deposit, the Southern Oyu Deposit group, consisting of the Southwest Oyu, South Oyu, Wedge and Central Oyu deposits, and the Hugo Dummett Deposits group, consisting of the Hugo South, Hugo North and Hugo North Extension deposits.

The Company also has two publicly traded subsidiaries: SGQ, the shares of which are listed on the TSX and The Stock Exchange of Hong Kong, which owns and operates the Ovoot Tolgoi coal project (“Ovoot Tolgoi Mine”) in Mongolia, and Ivanhoe Australia Ltd., the shares of which are listed on the Australian Stock Exchange and the TSX, and whose key projects are the Osborne copper-gold project, the Merlin molybdenum and rhenium project, and the Mount Dore polymetallic project, all of which are located in Queensland, Australia. The Company also holds interests in several other mineral resource projects in Asia, including a 50% interest in a gold exploration and development project in Kazakhstan. The Company has agreed to tender its shares in SGQ to Chalco in connection with the SGQ Takeover Bid pursuant to a Lock-up Agreement which is summarized at “The Company – Recent Developments – Company Lock-up Agreement with Chalco”.

The Company’s main focus is the development of the Oyu Tolgoi Project and the Company will continue to consider the divestment of non-core assets, provided that doing so is in the best interests of the Company.

Further particulars with respect to our business and mineral resource projects are disclosed under the headings “General Development of the Business” and “Description of the Business” in the AIF and in the other documents incorporated by reference herein.

Recent Developments

The following is a summary of material developments respecting the Company and its business since March 31, 2012.

Change in the Board of Directors

Upon execution of the MOA, Robert M. Friedland , Edward Flood, Dr. Markus Faber, David Korbin, Livia Mahler, Tracy Stevenson and Dan Westbrook (collectively, the “Incumbent Directors”) resigned as directors of the Company.

David Huberman resigned as Chair of the Board of Directors and the Board of Directors appointed Michael Gordon as the interim Chair of the Board of Directors.

On May 7, 2012 Michael Gordon, David Huberman and Robert Holland resigned from the Board of Directors and Jill Gardiner, Peter Gillin, Isabelle Hudon and David Klingner were appointed to the Board of Directors joining Peter Meredith, Andrew Harding, Dan Larsen and Kay Priestly.

On May 9, 2012 Livia Mahler was reappointed to the Board of Directors and David Klingner was appointed the Chair of the Board of Directors.

In addition, it is intended that certain new directors will be appointed to the Board of Directors following the 2012 AGM. For further information refer to the 2012 Circular, which is incorporated by reference into this Prospectus.

Change in Executive Officers

Concurrent with the execution of the MOA on April 17, 2012:

(i)

Robert Friedland (Chief Executive Officer), Tony Giardini (Chief Financial Officer), John Macken (President), Sam Riggall (Executive Vice President, Business Development and Strategic Planning) and Peter Meredith (Deputy Chairman) resigned as officers of the Company; and

(ii)	Kay Priestly (Director) was appointed as interim Chief Executive Officer of the Company and Catherine Barone (Vice-President, Finance) was appointed as interim Chief Financial Officer of the Company.

On May 1, 2012, Kay Priestly was appointed as our Chief Executive Officer and Chris Bateman was appointed as our Chief Financial Officer.

In addition, it is intended that certain new directors have been or will be appointed at certain subsidiaries of the Company, including Oyu Tolgoi LLC (“OT LLC”), Ivanhoe Australia Limited and Altynalmas Gold Ltd.

MOA with Rio Tinto

On April 17, 2012, the Company and Rio Tinto, which, together with its affiliates is the Company’s largest shareholder, entered into the MOA. On May 22, 2012, the Company and Rio Tinto agreed to amend the MOA. For more information on the MOA, see “MOA WITH RIO TINTO” below.

Lock-up Agreement with Chalco

On April 1, 2012, the Company entered into the Lock-Up Agreement with Chalco in connection with the SGQ Takeover Bid that Chalco proposes to make for up to 60%, but not less than 56%, of the common shares of SGQ at C$8.48 per share. The Lock-up Agreement provides for a “hard” lock-up covenant by the Company pursuant to which it must tender all of its SGQ common shares to the SGQ Takeover Bid, is precluded from tendering or voting any of its SGQ common shares to, or in favour of, any other acquisition proposal relating to SGQ and must vote against other acquisition proposals or actions which might prevent, delay or interfere with the successful completion of the SGQ Takeover Bid.

On April 16, 2012, SGQ announced that the Mineral Resources Authority of Mongolia (“MRAM”) requested the suspension of exploration and mining activity on certain of SGQ’s licenses, including the license pertaining to SGQ’s Ovoot Tolgoi Mine. Although the SGQ Takeover Bid is compliant with all the relevant laws and regulations of jurisdictions concerned, SGQ, the Company and Chalco were advised by the Government of Mongolia that it was considering the introduction of new foreign investment review legislation. The government subsequently passed legislation in parliament providing for regulatory review of certain foreign investments. Although no official English translation of the new legislation is available and it is possible that the legislation may be altered before it is formally published and enacted, its apparent purpose is to regulate foreign investments in certain identified strategic sectors of the Mongolian economy, including mining. If and when this legislation is formally enacted, it is expected that the SGQ Takeover Bid will be subject to the new review process that the legislation creates.

MOA WITH RIO TINTO

The Company and Rio Tinto, which, together with its affiliates is the Company’s largest shareholder, entered into the MOA on April 17, 2012 and agreed to amend the MOA on May 22, 2012. The MOA is an agreement that contemplates a comprehensive financing plan comprising a number of transactions in respect of the financing of the Oyu Tolgoi Project, the management of the Company, certain amendments to the HOA and other matters. The financing commitments made by Rio Tinto pursuant to the terms of the MOA, as detailed below, are expected to address the uncertainty that previously existed with respect to the financing of the Oyu Tolgoi Project and provide the Company with more secure access to a source of funding, thus allowing for a higher degree of funding certainty for the Oyu Tolgoi Project until it achieves commercial production. The following is a summary of the material terms of the MOA and is qualified in its entirety with reference to the MOA, which is available under the Company’s profile on SEDAR, at www.sedar.com and which has been filed as an exhibit to the Company’s registration statement on Form F-10 of which this Prospectus forms a part, and which is available on the SEC’s website at www.sec.gov.

Material Terms and Conditions of the MOA

The MOA represents the key terms of the comprehensive financing and governance plan agreed between Rio Tinto and the Company, as described below.

Rights Offering

The Company and Rio Tinto have agreed to the key terms upon which the Company will undertake the Rights Offering. These terms include:

•	the issuance of Rights sufficient to generate gross proceeds of up to US$1.8 billion;

•	the price payable by holders of Rights to acquire one Common Share being US$7.00 and the Canadian dollar equivalent thereof (based on the Noon Buying Rate on the date of this Prospectus);

•	offering the Additional Subscription Privilege to holders of Rights that have exercised their Basic Subscription Privilege in full;

•

the agreement by Rio Tinto to exercise its Basic Subscription Privilege in full and to provide the Standby Commitment, subject to certain terms, conditions and limitations set out in the MOA. See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment”; and

•	the payment of the Standby Purchaser Fee by the Company to Rio Tinto as consideration for Rio Tinto providing the Standby Commitment. See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment”.

Oyu Tolgoi Project Financing

Rio Tinto and the Company have agreed to act together diligently and in good faith to negotiate a comprehensive project financing (the “Oyu Tolgoi Project Financing”) for the Oyu Tolgoi Project acceptable to each of the Company, Rio Tinto, and the board of OT LLC, each acting reasonably, to be provided by third party lenders to OT LLC or another affiliate of the Company. The estimated total amount of the Oyu Tolgoi Project Financing is approximately US$3 billion to US$4 billion.

Provided that the Oyu Tolgoi Project Financing is made available on terms reasonably satisfactory to Rio Tinto, Rio Tinto is reasonably satisfied at the Oyu Tolgoi Project Financing closing date that the Oyu Tolgoi Project (including a power plant) is fully financed (including a reasonable provision for contingencies), and there is no event of default (or event that has occurred that, with the giving of notice or the lapse of time, or both, would constitute an event of default) under either the Interim Funding Facility (as defined in the HOA) or the Bridge Funding Agreement on the Oyu Tolgoi Project Financing closing date, a Rio Tinto affiliate (the “Rio Tinto Supporter”) will enter into a completion support agreement with the Company (the “Completion Support Agreement”), pursuant to which the Rio Tinto Supporter will agree to provide a completion support guarantee to the lenders of the Oyu Tolgoi Project Financing. As consideration for entering into the Completion Support Agreement, the Company will pay to the Rio Tinto Supporter an annual fee of 2.5% payable annually, in advance, on the amount of debt that is projected as the aggregate average of the debt that will be outstanding under the Oyu Tolgoi Project Financing at each calendar month end during the ensuing 12 month period that is subject to a debt service undertaking of the Company.

Bridge Facility

An affiliate of Rio Tinto will provide to the Company a bridge facility of US$1.5 billion (the “Bridge Facility”) to fund ongoing development of the Oyu Tolgoi Project. The Bridge Facility will be drawn down to fund ongoing Oyu Tolgoi Project expenditures if, and to the extent that, funds from the Interim Funding Facility (as defined in the HOA), an Oyu Tolgoi Project Financing or from other sources are not available in a timely manner.

The Bridge Facility will be repaid from the proceeds of the Oyu Tolgoi Project Financing unless required to be repaid earlier and will mature and be repayable in any event in May 2013 or as extended with the consent of Rio Tinto. The Bridge Facility will bear interest at a rate equal to the sum of one month LIBOR plus 500 basis points.

The Company is required to prepay the outstanding principal amount under the Bridge Facility with the entire amount of (i) the net proceeds of any placement of Common Shares, (ii) the after-tax proceeds of the sale of Non-OT

Assets (as defined in the private placement agreement dated October 18, 2006 between Ivanhoe and Rio Tinto ( the “PPA”)), and (iii) the net proceeds from this Rights Offering. Any of these prepayments may be re-advanced under the Bridge Facility, subject to compliance with the draw-down conditions.

Rio Tinto’s obligation to advance funding under the Bridge Facility is subject to a number of conditions including:

•	delivery by the Company to Rio Tinto of prescribed documentation;

•	registrations under applicable personal property security legislation having been made;

•	all material consents, waivers, permits, orders and approvals having been obtained;

•	no events or circumstances having a material adverse effect on the Company having occurred;

•	no event of default or event which, with the giving of notice or the lapse of time or both, would constitute an event of default having occurred; and

•	the Oyu Tolgoi Project Financing not having become available for drawdown.

The Company has given a series of positive and negative covenants to Rio Tinto in respect of the Bridge Facility regarding its own conduct and that of certain of its subsidiaries including, but not limited to (and subject to certain exceptions), the following:

•	no encumbrance of any of the Oyu Tolgoi Project’s assets or properties or the revenues or cash flows derived therefrom;

•	no direct or indirect transfer of the revenues or cash flows derived from the Oyu Tolgoi Project to any third party;

•	no off-take contracts or marketing contracts with respect to the Oyu Tolgoi Project unless approved by Rio Tinto;

•	no direct or indirect transfer of the whole or any part of the Oyu Tolgoi Project’s assets or properties to any third party;

•	the Company must pay or cause to be paid when due all amounts in respect of principal, interest and any other amounts owing under the Interim Funding Facility and the Bridge Facility;

•

no encumbrances on present or future assets to secure any indebtedness of the Company or of any other person, other than indebtedness created under the Bridge Facility or specifically permitted debt (including any Oyu Tolgoi Project Financing);

•	no indebtedness other than the Interim Funding Facility and the Bridge Facility or specifically permitted debt (including any Oyu Tolgoi Project Financing);

•	the Company and its material subsidiaries must comply with applicable law;

•

the Company must observe and perform all material obligations, covenants, terms and conditions under any material contract, mortgage, debenture, indenture, lease, licence, agreement or other instrument;

•	the Company must maintain insurance; and

•

the Company and its material subsidiaries may not amend constitutional documents, enter into a merger, amalgamation or arrangement or effect an acquisition with a value in excess of US$5 million, propose a material reorganization, liquidation or dissolution or enter into any transaction whereby all or substantially all of the assets, property, effects or undertaking of the Company or any material subsidiary would become the property of any other person.

The following is a summary of certain material events of default under the Bridge Facility and the Interim Funding Facility:

•	the Company fails to pay when due any amount payable by it under the Bridge Facility or the Interim Funding Facility;

•

the Company or any of its subsidiaries breaches or fails to perform or observe, in any material respect, any obligation, covenant or provision contained in any agreement between the Company or any of its subsidiaries and Rio Tinto or any of its affiliates;

•	a change of control of the Company occurs, other than a change of control in favour of Rio Tinto;

•	any representation or warranty made or given by the Company or any of its subsidiaries under certain documents to which one or more of them is a party is materially inaccurate or misleading;

•	third party indebtedness exceeding certain thresholds is not paid when due or is accelerated or otherwise becomes due and payable;

•

any certain specified insolvency events occur in respect of the Company or any of its subsidiaries through which the Company beneficially owns, directly or indirectly, any interest in OT LLC, the Oyu Tolgoi Project or any mineral resource situated in Mongolia;

•

any material agreement to which the Company or any of its subsidiaries and Rio Tinto or any of its affiliates are parties is or becomes void or unenforceable against the Company or any of such subsidiaries or is terminated or repudiated;

•	expropriation, nationalization or seizure of any material assets in respect of the Oyu Tolgoi Project;

•

occurrence of any declared or undeclared war, civil war, riot, insurrection, sabotage or similar event which makes performance of contractual obligations under material agreements impracticable or unreasonably hazardous or causes destruction or physical damage to the Oyu Tolgoi Project facilities that renders their continued construction or operation impracticable;

•

any litigation, arbitration or administrative proceeding against the Company or a material subsidiary reasonably likely to have an adverse outcome and such outcome would be reasonably expected to have a material adverse effect on the Company;

•

de-listing or suspension of trading of the Common Shares from the TSX, the NYSE or the NASDAQ for more than five days or the Company ceasing to be a “reporting issuer” in a province of Canada, unless consented to by Rio Tinto; or

•	in the opinion of Rio Tinto, acting reasonably, an event occurs that has, or is likely to have, a material adverse effect on the Company.

A front end fee of US$15 million was paid on May 24, 2012 by the Company to the affiliate of Rio Tinto providing the Bridge Facility.

Board of Directors

Upon execution of the MOA, it was agreed that the Board of Directors would be reduced from 14 to 13 directors and the quorum required for the transaction of business at a meeting of the Board of Directors was fixed as a majority of the number of directors elected or appointed and in office immediately before the applicable meeting.

Upon execution of the MOA, the Incumbent Directors resigned as directors of the Company.

David Huberman resigned as Chair of the Board of Directors and the Board of Directors appointed Michael Gordon as the interim Chair of the Board of Directors.

The Charter of the Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors was amended to provide that (i) a majority of the members of the Governance Committee must be independent and (ii) no member of the Governance Committee may be an officer of the Company.

On May 7, 2012 Michael Gordon, David Huberman and Robert Holland resigned from the Board of Directors and Jill Gardiner, Peter Gillin, Isabelle Hudon and David Klingner were appointed to the Board of Directors joining Peter Meredith, Andrew Harding, Dan Larsen and Kay Priestly.

On May 9, 2012 Livia Mahler was reappointed to the Board of Directors and David Klingner was appointed the Chair of the Board of Directors.

As described in the 2012 Circular, a further two directors have been nominated by Rio Tinto for appointment at the 2012 AGM, with an additional two directors expected to be appointed as directors of the Company at the first meeting of the Board of Directors held after July 24, 2012.

In addition to the foregoing, the MOA provided for the following matters in relation to the Board of Directors:

•	The Office of the Chairman was abolished;

•	The Board of Directors repealed the requirement that directors of the Company hold Common Shares;

•	Rio Tinto, each of the Incumbent Directors and each of the directors other than the Incumbent Directors (the “Remaining Directors”) gave a mutual release from liability to one another; and

•	The Company, each of the Incumbent Directors and each of the Remaining Directors gave a mutual release from liability to one another.

Senior Management

Upon execution of the MOA, Robert Friedland (Chief Executive Officer), Tony Giardini (Chief Financial Officer), John Macken (President) Sam Riggall (Executive Vice President, Business Development and Strategic Planning) and Peter Meredith (Deputy Chairman) (each an “Incumbent Senior Officer” and collectively “Incumbent Senior Management”) resigned from their respective offices with the Company and from all offices (including directorships) with each of the Company’s subsidiaries.

Concurrent with the execution of the MOA, the Company and Robert Friedland entered into a separation agreement (the “Friedland Separation Agreement”) to govern the respective rights and obligations of the Company and Mr. Friedland following his resignation as a director and officer of the Company. The Friedland Separation Agreement covers various matters, including confidentiality, non-competition, non-solicitation, mutual releases of liability among the Company, Rio Tinto and Mr. Friedland and Company director nomination rights. Concurrent with the execution of the MOA, the Company and certain entities controlled by Mr. Friedland entered into a series of agreements (the “Cost Sharing Termination Agreements”) providing for the termination of certain cost sharing arrangements for the use of office space, furnishings, equipment and communications facilities in London, Singapore and Beijing, for the provision of aircraft services and for the cost of employing administrative and non-executive management personnel.

Each of the Incumbent Senior Officers entered into mutual release agreements with Rio Tinto and the Company (other than Mr. Friedland, with whom Rio Tinto and the Company exchanged mutual releases from liability in accordance with the terms of the Friedland Separation Agreement).

Kay Priestly and Chris Bateman were subsequently appointed as Chief Executive Officer and Chief Financial Officer of the Company, respectively.

Oyu Tolgoi Exploration Activities

The OT Exploration Agreement (as defined in the HOA) has been terminated and all rights and responsibilities for conducting exploration activities in respect of the Oyu Tolgoi Project are now held by the Rio Tinto affiliate that serves as the Manager of the Oyu Tolgoi Project.

Series D Warrants

The Company issued Rio Tinto share purchase warrants (the “Series D Warrants”) exercisable to purchase an additional 55 million Common Shares. Each Series D Warrant is exercisable to purchase one Common Share at any time until May 22, 2015 (the “Series D Expiry Date”) at a price of (i) prior to the Closing Date, US$10.84, and (ii) after the Closing Date, the median (rounded to the nearest cent) of the NRO Exercise Price (as defined below) and US$8.89, being the US dollar volume weighted average price of a Common Share on the NYSE over the five (5) trading days immediately before May 22, 2012.

The “NRO Exercise Price” is defined in the MOA as the price obtained by multiplying US$12.79 by a fraction (i) the numerator of which is the aggregate of (A) the number of Common Shares outstanding as of the Record Date and (B) a number determined by dividing the product of the Subscription Price and the number of Common Shares subscribed for or purchased under the Rights Offering and, if applicable, the Standby Commitment by the volume weighted average trading price per Common Share at which the Common Shares have traded on the NYSE for the twenty (20) consecutive trading days before the Record Date, and (ii) the denominator of which is the number of Common Shares outstanding immediately after the completion of the Rights Offering and, if applicable, the Standby Commitment on the Closing Date. In no event will the NRO Exercise Price be lower than US$8.89.

Anti-Dilution Series D Warrants

If, at any time on or before the Series D Expiry Date, the Company issues Common Shares in connection with a rights offering (other than the Rights Offering) (a “Future Rights Offering”), Rio Tinto will be entitled to receive at such time, for no additional consideration, a number of additional share purchase warrants (the “Anti-Dilution Series D Warrants”) that would result in Rio Tinto having the right to acquire, pursuant to the exercise of such Anti-Dilution Series D Warrants and all then outstanding Series D Warrants and any previously issued Anti-Dilution Series D Warrants beneficially owned by Rio Tinto or any of its affiliates, a number of Common Shares that, upon issuance, would represent the same percentage of the outstanding Common Shares that Rio Tinto and its affiliates would have beneficially owned if all of the then outstanding Series D Warrants and any previously issued Anti-Dilution Series D Warrants beneficially owned by Rio Tinto or its affiliates had been fully exercised immediately before the record date of such Future Rights Offering. The Anti-Dilution Series D Warrants will have the same terms and attributes as the Series D Warrants except that the initial exercise price of the Anti-Dilution Series D Warrants will be equal to the greater of (i) the US dollar issue price per Common Share under the Future Rights Offering and (ii) the US dollar equivalent (determined using the Noon Buying Rate and rounded to the nearest cent) of the market price (determined in accordance with the TSX Company Manual) per Common Share on the NYSE-trading day immediately preceding the date of the final prospectus or circular for the applicable Future Rights Offering. The Anti-Dilution Series D Warrants shall be non-transferable except that all or part of the Anti-Dilution Series D Warrants may be assigned by Rio Tinto or its affiliates among each other.

Anti-Dilution Subscription Right

For the subscription price of C$1,000, Rio Tinto was issued the right (the “Anti-Dilution Subscription Right”) to subscribe from time to time for Common Shares in respect of any dilution of Rio Tinto’s equity ownership position as a result of the issuance of Common Shares pursuant to incentive stock options (i) that were exercised prior to the date of the MOA, or (ii) that remain outstanding and are exercised after the date of the MOA. The Anti-Dilution Subscription Right will remain exercisable until the 20th business day following receipt of notice by Rio Tinto that the last such outstanding incentive stock option has been exercised or expired. The subscription price per Common Share under the Anti-Dilution Subscription Right will be the volume weighted average price of a Common Share on the TSX during the five (5) trading days immediately before the applicable date of exercise. The Anti-Dilution Subscription Right may only be exercised to purchase up to a maximum of 19 million Common Shares, subject to adjustment pursuant to the terms of the Anti-Dilution Subscription Right. See “DESCRIPTION OF SHARE CAPITAL – Options to Purchase Common Shares”.

Name Change

At the 2012 AGM, the Company will propose, and recommend that Shareholders approve, a resolution to effect the change of the Company’s name from “Ivanhoe Mines Ltd.” to “Turquoise Hill Resources Ltd.”.

Purpose and Business Reasons

The paramount objective of the Board of Directors and the Incumbent Senior Management over the course of the months preceding the execution of the MOA was to develop a comprehensive and achievable financing plan to ensure that the timely development of the Oyu Tolgoi Project remains ongoing and on schedule. In furtherance of this objective, the Board of Directors formed a special committee of independent directors (the “Special Financing Committee”), whose mandate was to review and assess a range of possible alternatives for securing the funding necessary to implement a comprehensive and achievable financing plan. The Special Financing Committee held 14 meetings during the period from December 2011 to March 2012 and received a series of presentations from management and the Company’s independent financial and legal advisors outlining each alternative and its potential advantages and disadvantages. One such alternative was a proposal from Rio Tinto contemplating the essential elements and concepts that were ultimately reflected in the MOA and it was this proposal that the Special Financing Committee concluded was in the best interests of the Company and recommended that the Board of Directors authorize the Incumbent Senior Management to pursue.

The MOA evidences Rio Tinto’s support for a series of funding measures that, along with third party project financing currently under negotiation, are expected to cover all projected capital requirements for the Oyu Tolgoi

Project to bring the project into commercial production. The financing commitments made by Rio Tinto pursuant to the terms of the MOA, to provide the Standby Commitment in respect of the Rights Offering, to make available the Bridge Facility and to provide a completion support guarantee to the lenders of the Oyu Tolgoi Project Financing (subject to certain prior conditions previously described) build upon the financial support that Rio Tinto has previously provided under the terms of the PPA and the HOA and provide certainty with respect to how the Oyu Tolgoi Project is expected to be financed and brought into commercial production.

Anticipated Effect of the Transaction

The comprehensive financing plan contemplated by the MOA is expected to support:

•	the scheduled start of initial production from the open-pit mine during the second half of 2012;

•

the ramp-up to commercial production during the first half of 2013 as part of the Oyu Tolgoi Project’s first phase of development (including operation of the open-pit mine and a 100,000-tonne-per-day nameplate-capacity concentrator, infrastructure and a US$900 million investment in underground development in preparation for phase two);

•

part of the construction of a dedicated, coal-fired electrical power plant in Mongolia to the extent permitted under any project financing for the Oyu Tolgoi Project. The Company’s investment agreement (the “Investment Agreement”) with the Government of Mongolia requires the Oyu Tolgoi Project to source all of its power requirements from within Mongolia within four years of the start of commercial production. It is expected that the Oyu Tolgoi Project will use power imported from China during its initial years of operation; and

•

part of the continuing development of the Oyu Tolgoi Project’s second phase of development (which contemplates expansion of the concentrator’s nameplate capacity to 160,000 tonnes per day and the start of production of high-grade ore from the Hugo Dummett underground block-cave mine in 2016), for which formal commitments have not yet been made by the Company, Rio Tinto or OT LLC.

Since 2006, when the Company and Rio Tinto entered into the PPA, Rio Tinto’s ability to influence the key decisions involved in the development of the Oyu Tolgoi Project has incrementally increased, initially at the level of the Technical Committee established under the PPA, and later through the RT/IVN Operating Committee established under the HOA and its assumption of management control of the Oyu Tolgoi Project.

In January 2012, following the expiry of the PPA’s standstill restrictions, Rio Tinto acquired sufficient additional Common Shares to bring its holdings to 51% of the outstanding Common Shares. Thus, the corporate governance and management changes related to the Company contemplated by the MOA are intended to represent an orderly transition reflecting Rio Tinto’s position as the Company’s controlling shareholder.

In keeping with the corporate governance structure envisaged by the HOA, a majority of the proposed, 13-person Board of Directors will be independent directors until at least the earlier of January 18, 2014, or the date on which the Company ceases to be a reporting issuer under Canadian securities laws. Until such earlier date, two directors, of which at least one must be an independent director, may be nominated by Robert Friedland provided that he continues to own at least 10% of the outstanding Common Shares.

Board of Directors Approval of the MOA

The Board of Directors met on April 16 and 17, 2012 to review and consider the proposed terms of the MOA. Andrew Harding, Daniel Larsen and Kay Priestly declared their interests as employees of the Rio Tinto Group. Robert Friedland declared his interest in the Friedland Separation Agreement and the Cost Sharing Termination Agreements. Each of Mr. Harding, Mr. Larsen and Ms. Priestly advised the Board of Directors that he or she would abstain from any vote with respect to matters relating to the approval of the MOA. Mr. Friedland advised the Board of Directors that he would abstain from any vote with respect to matters relating specifically to the approval of the Friedland Separation Agreement and the Cost Sharing Termination Agreements.

The Board of Directors noted that, under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the transactions contemplated by the MOA are “related party transactions” insofar as Rio Tinto is, by reason of its shareholding in the Company, a related party of the Company. Under MI 61-101, related party transactions are, with certain limited exceptions, subject to formal valuation and minority approval requirements unless exemptions from those requirements are available.

The Board of Directors concluded that the Bridge Facility is not subject to the formal valuation requirement and is exempt from the minority approval requirement of MI 61-101 on the basis that the terms and conditions of the Bridge Facility are reasonable commercial terms that are not less advantageous to the Company than if the Bridge Facility was obtained from a person dealing at arm’s length with the Company.

The Board of Directors also concluded that all of the transactions contemplated by the MOA, other than the Bridge Facility and the Rights Offering (which is not a transaction to which the formal valuation and minority approval requirements of MI 61-101 apply) (the “Other MOA Transactions”) are exempt from the formal valuation and minority approval requirements of MI 61-101 based on a good faith determination by the Board of Directors that the aggregate fair market value of all such Other MOA Transactions does not exceed 25% of the Company’s market capitalization as of March 31, 2012.

The Board of Directors further deliberated upon the advantages and disadvantages to the Company of the transactions contemplated by the MOA and concluded that entering into the MOA was in the best interests of the Company. Accordingly, the Board of Directors voted unanimously to approve the MOA.

Following the execution of the MOA, the Company and Rio Tinto agreed to amend certain terms of the MOA to address conditions of regulatory approval and more closely align the terms of the Rights Offering with current market conditions. In order to finalize these amendments to the MOA (the “MOA Amendments”), the Board of Directors authorized those directors independent of Rio Tinto (the “Independent Directors”) to supervise the negotiation of these amendments. Following negotiations of the MOA Amendments, on May 22, 2012, such agreement was presented to the Board of Directors for their consideration based on the recommendation from the Independent Directors that the MOA Amendments be approved. In reaching their recommendation, the Independent Directors sought and received legal and financial advice from advisors independent of Rio Tinto. The Board of Directors considered the form of the MOA Amendments and concluded it was in the best interest of the Company and, as a result, approved the MOA Amendments.

INTENTION OF INSIDERS TO EXERCISE RIGHTS

Rio Tinto

Pursuant to the MOA, Rio Tinto, which together with its affiliates is the Company’s largest shareholder holding 377,397,658 Common Shares representing 50.9% of the issued and outstanding Common Shares has agreed, subject to certain terms, conditions and limitations set out in the MOA, to exercise its Basic Subscription Privilege in full and to purchase the Standby Shares pursuant to the Standby Commitment. Specifically, Rio Tinto’s obligation to exercise its Basic Subscription Privilege is subject to all of the conditions applicable to the Standby Commitment described on pages 28 and 29 of this Prospectus, other than the Price Condition (as defined on page 28 of this Prospectus). See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment” and “RISK FACTORS – Risks Related to the Rights Offering”.

Other Insiders

The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 101,360,738 Common Shares representing 13.67% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to the availability of financing on terms satisfactory to Mr. Friedland and an absence of any material adverse change to the Company to purchase approximately 35,476,258 Common Shares, representing 13.67% of the Rights Offering. Mr. Robert Friedland has indicated that he is arranging financing with Citibank to facilitate his full participation in the Rights Offering. Mr. Friedland has entered into the Cash-Settled Contract with Citibank which provides: (a) a collar with reference to approximately 32,900,000 Common Shares, and (b) a put spread collar with reference to approximately 10,000,000 Common Shares, subject to certain adjustments pursuant to the Cash-Settled Contract. The Cash-Settled Contract is a separate transaction from the Rights

Offering, entered into by Citibank and Mr. Friedland. See “RISK FACTORS – Risks Related to the Rights Offering – Hedging transactions in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

The Company, after reasonable inquiry, believes that certain insiders and others, other than Rio Tinto and Mr. Friedland, may exercise Rights to purchase approximately 10,500 Common Shares, representing approximately 0.0004% of the Rights Offering.

If no holder of Rights other than Rio Tinto and Mr. Friedland and his related entities purchase Common Shares under the Rights Offering then, following completion of the Rights Offering, if Rio Tinto and Mr. Friedland and his related entities fully exercise their respective Basic Subscription Privilege and further purchased the maximum amount of Common Shares under their respective Additional Subscription Privilege, Rio Tinto would own 582,003,156 Common Shares, representing 58.1% of the issued and outstanding Common Shares (excluding the issue of any Common Shares upon the exercise of any Series D Warrants or the Anti-Dilution Subscription Right) and Mr. Friedland would own 156,313,289 Common Shares, representing approximately 15.6% of the issued and outstanding Common Shares.

The information as to the intentions of our insiders is not within our knowledge and has been furnished by the respective insiders. No assurance can be given by us that the respective insiders will subscribe for Common Shares in the amounts set out above or at all.

RATIONALE FOR THE RIGHTS OFFERING

The Company is engaging in the Rights Offering in connection with the comprehensive financing plan agreed pursuant to the MOA to raise capital to advance the construction and development of the Oyu Tolgoi Project. In February 2011, the Company successfully raised $1.18 billion in its previous rights offering transaction, the proceeds of which (other than US$180 million in the aggregate), together with the proceeds from the exercise of the Outstanding Warrants (as defined in the HOA) and the sale of Common Shares underlying the Subscription Right (as defined in the HOA) were used in 2011 to advance development and exploration of the Oyu Tolgoi Project, as described in the previous rights offering prospectus. The comprehensive financing plan is intended to:

•	provide the funding necessary for the Company to complete the phase one development of the Oyu Tolgoi Project;

•

provide a sufficient equity, interim debt and project financing base to permit the Company to reduce the Oyu Tolgoi Project’s risk profile and bring such project to commercial production and initiate phase two development;

•	strengthen the Company’s financial position; and

•	enable the Company to honour its commitment to the Government of Mongolia to continue moving the Oyu Tolgoi Project forward.

The Board of Directors has unanimously approved the MOA, including the Rights Offering and the Company believes that the proceeds raised by the Rights Offering will place it in a much stronger position to fund ongoing development of the Oyu Tolgoi Project.

USE OF PROCEEDS

The Company is in the process of developing the Oyu Tolgoi Project and, with limited sources of operating revenue, is dependent upon equity and/or debt financing to maintain its current operations and the development of the Oyu Tolgoi Project. Accordingly, the Company had a negative operating cash flow for the year ended December 31, 2011 of $371.7 million and the interim quarter ended March 31, 2012 of $113.3 million. The Company anticipates that negative operating cash flows will continue as long as it remains in the development stage.

The net proceeds from the issuance of the Common Shares under the Rights Offering are expected to be approximately US$1,741,230,096, after deducting expenses relating to the Rights Offering, estimated at US$75,676,254, which are payable by the Company, and Standby Purchaser Fee, assuming the exercise of all of the Rights or issuance of the Standby Shares to the extent any Rights are unexercised. The net proceeds were calculated using the United States dollar Subscription Price, and the calculation assumes the issuance of a number of Rights based on the number of Common Shares outstanding as of June 7, 2012. Actual proceeds received by the Company will vary depending on the relative amounts of Subscription Payments received by the Company in United States dollars and Canadian dollars and upon the exchange rate between United States dollars and Canadian dollars, as well as the actual number of Common Shares outstanding on the Record Date.

If, and to the extent that, the Company has drawn down any funds under the Bridge Facility that remain outstanding upon the completion of the Rights Offering, the Company is obliged under the terms of the MOA to use the proceeds of the Rights Offering to fully repay any such outstanding amount although any such amount so repaid may be re-drawn. Following such repayment, if any, the Company plans to use the above-described sources of financing to continue the development of the Oyu Tolgoi Project until the scheduled start of initial production from the open-pit mine during the second half of 2012.

In accordance with the terms of the MOA, the Company and Rio Tinto will work together to secure Oyu Tolgoi Project Financing in an amount estimated between US$3 and US$4 billion from third party project financing lenders. Pending receipt of Oyu Tolgoi Project Financing, the Company plans to continue using the above-described sources of financing, including the Bridge Facility, to fund the additional expenditures necessary for the ramp-up to commercial production during the first half of 2013 as part of the Oyu Tolgoi Project’s first phase of development (including operation of the open-pit mine and a 100,000-tonne-per-day nameplate-capacity concentrator, infrastructure and a US$900 million investment in underground development in preparation for phase two).

If and when OT Project Financing is obtained, the Company will be required to repay all amounts then outstanding under the Interim Funding Facility and the Bridge Facility whereupon the Interim Funding Facility and the Bridge Facility will be cancelled. Any remaining funds available under the OT Project Financing are intended to be used to fund the expenditures necessary to construct a dedicated, coal-fired electrical power plant in Mongolia and the expenditures necessary to implement the OT Project’s second phase of development (which contemplates expansion of the concentrator’s nameplate capacity to 160,000 tonnes per day and the start of production of high-grade ore from the Hugo Dummett underground block-cave mine in 2016). There is no assurance at this time that the Company will be able to raise such financing in the future or on commercially reasonable terms.

DETAILS OF THE RIGHTS OFFERING

Basic Subscription Privilege and Record Date

All Shareholders as at 5:00 p.m. (Eastern time) on the Record Date of June 19, 2012 will be issued Rights to subscribe for Common Shares pursuant to the Rights Offering. A Shareholder is entitled to receive one Right for each Common Share held.

Only a Prospectus Holder or a Qualified Holder may exercise Rights. For every 20 Rights held, a Prospectus Holder or a Qualified Holder will be entitled under the Basic Subscription Privilege to subscribe for seven (7) Common Shares from the Commencement Date until the Expiry Time on the Expiry Date, at the Subscription Price. Holders of Rights who exercise their Basic Subscription Privilege in full are also entitled to subscribe for the Additional Common Shares, if any, that are not otherwise subscribed for by other holders of Rights under the Rights Offering, prior to the Expiry Time on the Expiry Date pursuant to the Additional Subscription Privilege.

If the Rights Offering does not proceed, the Subscription Payments made pursuant to the Basic Subscription Privilege and Additional Subscription Privilege will be returned promptly to the Subscribers by the Subscription Agent without interest or deduction.

Holders of Rights that elect to purchase Common Shares in this Rights Offering must act promptly to ensure that the entire Subscription Payment for any Rights exercised is paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office, or the guaranteed delivery procedures must be followed, prior to the

Expiry Time on the Expiry Date. Accordingly, Subscribers that hold through a Participant must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment. If a Prospectus Holder or a Qualified Holder fails to complete and sign the required subscription forms, sends an incorrect Subscription Payment, or otherwise fails to follow the subscription procedures that apply to the exercise of Rights by the holder, the Subscription Agent may, depending on the circumstances, reject the subscription or accept it only to the extent of the payment received.

Neither the Company nor the Subscription Agent undertakes to Subscribers that it will, or will attempt to, correct an incomplete or incorrect subscription form or payment. The Company has the sole discretion to determine whether an exercise of Rights properly follows the subscription procedures. Rights not exercised by the Expiry Time on the Expiry Date will be void and of no value and no longer exercisable for Common Shares.

Additional Subscription Privilege

Any holder of a Rights Certificate who exercises in full the Basic Subscription Privilege in respect of that Rights Certificate (and all other Rights Certificates held by such holder) is entitled to subscribe for Additional Common Shares at the Subscription Price subject to allotment and certain limitations described below. The Additional Common Shares will be those, if any, that have not been subscribed for and paid for under the Basic Subscription Privilege.

To exercise the Additional Subscription Privilege, any holder of a Rights Certificate who completes Form 1 for the maximum number of Common Shares that can be subscribed for under the Basic Subscription Privilege with the number of Rights evidenced by that Rights Certificate must also complete Form 2 and specify the number of Additional Common Shares for which the holder desires to subscribe. The maximum number of Additional Common Shares to which a holder will be entitled pursuant to the Additional Subscription Privilege will be limited to such holder’s pro rata share of the total amount of Additional Common Shares available for additional subscription. If a holder subscribes for a greater number of Common Shares than the pro rata share available, the holder will be allocated such lesser number of Additional Common Shares and any excess Subscription Payment will be returned to the holder without interest or deduction. The completion of Form 2 constitutes a binding commitment to subscribe for the number of Additional Common Shares specified. The aggregate Subscription Price for Additional Common Shares must accompany the Rights Certificate when it is delivered to the Subscription Agent, and is payable in either United States or Canadian funds in accordance with the applicable Subscription Price by wire transfer, certified cheque, bank draft or money order payable to the order of “CIBC Mellon Trust Company”. Under the terms of the MOA, the Subscription Price for any Common Shares subscribed for by Rio Tinto or any of its affiliates under the Additional Subscription Privilege will be payable on, and will not be required to be delivered prior to, the Closing Date.

Funds for the Additional Common Shares will be placed in a segregated non-interest bearing account pending allocation of the Additional Common Shares in the manner contemplated herein, and any funds in excess of the Subscription Price of the Additional Common Shares so allocated will be returned by mail, without interest or deduction. If there are sufficient Additional Common Shares to satisfy all subscriptions made by Subscribers pursuant to the Additional Subscription Privilege, each such Subscriber will be allotted the number of Additional Common Shares for which he or she has subscribed.

Each Subscriber who exercises the Basic Subscription Privilege in full and who exercises the Additional Subscription Privilege will be entitled to receive the number of Additional Common Shares that is the lesser of:

(a)	the number of Additional Common Shares subscribed for by the Subscriber under the Additional Subscription Privilege; and

(b)

the number of Additional Common Shares (disregarding fractions) obtained by (i) multiplying the total number of Common Shares not subscribed for under the Basic Subscription Privilege by the number of Rights exercised by such Subscriber under the Basic Subscription Privilege, and (ii) dividing the product by the aggregate number of Rights exercised under the Basic Subscription Privilege by all Subscribers who exercise the Additional Subscription Privilege.

If any holder has subscribed for fewer Additional Common Shares than the number resulting from the application of the formula in (b) above, the excess Additional Common Shares will be allocated in the manner described above among the holders who were allocated fewer Additional Common Shares than they subscribed for.

As soon as practicable after the Expiry Date, the Subscription Agent will send to each Subscriber who has exercised the Additional Subscription Privilege a certificate evidencing the number of Additional Common Shares allocated to such Subscriber and will return to the Subscriber any excess funds paid, without interest or deduction.

Standby Commitment

Pursuant to the Standby Commitment in the MOA, Rio Tinto has agreed to purchase or cause an affiliate to purchase, subject to certain terms, conditions and limitations contained within the MOA, and the Company has agreed to issue, the Standby Shares, to the extent applicable, at the Subscription Price on the Closing Date. In consideration of Rio Tinto’s commitment to purchase the Standby Shares pursuant to the Standby Commitment, the Company has agreed to pay Rio Tinto the Standby Purchaser Fee in an amount equal to 4% of the aggregate gross proceeds of the Rights Offering. See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment” and “RISK FACTORS – Risks Related to the Rights Offering”.

As described in greater detail under “MOA WITH RIO TINTO” above, the Rights Offering represents one component of an integrated comprehensive financing plan negotiated at arm’s-length by the Independent Directors of the Company following an exhaustive process. The compensation that the Company has contracted to pay to Rio Tinto for its support of the comprehensive financing plan, including the Standby Commitment Fee, is intended to reflect the significant level of support extended by Rio Tinto to the Company, the material risks and uncertainties borne by Rio Tinto, the possibility that Rio Tinto will be required to deliver on its Standby Commitment, having regard to the Company’s critical funding requirements, and the fact that the comprehensive financing plan is intended to provide future financial security to the Company in currently contemplated circumstances.

In their consideration of the Standby Commitment Fee, the Independent Directors of the Company determined that the terms thereof were no less advantageous than those which it may have been able to negotiate with third parties and concluded that the Standby Commitment Fee represented appropriate compensation for Rio Tinto in the circumstances.

The obligations of Rio Tinto to provide the Standby Commitment under the MOA are subject to satisfaction or waiver by Rio Tinto of the following conditions as of the Closing Date:

•

there will be no claims, litigation, inquiries, investigations (whether formal or informal) or other proceedings, including appeals and applications for review, in progress, or pending, commenced or threatened, by any person or governmental authority or the TSX, NYSE or NASDAQ, or orders or decisions issued by any governmental authority or the TSX, NYSE or NASDAQ, any of which (i) suspends or ceases trading in any of the Company’s securities or operates to prevent or restrict the lawful distribution of any such securities; or (ii) restricts or enjoins any of the transactions contemplated by the MOA;

•

all necessary approvals, orders, rulings and consents of all relevant securities regulatory authorities and other governmental authorities required in connection with the Rights Offering and the other transactions contemplated by the MOA will have been obtained;

•

each of the TSX, NYSE and NASDAQ will have approved the listing of the securities issuable in connection with the Rights Offering and the Common Shares issuable in connection with the MOA, subject only to the filing of customary documents with the TSX, NYSE and NASDAQ, as applicable;

•	neither any Rights nor any Common Shares will have been de-listed or suspended or halted from trading for a period greater than one business day at any time prior to the Closing Date;

•

the representations and warranties of the Company contained in the MOA will be true and correct in all material respects as of the Closing Date with the same force and effect as if made as at the Closing Date after giving effect to the Rights Offering and the other transactions contemplated by the MOA;

•	the Company will have complied in all material respects with its covenants contained in the MOA;

•

Rio Tinto will have received favourable legal opinions dated the date of the final prospectus with respect to the Rights Offering from Canadian and U.S. counsel to the Company in form and substance satisfactory to Rio Tinto, acting reasonably, with respect to the Common Shares issued upon the exercise of the Rights and the Standby Shares;

•	the price of a Common Share on the NYSE will have been not less than the Subscription Price at any time on or after the fifth business day before the Expiry Date (the “Price Condition”);

•

no catastrophe of national or international consequence or any change in law or other occurrence of any nature whatsoever will have occurred at any time prior to the Closing Date which, in the reasonable opinion of Rio Tinto, seriously adversely affects, or would reasonably be expected to seriously adversely affect, the financial markets in Canada or the United States;

•

no “Material Adverse Change” (as defined in the MOA) will have occurred at any time prior to the Closing Date (Material Adverse Change is defined in the MOA to mean a change, development, event or occurrence with respect to the business, condition (financial or otherwise), properties, assets, liabilities, operations or results of operations of the Company and its subsidiaries, on a consolidated basis, that is, or would reasonably be expected to be, material and adverse to the Company and its subsidiaries, on a consolidated basis, other than a change primarily resulting from: (i) general political, economic or financial conditions outside of Mongolia or China; (ii) the state of securities markets; (iii) the mining industry in general; (iv) any change in the market price of the Common Shares or trading volume of the Common Shares; (v) the announcement or pendency of the Rights Offering and the transactions contemplated by this Agreement; (vi) compliance with the Standby Commitment or Rights Offering; (vii) actions by Rio Tinto; (viii) a change in accounting rules; or (ix) exchange rates); and

•	the closing of the Rights Offering will have occurred within seventy-five (75) days after the filing of this Prospectus.

Rio Tinto may assign its rights and obligations pursuant to the Standby Commitment to an affiliate. See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment”.

The foregoing conditions, other than the Price Condition, also apply to Rio Tinto’s obligation to exercise the Basic Subscription Privilege.

The Company intends to proceed with the Rights Offering even if the conditions to Rio Tinto’s obligations to exercise its Basic Subscription Privilege and to provide the Standby Commitment are not met. However, if Rio Tinto becomes entitled to terminate such obligations and thereafter does so, the anticipated proceeds of the Rights Offering may not be fully realized and this will have a material adverse effect on the Company. See “Risk Factors – Risks Related to the Rights Offering – Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances” described below.

Full Exercise of Rights by Shareholders

If Rio Tinto and the other holders of Rights under the Rights Offering exercise their Rights in full and no Standby Shares are purchased pursuant to the Standby Commitment, Rio Tinto would acquire 132,089,180 Common Shares under the Rights Offering and, following the closing, would beneficially own 509,486,838 Common Shares representing approximately 51% of the then outstanding Common Shares.

If Rio Tinto were to elect to fully exercise the Series D Warrants adjusted in accordance with their terms following closing of the Rights Offering, Rio Tinto would acquire an additional 74,249,999 Common Shares. Assuming Rio Tinto were to acquire the maximum number of Common Shares issuable under the Series D Warrants, following such issuance, Rio Tinto would beneficially own 583,736,837 Common Shares representing 54.3% of the then outstanding Common Shares.

No Exercise of Rights by Shareholders

If none of the holders of Rights under the Rights Offering exercise their Rights and all Standby Shares are purchased by Rio Tinto pursuant to the Standby Commitment, Rio Tinto would acquire 259,558,050 Common Shares under the Rights Offering and, following the closing, would beneficially own 636,955,708 Common Shares representing approximately 63.6% of the then outstanding Common Shares.

If Rio Tinto were fully to exercise the Series D Warrants adjusted in accordance with their terms following closing of the Rights Offering, Rio Tinto would acquire an additional 72,249,999 Common Shares. Assuming Rio Tinto were to acquire the maximum number of Common Shares issuable under the Series D Warrants, following such issuances, Rio Tinto would beneficially own 711,205,707 Common Shares representing 66.1% of the then outstanding Common Shares.

For the purpose of estimating the ownership position of Rio Tinto under the scenarios described above, the number of Common Shares and the percentage of the total outstanding Common Shares stated in the preceding paragraphs are based on (i) the number of Common Shares outstanding as of the date of this Prospectus, being 741,594,430; and (ii) the applicable adjustment being made to the number of Common Shares issuable upon exercise of the Series D Warrants as a result of the Rights Offering.

Other Terms Applicable to the Offering

Under the terms of the MOA, the Subscription Price was agreed to by the Company and Rio Tinto through negotiations concluding immediately prior to the filing of this Prospectus. The Company’s objective in agreeing on the Subscription Price with Rio Tinto is to encourage holders of Rights to exercise their Rights and the Subscription Price does not necessarily bear any relationship to the book value of the Company’s assets, past operations, cash flows, losses, financial condition or any other established criteria for value. Holders of Rights should not consider the Subscription Price to be an indication of the Company’s value. See “RISK FACTORS –Risks Related to the Rights Offering – The Subscription Price is not necessarily an indication of value”.

Rights not exercised prior to the Expiry Time on the Expiry Date will be void and of no value and no longer exercisable for any Common Shares.

At the Commencement Date, the Rights will be evidenced by Rights Certificates registered in the name of the Registered Shareholder entitled thereto. Each Registered Shareholder, other than a Non-Prospectus Holder, will receive a Rights Certificate evidencing the total number of Rights to which such Shareholder is entitled. Subject to certain exceptions described herein, Rights Certificates may not be held directly by, and subscriptions for Common Shares will not be accepted from, Non-Prospectus Holders. See “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

Shareholders that hold their Common Shares through a Participant will not receive physical Rights Certificates evidencing their ownership of Rights. Instead, on the Record Date, a global Rights Certificate representing the total number of Rights to which all such Shareholders are entitled pursuant to the terms of the Rights Offering will be issued in registered form to, and in the name of, CDS or DTC (or one of their respective nominees), as the case may be, and will be delivered to CDS or DTC, as the case may be. The Company expects that each such Shareholder will receive a confirmation of the number of Rights issued to it from its respective Participant in accordance with the practices and procedures of that Participant. Each of CDS and DTC will be responsible for establishing and maintaining book-entry accounts for Participants holding Rights. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held In Book-Entry Form” below.

The Rights Offering is not Subject to any Minimum Subscription Level.

The completion of the Rights Offering is not subject to any minimum subscription level. Rights are transferable. A Right does not entitle the holder thereof to any rights whatsoever as a securityholder of the Company other than to subscribe for and purchase Common Shares as described herein.

Registered Shareholders Wishing to be Recognized as Qualified Holders.

This Prospectus qualifies the distribution of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares only in the Prospectus Jurisdictions, except where the subscription by a holder of Rights in a Non-Prospectus Jurisdiction is lawfully made by a Qualified Holder in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident. Registered Shareholders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, and in any event prior to 4:30 p.m. (Eastern time) on July 10, 2012, in order to satisfy the Company that such holders are Qualified Holders. From and after 9:00 a.m. on July 11, 2012, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into United States dollars at the prevailing exchange rate on the date of distribution and, after deducting any expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in United States dollars to the registered Non-Prospectus Holders on a pro rata basis. See “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

Shareholders Resident in the United States

We have filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act, and expect to make certain other filings with the SEC, the NYSE and NASDAQ so that the Rights and the Common Shares issuable upon the exercise of the Rights issued to Shareholders that are U.S. residents and are not affiliates of the Company will not be subject to transfer restrictions under U.S. securities law.

Dilution to Existing Shareholders

If a Shareholder wishes to retain its current percentage ownership, and assuming all the Rights are exercised, a Shareholder should exercise all of the Rights issued to such Shareholder. If a Shareholder does not exercise its Rights and the Rights Offering is completed, such Shareholder’s percentage interest in the Company may be substantially diluted upon the exercise of Rights by other Shareholders, or, if applicable, the purchase of Standby Shares by Rio Tinto, and the corresponding issuance of Common Shares.

Expiry of Rights

The Rights will expire at the Expiry Time of 5:00 p.m. (Eastern time) on the Expiry Date of July 19, 2012. Rights not exercised prior to the Expiry Time on the Expiry Date will be void and of no value and will no longer be exercisable for any Common Shares.

Fees Payable by Subscribers

Apart from the Subscription Payment payable in connection with the exercise of Rights under the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege, there will be no fee or sales commission charged by us or the Subscription Agent on the issuance of Rights to Shareholders or upon the exercise of such Rights. Notwithstanding the foregoing, payment of any service charge, commission or other fee payable (including those of brokers) in connection with the purchase or sale of Rights (other than the fees for the services to be performed by the Subscription Agent referred to under “DETAILS OF THE RIGHTS OFFERING – Subscription Agent”) will be the responsibility of the Subscriber. Subscribers must also pay all stamp, issue, registration or other similar taxes or duties contingent upon the issue or delivery of Common Shares to or for the order of a third party.

Rights

20 Rights are required to be exercised by a Subscriber to subscribe for seven (7) Common Shares pursuant to the Basic Subscription Privilege. Only subscriptions for whole Common shares will be accepted. No fractional Common Shares will be issued. The smallest increment Rights may be exercised in is three (3), with three (3) Rights able to subscribe for one (1) Common Share. To the extent a Subscriber exercises a number of Rights not evenly divisible by three (3), any Rights in excess of an increment of three (3) and less than the next highest increment of three (3) will be cancelled and the Subscription Payment for such excess will be returned to such Subscriber, without deduction or interest.

Rights will be eligible for exercise at any time from the Commencement Date to the Expiry Time on the Expiry Date. If a Prospectus Holder or a Qualified Holder wants to exercise some but not all of the Rights represented by a Rights Certificate and such holder wishes to retain the ability to exercise the balance of the unexercised Rights represented by a Rights Certificate, such holder must first complete and submit to the Subscription Agent Form 4 on the Rights Certificate in order to divide the Rights and be issued two separate Rights Certificates: one certificate representing the number of Rights that the holder wishes to exercise in the first instance (which should then be completed and delivered to the Subscription Agent) and a second certificate representing the balance of unexercised Rights available for future exercise prior to the Expiry Time on the Expiry Date. For information on how to exercise Rights, see “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Book-Entry Form” and “– Common Shares Held in Registered Form”.

Prospectus Holders and Qualified Holders that are unsure how to exercise their Rights should contact the Subscription Agent, the Company or their respective Participant. See “DETAILS OF THE RIGHTS OFFERING – Enquiries” below.

Deemed Representation and Warranty of Each Subscriber

As a condition to a purchase of any Common Shares in the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us and the Subscription Agent.

Subscription Agent and Depository

CIBC Mellon Trust Company, in its role as Subscription Agent, has been appointed to (i) receive subscriptions for Common Shares and Subscription Payments directly from Registered Shareholders or indirectly through Participants, and (ii) act as depository and to perform certain services relating to the exercise and transfer of Rights. Completed Rights Certificates and Subscription Payments under the Rights Offering should be delivered by hand delivery, mail or courier service as follows:

By Mail:	P.O. Box 1036	By Hand or Courier:	320 Bay Street
	Adelaide Street Postal Station		Basement Level (B1)
	Toronto, Ontario		Toronto, Ontario
	M5C 2K4		M5H 4A6

	Attention: Corporate Restructures		Attention: Corporate Restructures

If you have any questions, you should contact the Subscription Agent, CIBC Mellon Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America), or by email at inquiries@canstockta.com.

Common Shares Held In Book-Entry Form

Shareholders that hold their Common Shares through a Participant will not receive physical Rights Certificates evidencing their ownership of Rights. Instead, on the Record Date, one or more global Rights Certificates representing the total number of Rights to which all such Shareholders are entitled pursuant to the terms of the Rights Offering will be issued in registered form to, and in the name of, CDS or DTC (or one of their respective nominees), as the case may be, and will be delivered to CDS or DTC, as the case may be. The Company expects that each such Shareholder will receive a confirmation of the number of Rights issued to it from its respective Participant in accordance with the practices and procedures of that Participant. Each of CDS and DTC will be responsible for establishing and maintaining book-entry accounts for Participants holding Rights.

For Common Shares held through a Participant, a Prospectus Holder or a Qualified Holder may exercise the Rights issued in respect of such Common Shares by: (a) delivering to the Participant a properly completed form required by your Participant to effect the exercise of your Rights, and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of this Rights Offering.

Subscriptions for Common Shares made through a Participant will be irrevocable and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

Holders that wish to exercise Rights issued in respect of Common Shares held through a CDS Participant or a DTC Participant should contact such CDS Participant or DTC Participant to determine how Rights may be exercised. The entire Subscription Payment for the exercise of any Rights exercised must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time on the Expiry Date. Accordingly, Subscribers must provide the CDS Participant or DTC Participant holding their Rights with the Beneficial Owner Election Form and the corresponding Subscription Payment sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of the Beneficial Owner Election Form and corresponding Subscription Payment.

None of the Company or the Subscription Agent will have any liability for: (a) the records maintained by CDS or DTC or by CDS Participants or DTC Participants relating to the Rights or the book-entry accounts maintained by them; (b) maintaining, supervising or reviewing any records relating to such Rights; or (c) any advice or representations made or given by CDS or DTC or by CDS Participants or DTC Participants with respect to the rules and regulations of CDS or DTC, respectively, or any action to be taken by CDS or DTC or by CDS Participants or DTC Participants, as the case may be. The ability of a person having an interest in Rights held through a Participant to pledge such interest or otherwise take action with respect to such interest (other than through a Participant) may be limited due to the lack of a physical Rights Certificate. Holders of Rights that hold such Rights through a Participant must arrange sales or transfers of Rights through their Participant. See “DETAILS OF THE RIGHTS OFFERING – Sale or Transfer of Rights”.

CDS

The Subscription Price for Rights held through a CDS Participant is payable, at the election of the Subscriber but subject to any additional restrictions a Participant may impose, in either Canadian dollars or United States dollars by way of wire transfer, cheque, bank draft or money order payable to the CDS Participant, by direct debit from the Subscriber’s brokerage account or by electronic funds transfer or other similar payment mechanism.

DTC

If Rights are held of record through DTC, a holder may exercise its Rights through the DTC’s “PSOP” function by instructing DTC to charge his or her applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. If Rights are held through a DTC Participant, the holder of such Rights may not be able to exercise such Rights in Canadian dollars and such holder should contact its DTC Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents and the Subscription Payment for the Common Shares sufficiently in advance of the Expiry Time on the Expiry Date to permit proper exercise of Rights. Participants will have an earlier deadline for receipt of instructions and payment.

Common Shares Held in Registered Form

Registered Shareholders in a Prospectus Jurisdiction will be mailed a copy of this Prospectus and a Rights Certificate representing the total number of Rights each such Shareholder is entitled to receive. In order to exercise Rights represented by the Rights Certificate, Subscribers must complete and deliver the Rights Certificate in accordance with the instructions set out below.

Rights not exercised by the Expiry Time on the Expiry Date will be void and of no value and will no longer be exercisable for any Common Shares. The Subscription Price for Rights exercised by Subscribers is payable, at the election of the Subscriber, in either Canadian dollars or United States dollars by way of wire transfer, certified cheque, bank draft or money order payable to the Subscription Agent.

How to Complete the Rights Certificate

1.

Form 1 – Basic Subscription Privilege. Every 20 Rights entitle the holder thereof to subscribe for seven (7) Common Shares pursuant to the Basic Subscription Privilege. The maximum number of Rights that may be exercised pursuant to the Basic Subscription Privilege is shown in the box on the upper right-hand corner of the face of the Rights Certificate. If a Prospectus Holder or a Qualified Holder wants to exercise some but not all of its Rights pursuant to the Basic Subscription Privilege and such holder wishes to retain the ability to exercise the balance of its unexercised Rights pursuant to the Basic Subscription Privilege, such holder must first complete and submit to the Subscription Agent Form 4 on the Rights Certificate in order to divide the Rights and be issued two separate Right Certificates: one certificate representing the number of Rights that the holder wishes to exercise in the first instance (which should then be completed and delivered to the Subscription Agent) and a second certificate representing the balance of unexercised Rights available for future exercise pursuant to the Basic Subscription Privilege prior to the Expiry Time on the Expiry Date.

Only subscriptions for whole Common Shares will be accepted. Where the exercise of Rights would otherwise entitle the holder of Rights to fractional Common Shares, the holder’s entitlement will be reduced to the next lowest whole number of Common Shares. See “– No Fractional Common Shares; No Fractional Cents” below.

Completion of Form 1 of the Rights Certificate constitutes a representation by the holder thereof that the holder, other than in the case of a Qualified Holder, is not a resident of a Non-Prospectus Jurisdiction or an agent of a person that is a resident of a Non-Prospectus Jurisdiction.

2.

Form 2 – Additional Subscription Privilege. Subscribers who exercise their Basic Subscription Privilege in full are entitled to subscribe for Additional Common Shares, if any, by completing Form 2 of the Rights Certificate. Only a Subscriber who wishes to exercise the Additional Subscription Privilege should complete and sign Form 2 of the Rights Certificate. See “– Additional Subscription Privilege” above for details pertaining to the Additional Subscription Privilege.

3.

Form 3 – Transfer of Rights. Only a holder of Rights that wishes to transfer the Rights represented by a Rights Certificate should complete and sign Form 3 on the Rights Certificate. To complete a transfer, a holder of Rights must complete Form 3 on the Rights Certificate and have its signature guaranteed by one of the following methods:

•

Holders in Canada and the United States: A Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions, savings associations and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

•

Holders in Canada: In addition to a Medallion Guarantee, holders in Canada may obtain a Signature Guarantee from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

•

Holders outside Canada and the United States: Must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the United States that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must over-guarantee the guarantee provided by the local financial institution.

It is not necessary for a transferee to obtain a new Rights Certificate to exercise the Rights, but the signatures of the transferee on Form 1 and Form 2, if applicable, must correspond in every particular with the name of the transferee on Form 3 (or the bearer if no transferee is specified) as the absolute owner of the Rights Certificate for all purposes. If Form 3 is completed, the Company and the Subscription Agent will treat the transferee as the absolute owner of the Rights Certificate for all purposes and will not be affected by notice to the contrary.

4.

Form 4 – Dividing or Combining. Only a holder of Rights that wishes to divide or combine the Rights represented by a Rights Certificate should complete and sign Form 4 on the Rights Certificate. Rights Certificates need not be endorsed if the new Rights Certificate(s) will be issued in the same name. The Subscription Agent will then issue a new Rights Certificate in such denominations (totalling the same number of Rights as represented by the Rights Certificate(s) being divided or combined) as are required by the Rights Certificate holder. Rights Certificates must be surrendered for division or combination in sufficient time prior to the Expiry Time on the Expiry Date to permit the new Rights Certificates to be issued to and used by the Rights Certificate holder. The Subscription Agent will facilitate subdivisions of the Rights until 5:00 p.m. (Eastern time) on July 16, 2012, three trading days prior to the Expiry Date.

5.

Payment. The Subscription Price per Common Share is payable, at the election of the Subscriber, in either United States or Canadian dollars by way of wire transfer, certified cheque, bank draft or money order payable to the order of “CIBC Mellon Trust Company”. Payment must include the total Subscription Price for the aggregate number of Common Shares subscribed for pursuant to the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege. If the number of Additional Common Shares issued to a Subscriber who has exercised the Additional Subscription Privilege is less than the number of Additional Common Shares that such Subscriber subscribed for, the Subscription Agent will, when mailing the share certificate for the Common Shares issued to such Subscriber, refund without interest or deduction the excess portion of the total Subscription Price paid by such Subscriber. In addition, if the Rights Offering does not proceed, the Subscription Payments made pursuant to the Basic Subscription Privilege and Additional Subscription Privilege will be returned promptly to the Subscribers by the Subscription Agent without interest or deduction.

6.

Delivery. Holders of Rights that exercise their Rights for Common Shares must complete and mail the enclosed Rights Certificate to the Subscription Agent, together with the applicable Subscription Payment, in the enclosed return envelope. The completed Rights Certificate and the applicable Subscription Payment must be received by the Subscription Agent, unless the guaranteed delivery procedures described below are followed, by no later than the Expiry Time on the Expiry Date. If mailing, registered mail is recommended. Sufficient time should be allowed to avoid late delivery.

The signature of the holder of a Rights Certificate must correspond in every particular with the name that appears on the face of the Rights Certificate. Signatures by a trustee, executor, administrator, guardian, attorney, officer of a company or any person acting in a fiduciary or representative capacity should be accompanied by evidence of authority satisfactory to the Subscription Agent.

Subscriptions for Common Shares will be irrevocable and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

Any Prospectus Holder or Qualified Holder that fails to complete their subscription in accordance with the foregoing instructions prior to the Expiry Time on the Expiry Date will forfeit their Rights under the Basic Subscription Privilege and, to the extent it applies, the Additional Subscription Privilege attaching to those Rights.

Guaranteed Delivery Procedures

If you wish to exercise your Rights and you are a Registered Holder that is a Prospectus Holder or a Qualified Holder, but you do not have sufficient time to deliver the Rights Certificate evidencing your Rights to the Subscription Agent before the Expiry Time on the Expiry Date, you may exercise your Rights by complying with the following guaranteed delivery procedures:

•

provide your payment in full of the Subscription Price for the aggregate number of Common Shares subscribed for under both the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege to the Subscription Agent before the Expiry Time on the Expiry Date;

•	deliver a notice of guaranteed delivery to the Subscription Agent at or before the Expiry Time on the Expiry Date; and

•

deliver the properly completed Rights Certificate evidencing the Rights being exercised, with any required signature guarantee as described herein, to the Subscription Agent, within three trading days after the Expiry Date.

Your notice of guaranteed delivery must be substantially in the form provided to you with your Rights Certificate. Your notice of guaranteed delivery must come from a Prospectus Holder or a Qualified Holder, as applicable. In your notice of guaranteed delivery you must state:

•	your name;

•

the number of Rights represented by your Rights Certificate, the number of Common Shares you are subscribing for pursuant to both the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege to the Subscription Agent; and

•	your guarantee that you will deliver to the Subscription Agent any Rights Certificates evidencing the Rights you are exercising within three trading days after the Expiry Date.

You may deliver the notice of guaranteed delivery to the Subscription Agent in the same manner as the Rights Certificate at the addresses set forth above under “DETAILS OF THE RIGHTS OFFERING – Subscription Agent and Depositary”.

The Subscription Agent will send you additional copies of the form of notice of guaranteed delivery if you need them. You may call the Subscription Agent toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America).

If you wish to exercise your Rights and you are a Prospectus Holder or a Qualified Holder holding Rights through a Participant, but you are not able to deliver the Rights according to the practices and procedures of that Participant such that the Subscription Agent receives your Rights before the Expiry Time on the Expiry Date, you may be able to exercise your Rights by complying with that Participant’s guaranteed delivery procedures. Please contact the Participant through which you hold your Rights well in advance of the Expiry Time on the Expiry Date for more information regarding its guaranteed delivery procedures.

Undeliverable Rights

Rights Certificates returned to the Subscription Agent as undeliverable will be held by the Subscription Agent until the Expiry Time on the Expiry Date, after which time the Rights represented by such Rights Certificate will be void and of no value and no longer be exercisable for any Common Shares. As a result, the Subscription Agent will not sell or attempt to sell such undelivered Rights and no proceeds of sale will be credited to holders of such Rights.

Sale or Transfer of Rights

A holder of Rights in registered form may sell or transfer some or all of such Rights to any person that is not a Non-Prospectus Holder. A holder of Rights in registered form that wishes to sell or transfer some or all of its Rights must complete Form 3 on the Rights Certificate and have its signature guaranteed in accordance with the procedures outlined above. Holders that hold their Rights either through a CDS Participant or DTC Participant must arrange purchases or transfers of Rights through their CDS Participant or DTC Participant, respectively. See “DETAILS OF THE RIGHTS OFFERING – Common Shares Held in Book Entry Form” and “– Common Shares Held in Registered Form – How to Complete the Rights Certificate”.

The Company has received conditional approval from the TSX to approve the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Similar approvals have been received from the NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights and the Standby Shares. Listing or admittance for trading of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares on the TSX, NYSE and NASDAQ is subject to the Company fulfilling all of the listing requirements of each of the TSX, NYSE and NASDAQ, respectively. Provided the Company fulfills all such requirements, the Rights will be listed for trading on the TSX and admitted for trading on each of the NYSE and NASDAQ on June 14, 2012. The Rights will be listed for trading on the TSX under the symbol “IVN.RT”, and admitted for trading on the NYSE or NASDAQ under the symbols “IVN.WIRT” and “IVN.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “IVN.RT” and “IVN.R”, respectively. The Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date. Holders that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the holder’s own expense. The Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date. The Company has filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act, and expects to make other certain filings with the SEC, the NYSE and NASDAQ so that the Rights and the Common Shares issuable upon the exercise of the Rights issued to Shareholders that are U.S. residents and are not affiliates of the Company will not be subject to transfer restrictions under U.S. securities law.

Persons interested in selling or purchasing Rights should be aware that the exercise of Rights by holders that are located in Non-Prospectus Jurisdictions will not be permitted unless the person exercising the Rights meets the conditions and satisfies the procedures described under “– Non-Prospectus Holders” below.

Non-Prospectus Holders

Holders of Rights that reside outside of Canada or the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should read this section.

This Prospectus covers the distribution of the Offered Securities in the Prospectus Jurisdictions only. Rights Certificates will not be sent to any Shareholders with addresses of record in a Non-Prospectus Jurisdiction and, except as described herein, Rights may not be exercised by or on behalf of any holder of Rights with addresses of record in a Non-Prospectus Jurisdiction. Instead, Non-Prospectus Holders will be sent a copy of this Prospectus together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Non-Prospectus Holders. The letter will also set out the conditions required to be met, and procedures that must be followed, in order for Non-Prospectus Holders to participate in the Rights Offering.

Notwithstanding any of the foregoing, subscriptions from Qualified Holders will be accepted. The Company has confirmed that Rio Tinto and Robert Friedland are Qualified Holders. Shareholders that have not received Rights Certificates but are resident in a Prospectus Jurisdiction or that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time. Rights of Shareholders with addresses of record in a Non-Prospectus Jurisdiction will be held by the Subscription Agent until 4:30 p.m. (Eastern time) on July 10, 2012 in order to provide such holders with the opportunity to satisfy the Company that (i) the holder is resident in a Prospectus Jurisdiction, or (ii) the exercise of their Rights will not be in violation of securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident. From and after 9:00 a.m. on July 11, 2012 and until the Expiry Date, the Subscription Agent will attempt to sell the Rights of such registered Non-Prospectus Holders on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into United States dollars at the prevailing exchange rate on the date of distribution and, after deducting any expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in United States dollars to the registered Non-Prospectus Holders on a pro rata basis.

No charge will be made for the sale of Rights on behalf of Non-Prospectus Holders by the Subscription Agent except for a proportionate share of any brokerage commissions incurred by the Subscription Agent and the costs of or incurred by the Subscription Agent in connection with the sale of the Rights. The proceeds from the sale of Rights by the Subscription Agent (net of brokerage fees and selling expenses and, if applicable, costs incurred and Canadian withholding taxes) will be divided on a pro rata basis among registered Non-Prospectus Holders and delivered to such Non-Prospectus Holders as soon as reasonably practicable, provided that amounts of less than US$10.00 will not be remitted. The Subscription Agent will act in its capacity as agent of the registered Non-Prospectus Holders on a best efforts basis only, and none of the Company or the Subscription Agent accept any liability for the price obtained on the sale of Rights or the inability of the Subscription Agent to sell the Rights. None of the Company or the Subscription Agent will be subject to any liability for or in connection with the sale of, or failure to sell, any Rights on behalf of Non-Prospectus Holders. There is a risk that the proceeds to be received from the sale of Rights issued in respect of Common Shares held by Non-Prospectus Holders would not exceed the costs of or incurred by the Subscription Agent in connection with the sale of such Rights, in which case no sale of Rights will occur and no proceeds will be remitted to Non-Prospectus Holders.

Holders of Rights that are not resident in Canada or the United States should be aware that the acquisition and disposition of any of the Offered Securities may have tax consequences in the jurisdiction in which they reside which are not described in this Prospectus. Such holders should consult their own tax advisors about the specific tax consequences of acquiring, holding and disposing of the Offered Securities.

Common Share Certificates

Any Common Shares issued in connection with the Rights Offering will be registered in the name of the person to whom the Rights Certificate was issued or to whom the Rights have been properly and duly transferred. The certificates representing such Common Shares will be delivered by mail to the address of the Subscriber as it appears on the Rights Certificate, unless otherwise directed, or to the address of the transferee, if any, indicated on the appropriate form on the Rights Certificate as soon as practicable after the Expiry Date. Except as otherwise described under “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”, Common Shares will not be issued to or on behalf of any holder of Rights with addresses of record in a Non-Prospectus Jurisdiction, other than Qualified Holders that exercise their Rights.

Holders of Rights that hold their Rights through a CDS Participant or through a DTC Participant will not receive physical certificates evidencing their ownership of Common Shares issued upon the exercise of the Basic Subscription Privilege or Additional Subscription Privilege. At the Closing Date, one or more global certificates representing such Common Shares will be issued in registered form to, and in the name of, CDS, DTC or their respective nominees as applicable.

Enquiries

If you have any questions, you should contact the Subscription Agent, CIBC Mellon Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America), or by email at inquiries@canstockta.com.

Validity and Rejection of Subscriptions

Any Prospectus Holder or Qualified Holder that fails to complete their subscription in accordance with the instructions herein prior to the Expiry Time on the Expiry Date will forfeit their Rights under the Basic Subscription Privilege and the Additional Subscription Privilege.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any subscription will be determined by us in our sole discretion, which determination will be final and binding. All subscriptions are irrevocable. Subject to applicable laws and the rules of the TSX, NYSE and NASDAQ, we reserve the absolute right to reject any subscription if such subscription is not in proper form or if the acceptance thereof or the issue of Common Shares upon the exercise of the Rights could be deemed unlawful. We also reserve the right to waive any defect with regard to any particular subscription. Neither we nor the Subscription Agent will be under any duty to give any notification of any defect or irregularity in such subscriptions, nor will either of us incur any liability for failure to give such notification.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights in the Rights Offering that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus or in breach of the representation and warranty that a holder exercising its Rights is resident in a Prospectus Jurisdiction.

No Fractional Common Shares; No Fractional Cents

We will not issue fractional Common Shares upon the exercise of Rights. Where the exercise of Rights would otherwise entitle a Subscriber thereof to fractional Common Shares, the Subscriber’s entitlement will be reduced to the next lowest whole number of Common Shares. Where the exercise of Rights would result in the payment of a fractional cent in respect of the aggregate Subscription Price, the aggregate Subscription Price payable by such Subscriber will be rounded up to the next whole cent.

Reservation of Common Shares

We will, at all times, reserve sufficient unissued Common Shares to permit the exercise of all of the Rights.

Hart-Scott Rodino Act Notification Obligations

If as a result of exercising your Rights you would hold Common Shares worth more than US$68.2 million, including any Common Shares you currently hold, your proposed acquisition may trigger notification obligations under the Hart-Scott-Rodino Act. In these circumstances, you should seek the advice of legal counsel to determine the applicability of the Hart-Scott-Rodino Act to the exercise of your Rights.

CERTAIN AGREEMENTS OF THE COMPANY

MOA

For a summary of the material terms and conditions of the MOA, see “MOA WITH RIO TINTO”.

HOA

On December 8, 2010, the Company and Rio Tinto entered into the HOA, whereby the Company and Rio Tinto agreed to a number of transactions respecting Rio Tinto’s support for and participation in the Company’s previous rights offering transaction, the financing and management of the Oyu Tolgoi Project, replacing or amending certain contractual obligations under the PPA and other matters. For a more information on the HOA, reference is made to the AIF, which is incorporated by reference in this Prospectus.

Interim Funding Facility

Under the HOA, Rio Tinto agreed to provide the Company, pending receipt of a comprehensive third party project financing package for the Oyu Tolgoi Project, a non-revolving interim funding facility of US$1.8 billion (the “Interim Funding Facility”) to fund on-going development of the Oyu Tolgoi Project. Subject to mandatory earlier repayment upon the Company having obtained third party project financing, the Interim Funding Facility matures, and all principal, interest and other amounts thereunder are due and payable, on December 31, 2013. The Interim Funding

Facility bears interest at a rate equal to the daily weighted average of: (i) the interest rate charged from time to time in respect of the on-lending of advances made under the Interim Funding Facility to OT LLC; (ii) the rate at which dividends are paid from time to time by OT LLC on preferred shares in the capital of OT LLC, if any, which are purchased with funds advanced under the Interim Funding Facility; and (iii) the rate(s) at which dividends, interest or other periodic payments are made from time to time to any provider of funds to OT LLC which derive from advances made under the Interim Funding Facility. As at June 7, 2012, approximately US$1.6 billion had been drawn down on the Interim Funding Facility.

Lock-up Agreement Pursuant to the SGQ Takeover Bid

On April 1, 2012, the Company entered into the Lock-up Agreement with Chalco in connection with the SGQ Takeover Bid that Chalco proposes to make for up to 60%, but not less than 56%, of the common shares of SGQ at C$8.48 per share. The Lock-up Agreement provides for a “hard” lock-up covenant by the Company pursuant to which the Company must tender all of its SGQ common shares to the SGQ Takeover Bid, is precluded from tendering or voting any of its SGQ common shares to, or in favour of, any other acquisition proposal relating to SGQ and must vote against other acquisition proposals or actions which might prevent, delay or interfere with the successful completion of the SGQ Takeover Bid. Chalco has confirmed that it intends not to take up any shares under the SGQ Takeover Bid until all regulatory approvals are received. The Company and Chalco have announced their intention to co-operate with the Government of Mongolia in connection with the new foreign investment legislation it is implementing to ensure compliance of the SGQ Takeover Bid with such legislation.

PPA

On October 18, 2006, the Company and Rio Tinto entered into the PPA which was subsequently amended. Under the PPA, Rio Tinto has, among other rights and entitlements, pre-emptive rights to participate, subject to certain specific exceptions, in future issuances of Common Shares on a basis sufficient to maintain its percentage shareholding interest in the Company on economic terms equivalent to those upon which any such Common Shares are issued to third parties. Rio Tinto also has, subject to certain specific exceptions, a right of first offer in respect of any equity financing that the Company proposes to undertake and a right of first refusal with respect to any proposed disposition by the Company of an interest in the Oyu Tolgoi Project. Rio Tinto’s right of first offer in respect of equity financing expires in October 2012.

CONSOLIDATED CAPITALIZATION

Other than as described below, there have been no material changes in the share capitalization or in the loan capitalization of the Company since March 31, 2012, the date of the Company’s most recently filed financial statements.

The following table sets forth the Company’s capitalization as at March 31, 2012. The Company’s capitalization is presented on an actual basis, and as adjusted for the Rights Offering. The capitalization table should be read in conjunction with the Company’s interim consolidated financial statements as at and for the period ended March 31, 2012, which are incorporated by reference in this Prospectus.

	Outstanding as at March 31, 2012	Outstanding as at March 31, 2012 after giving effect to the (i) April and May 2012 draws on the Interim Funding Facility(3) and (ii) Rights Offering(4)(5)
	(Stated in thousands of United States dollars)
Amounts due under credit facilities(1)	45,799	45,799
Convertible credit facility(2)	142,659	142,659
Interim Funding Facility(3)	1,104,366	1,580,817
Share capital(4)(5)	6,848,403	8,589,633

(1)	See Note 8 to the Interim Financial Statements, which are incorporated by reference herein, for information regarding amounts due under credit facilities.
(2)

Consists of a convertible credit facility issued to China Investment Corporation. See Note 9 to the Interim Financial Statements, which are incorporated by reference herein, for information regarding the convertible credit facility.

(3)	See “CERTAIN AGREEMENTS OF THE COMPANY – Interim Funding Facility” for information regarding the Interim Funding Facility.
(4)

The unaudited pro forma capitalization as at March 31, 2012 assumes full subscription under the Rights Offering at the United States dollar denominated Subscription Price, the issuance of US$1,816,906,350 in Common Shares pursuant to the exercise of all Rights issued pursuant to the Rights Offering and the application of the proceeds therefrom as described under “USE OF PROCEEDS”, before deducting expenses related to the Rights Offering estimated at US$3,000,000, which are payable by the Company, and the Standby Purchaser Fee of US$72,676,254, which is calculated based on the assumption that all of the Rights will be exercised. Actual proceeds to the Company will vary depending on the relative amounts of Subscription Payments received by the Company in United States dollars and Canadian dollars, the exchange rate between United States dollars and Canadian dollars and the number of Common Shares outstanding on the Record Date.

(5)

Under the terms of the Rights Offering, the monetary amount to be received by the Company upon the exercise of the Rights is not fixed; each holder of Rights can elect either the United States dollar or the Canadian dollar Subscription Price and the Canadian dollar Subscription Price is not denominated in the Company’s functional currency (the United States dollar). Therefore, the pro rata distribution of Rights to Shareholders will be accounted for as a derivative financial liability measured at fair value. The unaudited pro forma capitalization as at March 31, 2012 does not incorporate the effects of such fair value accounting.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value. As of June 7, 2012, there are 741,594,430 Common Shares and no Preferred Shares issued and outstanding. Rights and restrictions in respect of the Common Shares and the Preferred Shares are set out in our articles of continuance, our by-laws and in the YBCA and its regulations. In addition, as of June 7, 2012, there are options outstanding to acquire 21,156,602 Common Shares pursuant to our Employees’ and Directors’ Equity Incentive Plan.

Common Shares

Shareholders are entitled to one vote per Common Share at all meetings of Shareholders except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series. Subject to the prior rights of the holders of Preferred Shares, the holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors, and to receive a pro rata share of the remaining property and assets of the Company in the event of liquidation, dissolution or winding up of the Company. The Common Shares carry no pre-emptive, redemption, purchase or conversion rights. Pursuant to the terms of the PPA and the MOA, Rio Tinto has certain anti-dilution rights that permit it to acquire additional securities so as to maintain its proportional equity interest in the Company. Neither the YBCA nor the constating documents of the Company impose restrictions on the transfer of Common Shares on the register of the Company, provided that the Company receives the certificate representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the Board of Directors from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or to assessment by the Company. The YBCA provides that the rights and provisions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by a majority of not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

Preferred Shares

The Preferred Shares are issuable in one or more series, each consisting of such number of Preferred Shares as may be fixed by the Board of Directors. The Board of Directors may from time to time, by resolution passed before the issue of any Preferred Shares of any particular series, alter the constating documents of the Company to determine the designation of the Preferred Shares of that series and to fix the number of Preferred Shares therein and alter the constating documents to create, define and attach special rights and restrictions to the shares of that series, including, without limitation, the following: (i) the nature, rate or amount of dividends and the dates, places and currencies of payment thereof; (ii) the consideration for, and the terms and conditions of, any purchase of the Preferred Shares for cancellation or redemption; (iii) conversion or exchange rights; (iv) the terms and conditions of any share purchase plan or sinking fund; and (v) voting rights and restrictions. Registered holders of any Preferred Shares or Common Shares are entitled, at their option, to a certificate representing their shares of the Company.

Options to Purchase Common Shares

The Rights Offering is a corporate transaction that will affect the Company’s issued share capital and its outstanding equity securities that are convertible into, exchangeable for or exercisable to acquire unissued share capital (“Convertible Securities”). Some, but not all, of the Company’s outstanding Convertible Securities contain certain anti-dilution adjustment provisions that are intended to ensure that a holder of Convertible Securities is entitled to acquire equivalent share capital after the occurrence of a relevant corporate transaction, such as the Rights Offering. The Series D Warrants are subject to certain specific anti-dilution adjustment provisions that are intended to ensure that a holder is entitled to acquire equivalent share capital after the occurrence of a relevant corporate transaction, such as the Rights Offering. Incentive stock options (“Stock Options”) issued under the Company’s Employees’ and Directors’ Equity Incentive Plan (the “Equity Incentive Plan”) are not subject to specific anti-dilution adjustment provisions. Instead, the Equity Incentive Plan authorizes the Board of Directors to make appropriate adjustments to the terms of outstanding Stock Options to reflect changes to the Common Shares resulting from corporate transactions such as the Rights Offering Adjustments, if any, made to the Stock Options resulting in such Stock Options being exercisable to acquire a greater number of Common Shares trigger equivalent adjustments under the Anti-Dilution Subscription Right. Subject to the prior approval of the TSX, the Company intends to adjust the terms of its outstanding Stock Options on a basis equivalent to the adjustments to be made, in accordance with their terms, to the Series D Warrants. Information provided elsewhere in this Prospectus with respect to the number of Convertible Securities issued and outstanding is given without giving effect to any anti-dilution adjustment provisions described above.

Assuming that the Rights Offering is fully subscribed, the number of Common Shares issuable upon the exercise of all outstanding Series D Warrants will increase from 55,000,000 Common Shares to 74,249,999 Common Shares. There are currently Stock Options outstanding exercisable to purchase up to 21,156,602 Common Shares in the aggregate at exercise prices ranging from C$2.82 to C$27.83 per Common Share. Assuming that the Rights Offering is fully subscribed and the terms of the Stock Options are adjusted on a basis equivalent to the adjustments to be made to the Series D Warrants, the outstanding Stock Options, as so adjusted, would be exercisable to purchase up to 28,561,412 Common Shares in the aggregate and the number of Common Shares issuable pursuant to the Anti-Dilution Subscription Right would increase from 19,000,000 Common Shares to 25,650,000 Common Shares.

PRIOR SALES

The following table summarizes issuances of Common Shares and securities convertible into Common Shares within the twelve (12) months prior to the date of this Prospectus. “C/S” refers to Common Shares and the price per security represents the issue price per Common Share. “S/O” refers to an exercise of incentive stock options issued under the Company’s Employees’ and Directors’ Equity Incentive Plan, each exercisable to purchase one (1) Common Share and the price per security represents the exercise price per Common Share. “S/O Grant” refers to a grant of incentive stock options under the Company’s Employees’ and Directors’ Equity Incentive Plan. “B/S” refers to bonus shares issued as awards of fully paid Common Shares to eligible participants as and when determined to be warranted on the basis of past performance. “E/S” refers to shares issued pursuant to the Company’s Employee Share Purchase Plan (“SPP”). All prices are expressed in Canadian dollars unless otherwise noted.

Issuance Date	Issuance Type	Number Issued		Price Per C/S		Issuance Date	Issuance Type	Number Issued	Price Per C/S
2011						2012
June 17, 2011	S/O	6,895			$7.03	Jan. 5, 2012	E/S	8,839	$19.16
June 21, 2011	C/S	40,224,365	(1)	US$	9.43	Jan. 9, 2012	S/O	12,000	$13.29
June 21, 2011	C/S	827,706		US$	3.03	Jan. 10, 2012	S/O	862	$8.35
June 21, 2011	C/S	14,070,182	(2)	US$	8.51	Jan. 11, 2012	S/O	973	$8.35
June 21, 2011	S/O	40,223			$7.03	Jan. 11, 2012	S/O	372	$13.76
June 21, 2011	S/O	903			$8.35	Jan. 11, 2012	S/O	358	$10.87
June 22, 2011	S/O	149			$7.03	Jan. 13, 2012	S/O	450	$13.76
June 23, 2011	S/O	979			$7.03	Jan. 13, 2012	S/O	13,791	$10.87
July 6, 2011	E/S	6,446			$24.08	Jan. 13, 2012	S/O	14,365	$8.35
July 6, 2011	S/O	13,731			$13.35	Jan. 16, 2012	S/O	14,365	$8.35
July 7, 2011	S/O	9,000			$8.20	Jan. 16, 2012	S/O	14,365	$13.76
July 7, 2011	S/O	57,463			$6.32	Jan. 16, 2012	S/O	4,309	$9.73
July 7, 2011	S/O	15,000			$7.01	Jan. 16, 2012	S/O	14,365	$13.71
July 12, 2011	S/O	6,492			$8.35	Jan. 17, 2012	S/O	28,731	$8.77
July 12, 2011	S/O	2,300			$8.20	Jan. 17, 2012	S/O	21,548	$8.35
July 13, 2011	S/O	5,500			$8.20	Jan. 17, 2012	S/O	17,239	$2.82
July 13, 2011	S/O	6,946			$13.76	Jan. 17, 2012	S/O	17,239	$13.76
July 13, 2011	S/O	2,447			$8.35	Jan. 17, 2012	S/O	5,171	$9.73
July 13, 2011	S/O	553			$2.82	Jan. 17, 2012	C/S	439,216	$19.33
July 14, 2011	S/O	1,900			$8.20	Jan. 19, 2012	S/O	21,794	$9.73
July 14, 2011	S/O	11,492			$9.73	Jan. 19, 2012	S/O	86,194	$8.20
July 15, 2011	S/O	8,619			$8.20	Jan. 19, 2012	Return to treasury	(1,250)	n/a
July 18, 2011	S/O	2,850			$8.20	Jan. 20, 2012	S/O	81,436	$8.35
July 22, 2011	S/O	50,000			$8.35	Jan. 20, 2012	S/O	121,545	$2.82
July 25, 2011	S/O	35,338			$8.77	Jan. 20, 2012	S/O	4,022	$13.76
July 26, 2011	S/O	13,731			$7.01	Jan. 23, 2012	S/O	150,000	$2.82
July 28, 2011	S/O	2,873			$8.35	Jan. 23, 2012	S/O	143,658	$13.76
July 28, 2011	S/O	57,463			$8.20	Jan. 24, 2012	S/O	25,000	$13.76
Aug. 24, 2011	C/S	27,896,570	(3)		$18.96	Jan. 26, 2012	S/O	5,746	$13.76
Sept. 8, 2011	S/O	2,758			$10.87	Jan. 27, 2012	S/O	3,918	$13.29
Sept. 8, 2011	S/O	1,654			$2.82	Jan. 31, 3012	S/O	1,298	$8.35
Sept. 9, 2011	S/O	15,000			$13.35	Feb. 7, 2012	S/O	14,365	$8.35
Sept. 14, 2011	S/O	800			$8.20	Feb. 7, 2012	S/O	14,365	$13.76
Sept. 27, 2011	S/O	46,500			$8.35	Feb. 8, 2012	S/O	16,125	$2.82
Oct. 11, 2011	E/S	7,277			$21.51	Feb. 21, 2012	S/O	8,115	$16.76
Oct. 24, 2011	S/O	4,000			$13.76	Feb. 21, 2012	S/O	28,731	$13.35
Oct. 24, 2011	S/O	809			$8.35	Feb. 23, 2012	S/O	6,250	$13.71
Oct. 27, 2011	S/O	14,365			$8.35	Feb. 23, 2012	S/O	12,500	$8.35
Oct. 27, 2011	S/O	14,365			$13.76	Feb. 23, 2012	S/O	1,875	$2.82
Oct. 28, 2011	S/O	18,674			$8.35	Feb. 23, 2012	S/O	50,000	$3.47
Oct. 28, 2011	S/O	17,463			$15.25	Feb. 23, 2012	S/O	15,000	$13.76
Oct. 31, 2011	S/O	3,500			$8.35	Feb. 24, 2012	S/O	7,500	$9.73
Nov. 9, 2011	B/S	311,250			$21.14	Feb. 24, 2012	S/O	16,700	$8.35

Nov. 16, 2011	S/O	16,810	$13.76	Feb. 27, 2012	S/O	7,182	$8.35
Nov. 16, 2011	S/O	862	$2.82	Feb. 27, 2012	S/O	4,309	$2.82
Nov. 16, 2011	S/O	7,182	$8.35	Feb. 27, 2012	S/O	266,634	$8.20
Nov. 16, 2011	S/O grant	4,360,000	$21.44	Feb. 28, 2012	S/O	2,309	$8.35
Nov. 17, 2011	S/O	8,880	$2.82	Feb. 28, 2012	S/O	12,929	$2.82
Nov. 22, 2011	S/O	6,469	$2.82	Feb. 29, 2012	S/O	1,344	$13.76
Nov. 30, 2011	S/O	6,464	$2.82	March 23, 2012	S/O	28,731	$13.35
Nov. 30, 2011	S/O	21,548	$13.71	March 23, 2012	S/O	5,168	$13.76
Nov. 30, 2011	S/O	3,585	$8.35	March 23, 2012	S/O	6,464	$2.82
Nov. 30, 2011	S/O	1,723	$13.76	March 23, 2012	S/O	14,365	$8.77
Dec. 2, 2011	S/O	5,746	$8.35	March 23, 2012	S/O	9,981	$13.71
Dec. 2, 2011	S/O	43,246	$13.76	March 26, 2012	S/O	40,224	$13.29
Dec. 2, 2011	S/O	6,464	$2.82	March 26, 2012	S/O	15,515	$9.73
Dec. 2, 2011	S/O	21,548	$13.71	March 26, 2012	S/O	21,548	$13.71
Dec. 5, 2011	S/O	12,497	$2.82	March 26, 2012	S/O	21,548	$8.35
Dec. 5, 2011	S/O	3,105	$8.35	March 26, 2012	S/O	21,548	$2.82
Dec. 6, 2011	S/O	40,080	$2.82	March 26, 2012	S/O	21,548	$13.76
Dec. 6, 2011	S/O	21,547	$13.76	April 10, 2012	SPP	10,757	$17.56
Dec. 6, 2011	S/O	6,938	$8.35	April 10, 2012	S/O	2,406	$2.82
Dec. 6, 2011	S/O	15,522	$9.73	April 25, 2012	S/O	25,858	$2.82
Dec. 7, 2011	S/O	44,905	$2.82	May 29, 2012	B/S	172,625	$10.05
Dec. 7, 2011	S/O	28,731	$13.35	June 7, 2012	S/O	26,397	$8.35
Dec. 7, 2011	S/O	9,194	$13.29	June 7, 2012	S/O	8,619	$2.82
Dec. 7, 2011	S/O	14,865	$13.76
Dec. 7, 2011	S/O	35,913	$8.35
Dec. 8, 2011	S/O	6,033	$2.82
Dec. 8, 2011	S/O	7,182	$13.76
Dec. 9, 2011	S/O	20,112	$8.35
Dec. 15, 2011	S/O	19,393	$2.82
Dec. 23, 2011	S/O	1,400	$8.35

Notes:

(1)

40,224,365 Common Shares were issued to Rio Tinto upon its exercise of the Series C Warrants granted to it in October 2007. Each Series C Warrant was exercisable to acquire one Common Share in exchange for the payment of US$9.43 per Common Share.

(2)

14,070,182 Common Shares were issued to Rio Tinto upon its exercise of the remaining Series B Warrants granted to it under the PPA. Each Series B Warrant was exercisable to acquire one Common Share in exchange for the payment of US$8.51 per Common Share.

(3)	27,896,570 Common Shares were issued to Rio Tinto at a subscription price of C$18.98 per Common Share upon its exercise of the Subscription Right granted to it under the HOA.
(4)

In May, 2012, Rio Tinto subscribed for the Anti-Dilution Subscription Right which provides Rio Tinto with the right to purchase Common Shares. For more details please see “MOA WITH RIO TINTO– Anti-Dilution Subscription Right.

The following table sets forth the number of Common Shares which were issued during the twelve (12) months preceding the date of this Prospectus pursuant to the SPP. Pursuant to the SPP, participating employees have authorized the Company to deduct from their respective salaries an amount, not to exceed seven percent (7%) of their salary prior to deductions but exclusive of any overtime pay, bonuses or allowances of any kind whatsoever for the purchase of Common Shares. The Company will credit participating employees with an additional amount equal to fifty percent (50%) of each such participants’ contributions. On March 31, June 30, September 30 and December 31 in each calendar year, the Company issues to each participating employee that number of fully paid and non-assessable Common Shares which is equal to the aggregate amount of each respective employees’ contributions together with the Company’s contributions divided by the weighted average price of the Common Shares on the TSX for the 90-day period immediately preceding the date of issuance.

Date of Issue	Number of C/S Issued	Issue Price
July 6, 2011	6,446	$24.08
Oct. 11, 2011	7,277	$21.51
Jan. 5, 2012	8,839	$19.16
April 10, 2012	10,757	$17.56

PRICE RANGE AND TRADING VOLUME

Our outstanding Common Shares are listed for trading in Canada on the TSX and in the United States on the NYSE and NASDAQ, under the trading symbol “IVN”. The following table sets forth the high and low sale prices of the Common Shares and their monthly trading volumes as reported on the TSX for the periods indicated.

	TSX			NYSE/NASDAQ
	High	Low	Volume	High	Low	Volume
	C$	C$		US$	US$
2011
May	$25.26	$22.52	13,747,889	$26.64	$23.08	31,590,064
June	$24.67	$21.01	14,147,333	$25.57	$21.43	48,499,424
July	$25.98	$23.96	11,009,317	$27.48	$24.75	22,218,990
August	$25.46	$17.01	16,787,989	$27.50	$17.18	59,225,292
September	$22.44	$12.97	25,071,699	$23.00	$12.55	73,775,552
October	$21.26	$12.85	23,318,819	$21.33	$12.11	75,918,528
November	$23.40	$18.55	22,240,321	$23.08	$17.82	72,623,208
December	$23.00	$16.37	20,729,785	$22.80	$15.72	84,529,152
2012
January	$20.76	$15.78	17,221,977	$20.46	$15.71	71,242,064
February	$17.89	$16.06	16,792,185	$17.94	$16.04	52,125,448
March	$18.57	$15.25	34,759,976	$18.76	$15.24	51,049,781
April	$16.22	$11.08	53,481,285	$16.27	$11.25	106,200,272
May	$11.62	$8.44	47,454,893	$11.78	$8.39	83,559,140

On June 7, 2012, the closing price of the Common Shares on the TSX was C$10.62 per Common Share (US$10.37, based on the Noon Buying Rate on June 7, 2012).

On June 7, 2012, the closing price of the Common Shares on the NYSE and NASDAQ was US$10.31 per Common Share (C$10.56 based on the Noon Buying Rate on June 7, 2012).

PRINCIPAL HOLDERS OF SECURITIES

As of the date of this Prospectus, to our knowledge, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than ten percent of our issued Common Shares, except as follows:

	Number of Common Shares beneficially owned, or controlled or directed, directly or indirectly(1)	Approximate percentage of total outstanding Common Shares
Rio Tinto(2)	377,397,658	50.89%
Robert M. Friedland(3)(4)	101,360,738	13.67%

(1)	Based on information provided by the Shareholders identified above.
(2)

Rio Tinto, together with its affiliates, is the Company’s largest shareholder, holding 377,397,658 Common Shares representing 50.9% of the issued and outstanding Common Shares and has agreed to exercise its Basic Subscription Privilege in full and provide the Standby Commitment, subject to the terms and conditions of the MOA. See “DETAILS OF THE RIGHTS OFFERING – Standby Commitment”.

(3)

The Company has been informed by Mr. Robert Friedland that he and entities controlled by him, who collectively hold 101,360,738 Common Shares representing 13.67% of the issued and outstanding Common Shares, intend to fully exercise all of the Rights issued to each of them, subject to the availability of financing on terms satisfactory to Mr. Friedland and an absence of any material adverse change to the Company. See “INTENTION OF INSIDERS TO EXERCISE RIGHTS” and “RISK FACTORS – Risks Related to the Rights Offering-Hedging transactions in connection with the Cash-Settled Contract may affect the trading price of our Common Shares”.

(4)

Common Shares are held directly (22,782,421 Common Shares) and indirectly through Newstar Securities SRL (36,888,714 Common Shares) and Goldamere Holdings SRL (41,689,603 Common Shares), and each company is beneficially wholly-owned and controlled by Mr. Friedland. Common Shares held by Mr. Friedland do not include 1,777,437 unissued Common Shares issuable upon the exercise of incentive stock options held by Mr. Friedland, 1,777,437 of which are currently vested and exercisable.

Except as agreed pursuant to the MOA and provided pursuant to the Standby Commitment, the information as to the intentions of our insiders is not within our knowledge and has been furnished by the respective insiders. No assurance can be given by us that the respective insiders will subscribe for Common Shares pursuant to the Rights Offering in the amounts indicated in this Prospectus or at all.

PLAN OF DISTRIBUTION

Each Shareholder on the Record Date will receive seven (7) Right for every Common Shares held subject to the restrictions described under the heading “General Offering Restrictions” below. Pursuant to the Basic Subscription Privilege, every 20 Rights entitle the holder thereof, subject to the limitations set out below, to subscribe for one Common Share upon payment of the Subscription Price for each Common Share for which the Shareholder is subscribing. The Company has determined that the Subscription Price per Common Share will be equal to US$7.00 or C$7.17, at the election of the Subscriber. Holders of Rights who exercise the Basic Subscription Privilege in full are entitled to subscribe for Additional Common Shares, if available, up to a Subscriber’s pro rata share of the total number of Additional Common Shares available for additional subscription, prior to the Expiry Time on the Expiry Date, pursuant to the Additional Subscription Privilege. Under the Standby Commitment, Rio Tinto which together with its affiliates, is the Company’s largest Shareholder with a 50.9% equity interest in the Company, has agreed, subject to certain terms, conditions and limitations, to purchase the Standby Shares. In consideration of providing the Standby Commitment, the Company has agreed to pay Rio Tinto the Standby Purchaser Fee in an amount equal to 4% of the aggregate gross proceeds of the Rights Offering.

Under the terms of the MOA, the Subscription Price was agreed to by the Company and Rio Tinto through negotiations that concluded immediately prior to the filing of this Prospectus. The Company’s objective in reaching an agreement with Rio Tinto on the Subscription Price is to encourage holders of Rights to exercise their Rights. The Subscription Price does not necessarily bear any relationship to the book value of the Company’s assets, past operations, cash flows, losses, financial condition or any other established criteria for value. Holders of Rights should not consider the Subscription Price to be an indication of the Company’s value. See “RISK FACTORS – Risks Related to the Rights Offering – The Subscription Price is not necessarily an indication of value”.

The Company has not employed any brokers, dealers, dealer managers or underwriters in connection with the solicitation of exercise of Rights, and, except as described herein, no fee or sales commissions, fees or discounts will be paid in connection with this Rights Offering. Certain of our employees may solicit responses from the holders of the Rights in connection with this Rights Offering, but such employees will not receive any commissions or compensation for such services other than their normal employment compensation.

General Offering Restrictions

This Prospectus qualifies for distribution under applicable Canadian securities laws the Offered Securities in each of the provinces and territories of Canada. This Prospectus also covers the offer and sale of the Offered Securities within the United States under the U.S. Securities Act.

The Offered Securities have not been qualified under the securities laws of any jurisdiction other than the Prospectus Jurisdictions. Except as described herein, Rights may not be exercised by or on behalf of a Non-Prospectus Holder. This Prospectus is not, and under no circumstances is to be construed as, an offering of any of the Offered Securities for sale in any Non-Prospectus Jurisdiction or a solicitation therein of an offer to buy any securities. Rights Certificates will not be sent to any Shareholder with an address of record in a Non-Prospectus Jurisdiction. Instead, such Non-Prospectus Holders will be sent a letter advising them that their Rights Certificates will be held by the Subscription Agent, which will hold such Rights as agent for the benefit of all such Non-Prospectus Holders. See “DETAILS OF THE RIGHTS OFFERING – Non-Prospectus Holders”.

No action has been or will be taken in any jurisdiction other than in the Prospectus Jurisdictions, where action for that purpose is required, which would permit a public offering of the Offered Securities or the possession, circulation or distribution of this Prospectus or any material relating to this Rights Offering except as set forth herein. Accordingly, the Offered Securities may not be offered, sold or delivered, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with this Rights Offering may be distributed or published, in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of Offered Securities may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Securities shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the Rights Offering and any Offered Securities to be offered so as to enable an investor to decide to purchase any Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The Company has not authorized, nor does it authorize, the making of any offer of Offered Securities through any financial intermediary on its behalf. Accordingly, no purchaser of Offered Securities is authorized to make any further offer of the Offered Securities on behalf of the Company.

The European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (2000) (“FSMA”) in connection with the issue or sale of the Offered Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company. Without limitation to the other restrictions referred to herein, this prospectus is directed only at (i) persons outside the United Kingdom, (ii) persons having professional experience in matters relating to investments that fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or (iii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom that receive this communication (other than persons that fall within (ii) or (iii) above) should not rely or act upon this communication.

Australia

Holders of Rights that reside in Australia must contact the Subscription Agent in order to be recognized as Qualified Holders. This Prospectus will not be lodged with the Australian Securities and Investments Commission (“ASIC”) and no Australian disclosure document will be lodged or filed with ASIC for the Rights Offering. The Rights Offering is made in Australia (as a Non-Prospectus Jurisdiction) without disclosure to investors under Part 6D.2 of the Australian Corporations Act 2001 in reliance on certain disclosure exemptions.

Qualified Holders that reside in Australia may exercise their Rights if they are “sophisticated investors” as defined in section 708(8) of the Corporations Act, if they are “professional investors” as defined in section 708(11) of the Corporations Act, or if the Rights Offering may be extended to them under other exemptions either in section 708 of the Corporations Act or made by instrument or Class Order under ASIC prospectus relief policy (e.g., “small scale offerings” or people associated with the Company or its related bodies). To the extent necessary, only the original holder of Rights may exercise its Rights and private transfers of Rights by Australian holders are not permitted.

Offers of Common Shares for sale in Australia within 12 months of their issue under the Rights Offering may be restricted under the Corporations Act and intending Subscribers should observe such restrictions.

Indonesia

The offering of the Offered Securities will not be conducted in a manner which constitutes a public offering of securities under applicable laws and regulations of the Republic of Indonesia. The Offered Securities have not been filed with the Indonesian Securities Commission.

Stock Exchange Approvals

The Company has received conditional approval from the TSX to approve the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Similar approvals have been received from the NYSE and NASDAQ to admit the Rights for trading and list the Common Shares issuable upon the exercise of Rights and the Standby Shares. Listing or admittance for trading of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares on the TSX, NYSE and NASDAQ is subject to the Company fulfilling all of the listing requirements of each of the TSX, NYSE and NASDAQ, respectively. Provided the Company fulfills all such requirements, the Rights will be listed for trading on the TSX and admitted for trading on each of the NYSE and NASDAQ on June 14, 2012. The Rights will be listed for trading on the TSX under the symbol “IVN.RT”, and admitted for trading on the NYSE or NASDAQ under the symbols “IVN.WIRT” and “IVN.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “IVN.RT” and “IVN.R”, respectively. The Rights will cease trading on the TSX at noon (Eastern time) on the Expiry Date, and on the NYSE and NASDAQ at the close of trading (New York time) on the day immediately preceding the Expiry Date.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Goodmans LLP, Canadian tax counsel to the Company, the following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder of Rights acquired pursuant to the Rights Offering and of Common Shares acquired on the exercise of such Rights that, for the purposes of the Tax Act and at all relevant times, holds such Rights and Common Shares as capital property, is not affiliated with the Company, and deals with the Company at arm’s length (a “Holder”). A Right or Common Share generally will be capital property to a Holder unless it is held in the course of carrying on a business of trading in or dealing in securities, or it has been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (“Tax Proposals”) before the date of this Prospectus, and the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Rights or Common Shares.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Rights and Common Shares must be expressed in Canadian dollars (including adjusted cost base, proceeds of disposition and dividends). For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA. Such rate of exchange may not be equal to the Noon Buying Rate.

Residents of Canada

The following portion of the summary is generally applicable to a Holder that, at all relevant times for purposes of the Tax Act, is or is deemed to be resident in Canada (a “Resident Holder”). Certain Resident Holders that might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have their Common Shares and all other “Canadian securities” (as defined in the Tax Act) owned in the taxation year of the election and all subsequent taxation years deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Rights are not “Canadian securities” for these purposes; accordingly, the characterization of Rights as capital property is unaffected by a Resident Holder’s making an election pursuant to subsection 39(4) of the Tax Act. The following portion of the summary does not apply to a Resident Holder: (i) that is a “financial institution” for purposes of section 142.2 of the Tax Act, (ii) that is a “specified financial institution” as defined for purposes of the Tax Act, (iii) to which the “functional currency” reporting rules in section 261 of the Tax Act apply, or (iv) an interest in which is a “tax shelter investment” for purposes of the Tax Act. Such Holders should consult their own tax advisors.

Acquisition of Rights

A Resident Holder that receives a Right pursuant to the Rights Offering will not be required to include the value of such Right in computing the Resident Holder’s income for purposes of the Tax Act. Rights received by a Resident Holder pursuant to this Rights Offering will have an adjusted cost base of nil. The cost of Rights acquired by a Resident Holder otherwise than pursuant to this Rights Offering will be averaged with the adjusted cost base of all other Rights held by that Resident Holder as capital property immediately prior to such acquisition for the purposes of determining the adjusted cost base to that Resident Holder of each Right so held.

Exercise of Rights

The exercise of a Right will not constitute a disposition of that Right for purposes of the Tax Act and, accordingly, a Resident Holder will not realize a gain or loss on such exercise. The aggregate cost to a Resident Holder of the Common Shares acquired on the exercise of a Right will be equal to the Resident Holder’s adjusted cost base of the Right, if any, immediately before the exercise. The adjusted cost base to a Resident Holder at any time of Common Shares received on an exercise of Rights will be determined by averaging the cost of such Common Shares with the adjusted cost base of any other Common Shares owned by the Resident Holder as capital property at that time.

Disposition of Rights

A Resident Holder that disposes of or is deemed to dispose of a Right (otherwise than by exercise of the Right) generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Right exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any capital gain (or capital loss) realized on the disposition of a Right (otherwise than by the exercise of the Right) is described below under the heading “Treatment of Capital Gains and Capital Losses”.

Expiry of Rights

The expiry or termination of an unexercised Right will result in a capital loss to a Resident Holder equal to the adjusted cost base, if any, of the Right immediately before its expiry or termination. Any such capital loss will be subject to the treatment described below under the heading “Treatment of Capital Gains and Capital Losses”.

Receipt of Dividends on Common Shares

Dividends received or deemed to be received on Common Shares by a Resident Holder that is an individual (other than certain trusts) will be included in computing the individual’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by an individual from a taxable Canadian corporation. Taxable dividends received or deemed to be received by such individual which are designated by the Company as “eligible dividends” in accordance with the Tax Act will be subject to enhanced gross-up and dividend tax credit rules under the Tax Act.

Taxable dividends received by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

Dividends received or deemed to be received on Common Shares by a Resident Holder that is a corporation will be included in computing the corporation’s income and generally will be deductible in computing the taxable income of the corporation. A corporation that is a “private corporation” or a “subject corporation” for purposes of the Tax Act may be liable to pay a refundable tax of 33  1/3% on dividends received or deemed to be received to the extent such dividends are deductible in computing the corporation’s taxable income.

Disposition of Common Shares

On a disposition or a deemed disposition of a Common Share (other than to the Company), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Share exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any such capital gain (or capital loss) is described under the following heading.

The amount of any capital loss realized on the disposition or deemed disposition of a Common Share by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on the Common Share (or on a share for which such Common Share has been substituted) to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly, or indirectly through a partnership or a trust. Resident Holders to which these rules may be relevant should consult their own tax advisors.

Treatment of Capital Gains and Capital Losses

Generally, one-half of the amount of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the Resident Holder’s income in that year, and one-half of the amount of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year generally must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable for a refundable tax of 6  2/3% on its “aggregate investment income”, which is defined in the Tax Act to include taxable capital gains.

Capital gains realized by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

Eligibility for Investment

Provided that the Rights and Common Shares are listed on a designated stock exchange under the Tax Act (which includes the TSX), the Rights and the Common Shares issuable on the exercise of Rights, if issued on the date hereof, would be qualified investments under the Tax Act for a trust governed by a registered retirement savings plan (an “RRSP”), registered retirement income fund (an “RRIF”), registered education savings plan, registered disability savings plan, deferred profit sharing plan and a tax-free savings account (a “TFSA”). Notwithstanding that the Rights and Common Shares may be qualified investments for a trust governed by a TFSA, RRSP or RRIF, the holder of a TFSA or the annuitant of an RRSP or RRIF, as the case may be, will be subject to a penalty tax in respect of the Rights and Common Shares, if such Rights and Common Shares are a “prohibited investment” (as defined in the Tax Act) for the TFSA, RRSP or RRIF. The Rights and Common Shares will not be a “prohibited investment” for a trust governed by a TFSA, RRSP or RRIF provided that the holder of the TFSA or the annuitant of an RRSP or RRIF, as the case may be, deals at arm’s length with the Company for purposes of the Tax Act and does not have a “significant interest” (within the meaning of the Tax Act) in the Company or in any person or partnership with which the Company does not deal at arm’s length for purposes of the Tax Act.

Non-Residents of Canada

The following portion of the summary is generally applicable to a Holder that, at all relevant times for purposes of the Tax Act, is neither resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention) and does not use or hold, and is not deemed to use or hold Rights or Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary, may apply to a non-resident insurer carrying on business in Canada and elsewhere.

Acquisition of Rights

The issuance of Rights to a Non-Resident Holder pursuant to the Rights Offering will not be subject to Canadian withholding tax and no other tax will be payable under the Tax Act by a Non-Resident Holder in respect of the receipt of Rights pursuant to the Rights Offering.

Exercise of Rights

The exercise of Rights by a Non-Resident Holder will not constitute a disposition of Rights for purposes of the Tax Act and, consequently, no gain or loss will be realized by the Non-Resident Holder upon the exercise of the Rights.

Expiry of Rights

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of the expiry or termination of an unexercised Right.

Dispositions of the Rights or Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of Rights or Common Shares (including a disposition made on behalf of Non-Prospectus Holders) unless the Rights or Common Shares disposed of constitute “taxable Canadian property” of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

The Rights will only be “taxable Canadian property” of a Non-Resident Holder if the Common Shares to be issued upon the exercise of the Rights would be “taxable Canadian property” of the Non-Resident Holder.

Generally, a Common Share will not be “taxable Canadian property” of a Non-Resident Holder at a particular time provided that either: (a) at no time during the 60-month period preceding the particular time did such Common Share derive more than 50% of its fair market value directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties (as such terms are defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in (i) to (iii), whether or not the property exists; or (b) such Common Share is listed on a designated stock exchange (which currently includes the TSX) at that time and at no time during the 60-month period ending at that time did the Non-Resident Holder, persons not dealing at arm’s length with such Non-Resident Holder or the Non-Resident Holder together with all such persons, own 25% or more of the issued shares of any class or series of the capital stock of the Corporation.

Non-Resident Holders for which the Rights or Common Shares may constitute “taxable Canadian property” should consult their own tax advisors for advice having regard to their particular circumstances.

Receipt of Dividends on Common Shares

Dividends on Common Shares paid or credited, or deemed to be paid or credited to a Non-Resident Holder will be subject to a non-resident withholding tax under the Tax Act at a rate of 25%, subject to reduction under the provisions of an applicable income tax treaty or convention.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain United States federal income tax consequences to United States Holders, as defined herein, of the acquisition, ownership, exercise, lapse and disposition of Rights issued pursuant to this Rights Offering and the ownership and disposition of Common Shares received upon exercise of such Rights. This discussion is based on existing provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practice, judicial decisions, and interpretations of the foregoing, all as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in United States federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the United States Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to any of the United States federal income tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a United States court will not sustain such challenge.

As used herein, a “United States Holder” is any beneficial owner of a Common Share or Right that is (i) a citizen or individual resident of the United States as determined for United States federal income tax purposes; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any of its political subdivisions; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; and (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. If a pass-through entity, including a partnership or other entity taxable as a partnership for United States federal income tax purposes, holds a Common Share or a Right, the United States federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. A United States person that is an owner or partner of a pass-through entity holding a Common Share or a Right is urged to consult its own tax advisor.

This discussion does not address any United States federal alternative minimum tax, United States federal estate, gift, or other non-income tax; or state, local or non-United States tax consequences of the acquisition, ownership and disposition of a Common Share or a Right. In addition, this discussion does not address the United States federal income tax consequences to certain categories of United States Holders subject to special rules, including United States Holders that are (i) banks, financial institutions or insurance companies; (ii) regulated investment companies or real estate investment trusts; (iii) brokers or dealers in securities or currencies or traders in securities that elect to use a mark-to-market method of accounting; (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (v) holders that hold a Common Share or Right as part of a hedge, straddle, conversion transaction or a synthetic security or other integrated transaction; (vi) holders that have a “functional currency” other than the United States dollar; (vii) holders that own directly, indirectly or constructively 10 percent or more of the voting power of the Company; and (viii) United States expatriates.

This discussion assumes that Common Shares are held as capital assets (generally, property held for investment), within the meaning of Section 1221 of the Code, in the hands of a United States Holder at all relevant times.

A UNITED STATES HOLDER OF COMMON SHARES AND/OR RIGHTS IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF UNITED STATES FEDERAL TAX LAWS TO ITS PARTICULAR SITUATION AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-UNITED STATES OR OTHER TAXING JURISDICTION.

Consequences of the Ownership, Disposition, and Lapse of Rights

Receipt of Rights

The distribution of the Rights should be treated as a non-taxable distribution under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the Rights would be taxable to holders of Common Shares as a dividend to the extent of the holder’s pro rata share of the Company’s current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The remaining discussion assumes that holders of Common Shares in respect of which Rights are received will not be subject to United States federal income tax on the receipt of a Right.

If the aggregate fair market value of the Rights at the time they are distributed to United States Holders of Common Shares is less than 15% of the aggregate fair market value of our Common Shares at such time, the tax basis of the Rights received by a United States Holder will be zero unless such holder elects to allocate a portion of his or her tax basis of previously owned Common Shares to the Rights issued pursuant to this Rights Offering. However, if the aggregate fair market value of the Rights at the time they are distributed to United States Holders of Common Shares is 15% or more of the aggregate fair market value of the Company’s Common Shares at such time, or if a United States Holder elects to allocate a portion of his or her tax basis of previously owned Common Shares to the Rights issued in this Rights Offering, then such holder’s tax basis in previously owned Common Shares will be allocated between such Common Shares and the Rights based upon the relative fair market value of such Common Shares and the Rights as of the date of the distribution of the Rights. Thus, if such an allocation is made and the Rights are later exercised, the tax basis in the Common Shares originally owned will be reduced by an amount equal to the tax basis allocated to the Rights and the basis in the new Common Shares will be increased by the tax basis allocated to these Common Shares. This election is irrevocable if made and would apply to all of the Rights received pursuant to the Rights Offering. The election must be made in a statement attached to a United States Holder’s Federal income tax return for the taxable year in which the Rights are distributed.

Notwithstanding the foregoing, pursuant to applicable Treasury Regulations, basis will be allocated to a Right only if it is exercised or disposed of. If a holder allows a Right to lapse unexercised, no basis will be allocated to such Right.

The holding period for the Rights received in the Rights Offering by a United States Holder of Common Shares will include the holding period for the Common Shares with respect to which the Rights were received.

Exercise of Rights

A United States Holder will generally not recognize gain or loss on the exercise of a Right and related receipt of a Common Share. A United States Holder’s initial tax basis in the Common Share received on the exercise of a Right should be equal to the sum of (a) such United States Holder’s tax basis in such Right, if any, plus (b) the exercise price paid by such United States Holder on the exercise of such Right. A United States Holder’s holding period for the Common Share received on the exercise of a Right will begin on the day that such Right is exercised by such United States Holder.

A United States Holder that exercises Rights received in this Rights Offering after disposing of the Common Shares with respect to which the Rights were received is urged to consult a tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Disposition of Rights

A United States Holder will recognize gain or loss on the sale or other taxable disposition of a Right in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such United States Holder’s tax basis, if any, in the Right sold or otherwise disposed of. Subject to the discussion under “Passive Foreign Investment Company (PFIC) Considerations” below, any such gain or loss generally will be capital gain or loss, and will be short-term or long-term depending on whether the Rights are treated as having been held for more than one year under the special holding period rule described above under “Receipt of Rights.” Long-term capital gains of a non-corporate taxpayer are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to various limitations.

Lapse of Rights

Upon the lapse or expiration of a Right, a United States Holder should recognize no loss, and the tax basis of the Common Shares in respect of which the Rights were received will equal their tax basis before receipt of the Rights.

Consequences of the Ownership and Disposition of Common Shares received upon Exercise of a Right

Distributions on Common Shares

Subject to the discussion under “Passive Foreign Investment Company (PFIC) Considerations” below, the gross amount of any distribution paid by the Company will generally be subject to United States federal income tax as dividend income to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Such amount will be includable in gross income by a United States Holder as ordinary income on the date such United States Holder actually or constructively receives the distribution. Dividends paid by the Company will not be eligible for the dividends received deduction generally allowed to corporations.

Certain dividends received by non-corporate United States Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation (“qualified dividends”). Under current law, the preferential rates applicable to qualified dividends apply only to those received prior to January 1, 2013. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the United States Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. The United States Treasury has determined that the income tax convention between the United States and Canada (the “Tax Convention”) meets these requirements, and the Company believes it is eligible for the benefits of the Tax Convention. Dividends received by United States investors from a foreign corporation that was a PFIC (as defined herein) in either the taxable year of the distribution or the preceding taxable year will not constitute qualified dividends. As discussed below in “Passive Foreign Investment Company (PFIC) Considerations,” the Company believes that it is not a PFIC for U.S. federal income tax purposes and does not expect to become a PFIC in the future.

The limitations on foreign taxes eligible for credit are calculated separately with respect to specific classes of income. For foreign tax credit purposes, dividends received by a United States Holder with respect to shares of a foreign corporation generally constitute foreign-source income and are treated as “passive category” or “general category” income. Subject to certain limitations, any Canadian tax withheld with respect to distributions made on the Common Shares may be treated as foreign taxes eligible for credit against a United States Holder’s United States federal income tax liability. Alternatively, a United States Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for United States federal income tax purposes. The rules governing the foreign tax credit are complex and their application depends on each taxpayer’s particular circumstances. Accordingly, United States Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that a distribution exceeds the amount of the Company’s current or accumulated earnings and profits, as determined under United States federal income tax principles, it will be treated first as a tax-free return of capital, causing a reduction in the United States Holder’s adjusted basis in the Common Shares held by such United States Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such United States Holder upon a subsequent disposition of the Common Shares), with any amount that exceeds the adjusted basis being taxed as a capital gain recognized on a sale or exchange (as discussed under “Sale, Exchange or Other Taxable Disposition of Common Shares and Rights” below).

The gross amount of distributions paid in any foreign currency will be included by each United States Holder in gross income in a United States dollar amount calculated by reference to the exchange rate in effect on the day the distributions are paid, regardless of whether the payment is in fact converted into United States dollars. If the foreign currency is converted into United States dollars on the date of the payment, the United States Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of the foreign currency distributions. If instead the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as United States source ordinary income or loss.

Sale, Exchange, or Other Taxable Disposition of Common Shares

Upon a sale or other taxable disposition of Common Shares, and subject to the discussion below under “Passive Foreign Investment Company (PFIC) Considerations”, a United States Holder should recognize capital gain or loss in an amount equal to the difference between the amount realized and the United States Holder’s adjusted tax basis in the Common Shares.

Long-term capital gains recognized by non-corporate United States Holders are generally subject to United States federal income tax at preferential rates. Capital gain or loss will constitute long-term capital gain or loss if the United States Holder’s holding period for the Common Shares exceeds one year. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company (PFIC) Considerations

Special and generally unfavourable United States federal income tax rules may apply to a United States Holder if its holding period in its Common Shares, Rights or both includes any period during a taxable year of the Company in which the Company is a passive foreign investment company (a “PFIC”). A non-United States corporation is a PFIC for each taxable year in which (i) 75% or more of its gross income is passive income or (ii) 50% or more of the average value of its assets are assets that either produce or are held for the production of passive income. Special rules apply where a non-United States corporation owns, directly or indirectly, at least 25% by value of the stock of another corporation (the “lower-tier corporation”). For purposes of determining whether the Company is a PFIC, it will be treated as if it held its proportionate share of the assets of any lower-tier corporation and received directly its proportionate share of the income of any lower-tier corporation.

Based on the value of its assets and the scope of its current and projected operations, the Company believes that it is not a PFIC for U.S. federal income tax purposes, and does not expect to become a PFIC in the future. However, the determination of the Company’s PFIC status for any year is very fact-specific, and is dependent on continued active operations either by SGQ before its disposition or through other projects, the values of the Company’s resources and reserves, legal and political risk, and other factors beyond the Company’s control, see generally “RISK FACTORS – Risks Related to the Business”. Accordingly, there can be no assurance in this regard, and it is possible that the Company may become a PFIC in the current taxable year or in future years. If the Company is classified as a PFIC in any year during which a United States Holder holds Common Shares, the Company will generally continue to be treated as a PFIC to such holder in all succeeding years, regardless of whether the Company continues to meet the income or asset test discussed above.

If a United States Holder does not make a timely qualified electing fund (“QEF”) or mark-to-market election (a “Non-Electing Holder”) and the Company is a PFIC, then special taxation rules will apply to (i) gains realized on the disposition of such United States Holder’s Common Shares and (ii) certain “excess distributions” (generally, distributions received in the current taxable year that are in excess of 125% of the average distributions received during the three preceding years or, if shorter, such United States Holder’s holding period) by the Company. Pursuant to these rules, a Non-Electing Holder generally would be required to pro rate all gains realized on the disposition of any of its Common Shares and all excess distributions on its Common Shares over its entire holding period. All gains or excess distributions allocated to prior years of a United States Holder (other than any year before the first taxable year of the Company during such United States Holder’s holding period for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. A Non-Electing Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year but had not been paid until the taxable year within which the gains or excess distributions have occurred. The balance of the gain or the excess distribution would be treated as ordinary income in the year of the disposition or distribution, and no interest charge would be incurred with respect to such balance. Neither the QEF nor the mark-to-market election is available with respect to Rights, and therefore, the rules described above generally apply to gain realized on the disposition of Rights if the Company is a PFIC.

If the Company is a PFIC and the Common Shares are considered “marketable stock” for purposes of the PFIC rules, a United States Holder may avoid the imposition of the additional tax and interest described above by making a mark-to-market election in the first year of its holding period in such Common Shares. The Common Shares will be marketable stock if they are regularly traded on a qualifying exchange that is either (i) a national securities exchange which is registered with the Securities and Exchange Commission or the national market system established pursuant to the Exchange Act, or (ii) any exchange or other market that the United States Treasury Department determines is adequate. The Company believes that the TSX meets this test, and accordingly, provided that the Common Shares are regularly traded on the TSX, a United States Holder should be able to make a mark-to-market election with respect to the Common Shares if the Company is classified as a PFIC. If a United States Holder chooses to make a mark-to-market election, such United States Holder must include in ordinary income for each taxable year for which the election is in effect, and during which the Company is a PFIC, an amount equal to the excess, if any, of the fair market value of its Common Shares as of the close of the taxable year over its adjusted tax basis in the Common Shares. In addition, the United States Holder may claim an ordinary loss deduction for the excess, if any, of its adjusted tax basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but only to the extent of any prior net mark-to-market gains. United States Holders are urged to consult their own tax advisors as to the consequences of marking a mark-to-market election.

Under the Code, a United States Holder of shares of a PFIC may also make a QEF election with respect to shares of the PFIC. United States Holders should consult with their tax advisor as to the availability and consequences of the QEF election. In particular, an election to treat the Company as a QEF will not be available if the Company does not provide the information necessary to make such an election. It is not expected that a United States Holder will be able to make a QEF election because the Company does not intend to provide United States Holders with the information necessary to make a QEF election.

If the Company is a PFIC, each United States Holder of Common Shares may be required to file an annual report with the IRS and failure to file such report could result in the imposition of penalties on such United States Holder. United States Holders are urged to consult their own tax advisors as to the requirement to file an annual report and the penalties that may apply for failing to file such annual report.

Additional Tax on Passive Income

For taxable years beginning after December 31, 2012, an additional 3.8% tax will generally be imposed on the “net investment income” of individuals, estates and trusts whose income exceeds certain thresholds. “Net investment income” generally includes the following: (1) gross income from interest and dividends other than from the conduct of a non-passive trade or business; (2) other gross income from a passive trade or business; and (3) net gain attributable to the disposition of property other than property held in a non-passive trade or business. Therefore, dividends on, and capital gains from the sale or other taxable disposition of, the Common Shares and Rights may be subject to this additional tax. United States Holders are urged to consult their own tax advisors regarding the application of this additional tax in their particular circumstances.

United States Information Reporting and Backup Withholding Tax

Under United States federal income tax law and regulations, certain categories of United States Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. Penalties for failure to file certain of these information returns are substantial. In addition, new United States return disclosure obligations (and related penalties for failure to disclose) have also been imposed on United States individuals that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the Common Shares and Rights. United States Holders of Common Shares and/or Rights should consult with their own tax advisors regarding the requirements of filing any information returns.

Dividends on Common Shares and proceeds from the sale or other disposition of Common Shares and/or Rights that are paid in the United States or by a United States-related financial intermediary will be subject to United States information reporting rules, unless a United States Holder is a corporation or other exempt recipient. In addition, payments that are subject to information reporting may be subject to backup withholding (currently at a 28% rate) if a United States Holder does not provide its taxpayer identification number and otherwise comply with the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are available to be credited against a United States Holder’s United States federal income tax liability and may be refunded to the extent they exceed such liability, provided the required information is provided to the IRS in a timely manner.

RISK FACTORS

An investment in any of the Offered Securities is subject to a number of risks. In addition, the Company is subject to a number of risks due to the nature of the industry in which it operates, the present state of development of its business and the foreign jurisdictions in which it carries on business. The following is a summary description of the material risks and uncertainties to which the Company is subject. Some of the following statements are forward-looking and actual results may differ materially from the results anticipated in these forward-looking statements. Please refer to the section entitled “FORWARD-LOOKING STATEMENTS” in this Prospectus.

Risks Related to the Rights Offering

A Shareholder may suffer significant dilution

If a Shareholder does not exercise its Rights for Common Shares pursuant to the Basic Subscription Privilege, or a Shareholder sells or transfers its Rights, the Shareholder’s current percentage ownership may be significantly diluted by the issuance of Common Shares pursuant to the exercise of Rights by other holders of such Rights, as well as the purchase of Standby Shares by Rio Tinto pursuant to the Standby Commitment.

The Company currently has 741,594,430 Common Shares outstanding as of June 7, 2012. In connection with the Rights Offering and the Standby Commitment, the Company expects to issue up to 259,558,050 Common Shares following the Expiry Date, based on the number of Common Shares outstanding as of June 7, 2012. Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus.

No prior trading market for Rights

Even upon listing of the Rights on the TSX and being admitted for trading on the NYSE and NASDAQ, holders may not be able to resell Rights acquired. There can be no assurance that an active trading market will develop in the Rights on the TSX, NYSE or NASDAQ, or, if developed, that such market will be sustained. To the extent an active trading market for the Rights does not develop, the pricing of the Rights in the secondary market, the transparency and availability of trading prices and liquidity of the Rights would be adversely affected, which may have a material adverse impact on the Company and its share price.

Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances

Under the terms of the MOA, Rio Tinto has the right to not exercise its Basic Subscription Privilege and to terminate the Standby Commitment in certain circumstances including, but not limited to, the occurrence of a “Material Adverse Change” (as defined in the MOA). If Rio Tinto becomes entitled to not exercise its Basic Subscription Privilege and to terminate the Standby Commitment and thereafter does so, the Rights Offering may not be fully subscribed and the anticipated proceeds of the Rights Offering may not be fully realized. If Rio Tinto does not exercise its Basic Subscription Privilege and the Standby Commitment is terminated and the Rights are not fully exercised by other holders, the Company may need to seek alternate sources of financing for the Oyu Tolgoi Project. The failure to complete the Rights Offering and receive the anticipated $1,741,230,096 net proceeds will have a material adverse effect on the Company as it does not currently have sufficient cash or alternate sources of financing available, which will result in a default under the Interim Funding Facility and Bridge Facility. Rio Tinto will not be obligated to provide the completion guarantee for the Oyu Tolgoi Project Financing, the Company may not have the ability to obtain alternate debt or equity financing on favourable terms, if at all, and because of its increased financial risk profile, comparable financing may not be available from Rio Tinto or other lenders. There is no certainty that alternate financing for the Oyu Tolgoi Project can be achieved on acceptable commercial terms or within the time frame necessary given, among other things, Rio Tinto’s right to acquire additional securities of the Company under its equity financing right of first offer and the requirement for Rio Tinto’s consent for any debt financings.

Failure to obtain sufficient additional financing would likely have a materially adverse impact on the Company’s ability to maintain the current development schedule for the Oyu Tolgoi Project and could jeopardize its ability to meet its contractual commitments to third parties in respect of the Oyu Tolgoi Project, including those in respect of the

Investment Agreement and the amended and restated shareholders’ agreement dated June 8, 2011 among OT LLC, Ivanhoe Oyu Tolgoi (BVI) Ltd., Oyu Tolgoi Netherlands B.V. and Erdenes MGL LLC (the “Shareholders’ Agreement”). The ongoing development of the Oyu Tolgoi Project requires the Company to fund a phase-one capital budget in 2012 of US$2.1 billion. The Company only has sufficient funds to continue funding the Oyu Tolgoi Project and meet its other cash requirements until the end of July 2012. Without the funding as contemplated by the MOA, the Company will not be in a position to continue development of the Oyu Tolgoi Project, which could substantially increase the political risks for the Oyu Tolgoi Project in Mongolia. As a result, the failure to obtain sufficient additional financing would have a material adverse impact on the Company.

Hedging transactions in connection with the Cash-Settled Contract may affect the trading price of our Common Shares

Mr. Friedland has indicated that he intends to exercise all Rights issued to him in respect of his directly and indirectly held Common Shares. Mr. Friedland has indicated that he is arranging financing with Citibank to facilitate his full participation in the Rights Offering. As further described under “INTENTION OF INSIDERS TO EXERCISE RIGHTS”, Mr. Friedland has entered into the Cash-Settled Contract with Citibank, which provides an equity collar with respect to approximately 32,900,000 Common Shares and a put spread collar with respect to approximately 10,000,000 Common Shares, subject to certain adjustments. An equity collar is an instrument that protects the economic value of a specific number of securities by foregoing a portion of any future economic upside.

The Cash-Settled Contract is a separate transaction from the Rights Offering, entered into by Citibank and Mr. Friedland. This transaction has been or will be entered into to facilitate the participation of Mr. Friedland in the Rights Offering and will not affect your rights as a holder of Rights or Common Shares.

In entering into the Cash-Settled Contract and in engaging in any associated market activity and other transactions as described above, Citibank has been and will be acting to protect its own economic interests, which may have a negative effect on the trading price of our Common Shares and conflict with the interests of the Company and the Shareholders.

The Company does not make any representation or prediction as to the magnitude of any potential effect that these transactions have had or may have on the trading price of the Common Shares.

Exercises of Rights may not be revoked

If the Common Share trading price declines below the Subscription Price for the Common Shares, resulting in a loss of some or all of the Subscribers’ Subscription Payment, Subscribers may not revoke or change the exercise of Rights after they send in their subscription forms and payment.

A large number of Common Shares may be issued and subsequently sold upon the exercise of Rights

To the extent that Subscribers who exercise Rights sell the Common Shares underlying such Rights, the market price of our Common Shares may decrease due to the additional selling pressure in the market. The risk of dilution from issuances of Common Shares underlying the Rights may cause shareholders to sell their Common Shares, which may have a material adverse impact on the Company and its share price.

The sale of Common Shares issued upon exercise of the Rights could encourage short sales by third parties which could depress the price of the Common Shares

Any downward pressure on the price of Common Shares caused by the sale of Common Shares underlying the Rights could encourage short sales by third parties. In a short sale, a prospective seller borrows Common Shares from a Shareholder or broker and sells the borrowed Common Shares. The prospective seller hopes that the Common Share price will decline, at which time the seller can purchase Common Shares at a lower price for delivery back to the lender. The seller profits when the Common Share price declines because it is purchasing Common Shares at a price lower than the sale price of the borrowed Common Shares. Such sales could place downward pressure on the price of our Common Shares by increasing the number of Common Shares being sold, which may have a material adverse impact on the Company and its share price.

The Subscription Price is not necessarily an indication of value

Under the terms of the MOA, the Subscription Price was agreed to by the Company and Rio Tinto through negotiations that concluded immediately prior to the filing of this Prospectus. The Company’s objective in reaching an agreement with Rio Tinto on the Subscription Price is to encourage holders of Rights to exercise their Rights. The Subscription Price does not necessarily bear any relationship to the book value of the Company’s assets, past operations, cash flows, losses, financial condition or any other established criteria for value. Holders of Rights should not consider the Subscription Price to be an indication of the Company’s value and the Common Shares may trade at prices above or below the Subscription Price.

A decline in the market price of the Common Shares may occur

The trading price of the Common Shares in the future may decline below the Subscription Price. The Company can give no assurance that the Subscription Price will remain below any future trading price for the Common Shares. Future prices of the Common Shares may adjust positively or negatively depending on various factors, including the Company’s future revenues, cash flows and operations and overall conditions affecting the Company’s business, economic trends and the securities markets and changes in the estimated value and prospects for the Company’s projects.

Subscribers outside of Canada or the United States are subject to exchange rate risk

The Subscription Price may be paid either in Canadian dollars or United States dollars. Accordingly, any Subscriber outside of Canada or the United States is subject to adverse movements in their local currency against either the Canadian dollar or the United States dollar.

Risks Related to the Business

Rio Tinto, as the holder of a majority of the Company’s Common Shares and manager of the Oyu Tolgoi Project, controls the business and affairs of the Company and OT LLC

Rio Tinto owns a majority of the Company’s outstanding Common Shares and can exercise its voting power to elect all of the members of the Board of Directors. Rio Tinto can also exercise its majority voting power to unilaterally pass any ordinary resolution submitted to a vote of the Company’s Shareholders, except for resolutions in respect of which Rio Tinto is an interested party and for which disinterested shareholder approval is required. In addition, under the HOA, Rio Tinto was appointed the manager of the Oyu Tolgoi Project which provides Rio Tinto with responsibility for the management of the Oyu Tolgoi Project. Pursuant to the terms of the HOA, a majority of the Board of Directors must be independent directors at least until the earlier of January 18, 2014 or the date on which the Company ceases to be a reporting issuer under Canadian security laws.

The interests of Rio Tinto and the interests of the Company’s other Shareholders are not necessarily aligned in all respects and there can be no assurance that Rio Tinto will exercise its rights as the Company’s majority Shareholder and its other contractual rights under the PPA, the HOA and the MOA in a manner that is consistent with the best interests of the Company’s other Shareholders.

The actual cost of developing the Oyu Tolgoi Project may differ materially from the Company’s estimates and involve unexpected problems or delays

The estimates in the AIF regarding the development and operation of the Oyu Tolgoi Project, which form the basis of the comprehensive financing plan pursuant to the MOA, including the estimated remaining capital cost to first production are estimates only and are based on many assumptions and analyses made by the Company’s management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. These estimates and the assumptions upon which they are based are subject to a variety of risks and uncertainties and other factors that could cause actual expenditures to differ materially from those estimated. If these estimates prove incorrect, the total capital expenditures required to complete phase one of the Oyu Tolgoi Project may increase, which may have a material adverse impact on the Company and its share price.

There are also a number of uncertainties inherent in the development and construction of any new mine, including the Oyu Tolgoi Project. These uncertainties include:

•	the timing and cost, which can be considerable, of the construction of mining and processing facilities;

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the availability and cost of skilled labour, power and transportation, including costs of transport for the supply chain for the Oyu Tolgoi Project, which requires routing approaches which have not been fully tested.

•	the annual usage costs to the local province for sand, aggregate and water;

•	the availability and cost of appropriate smelting and refining arrangements;

•	the need to obtain necessary environmental and other government permits, and the timing of those permits;

•	the availability of funds to finance construction and development activities; and

•	delays in any of the steps required to achieve commercial production, and the costs which would result from delays (which could significantly exceed those projected in the IDOP Technical Report).

The cost, timing and complexities of mine construction and development are increased by the remote location of a property such as the Oyu Tolgoi Project. It is common in new mining operations to experience unexpected problems and delays during development, construction and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that future development activities will result in profitable mining operations.

The IDOP Technical Report notes that possible scope changes have been indicated, including additional development and excavation expenditures, the addition of a further shaft, additional crew underground and increased operating costs due to design changes. The next phase of the Oyu Tolgoi Project planning process is the preparation of a definitive integrated development and operating plan, which is significantly underway. It is expected that this plan will, based on the further work ongoing, recommend changes to the existing construction and mining plans, which may result in significant additional cost. This plan will include a review and recalculation of items in the IDOP Technical Report and revise items in the IDOP Technical Report where determined appropriate (by way of example, while VAT and customs duties have been paid by OT LLC to date, the amounts paid were correctly included as having been paid but not in their own separate line item).

The Company is aware that there will be a delay in the completion of a revised Environmental Social Impact Assessment (now anticipated for mid-year 2012 rather than April 2012).

Lack of sufficient electrical power and transportation infrastructure in proximity to the Oyu Tolgoi Project could adversely affect mining feasibility

The Oyu Tolgoi Project is located in an extremely remote area in the South Gobi region of Mongolia, which currently lacks basic infrastructure, including sources of electrical power, housing, food and transport necessary to develop and operate a major mining project. While the Oyu Tolgoi Project has established the limited infrastructure, including diesel-generated power, necessary to conduct its current exploration and development activities, substantially greater sources of electrical power, physical plant and transportation infrastructure in the area will need to be established before mining operations are conducted at the Oyu Tolgoi Project. In addition, satisfactory agreements for the purchase of electrical power will have to be entered into on commercially reasonable terms, and any necessary government approvals or licences obtained (including those required to allow for obtaining power from China sufficient to meet all needs until power facilities in Mongolia are constructed and commissioned).

Lack of availability of the means and inputs necessary to establish such infrastructure may adversely affect mining feasibility. Establishing such infrastructure will, in any event, require significant financing, identification of adequate sources of raw materials and supplies and cooperation from international, national and regional governments, none of which can be assured.

The Investment Agreement recognized that the reliable supply of electrical power is critical to the Oyu Tolgoi Project. The agreement also confirmed that the Company has the right to obtain electrical power from inside or outside Mongolia, including China, to meet its initial electrical power requirements for up to 4 years after Oyu Tolgoi begins commercial production. The agreement established that (i) the Company has the right to build or sub-contract construction of a coal-fired power plant at an appropriate site in Mongolia’s South Gobi region to supply the Oyu Tolgoi Project, and (ii) all of the Oyu Tolgoi Project’s power requirements would be sourced from within Mongolia no later than 4 years after the start of commercial production.

OT LLC is proceeding with arrangements to ensure that electrical power from China will be available for the start of initial production that is expected in the second half of 2012. In early March 2012, Chinese contractors began construction of the power line and switching station as part of the 87 kilometre link in the 220-kilovolt power transmission line to be built from the electrical distribution grid in Inner Mongolia, China, to the China-Mongolia border. The construction of the transmission towers along the 95 kilometre section of the power line from the Oyu Tolgoi mine site to the Mongolia-China border was completed in October 2011. It is currently anticipated that the physical construction of all transmission infrastructure necessary to import power from China will be completed by July 2012.

A separate power-purchase agreement establishing a supply arrangement between Mongolian and Chinese authorities and OT LLC is required before Chinese electrical power can be imported into Mongolia. Subject to negotiations and final agreement, commercial arrangements and power-purchase tariffs are expected to be expedited to ensure that imported power will be available at the Oyu Tolgoi Project site by the third quarter of 2012. In the meantime, additional diesel-powered generating capacity have been installed to meet the project’s more immediate requirements during the remaining phases of construction.

OT LLC intends to construct a dedicated coal-fired power plant at the Oyu Tolgoi project site to meet the projects long-term electricity needs and satisfy the Investment Agreement obligation to source power from within Mongolian within 4 years of commencing commercial production. OT LLC has recently completed an international tendering process for the construction of this power station. In November 2011, the Government of Mongolia provided OT LLC with a cabinet resolution allowing for the future construction by OT LLC of a coal-fired power plant in Mongolia dedicated to the Oyu Tolgoi Project subject to certain conditions. OT LLC believes it has met these conditions and is currently working with the Government of Mongolia to obtain the approvals required to construct the power station. In April 2012 the OT LLC Board of Directors approved the construction of the power station and a budget increase of $52 million for early works to be undertaken in mid 2012, subject to receipt of all of the necessary approvals from the Government of Mongolia. Provided that these approvals are received in a timely manner, OT intends to commence physical construction of the power station in the second half of 2012.

If the establishment of a dedicated power plant is required for the early production at the Oyu Tolgoi Project, the required revisions to the construction schedule for the Oyu Tolgoi Project could adversely affect the Oyu Tolgoi Project’s ability to achieve the planned start of commercial production in 2013. Such a plant would require certain Government of Mongolia permits, the negotiation of commercial agreements with coal suppliers, and the arrangement of financing for the accelerated construction The comprehensive financing plan pursuant to the MOA is intended to provide funding for the construction of a power plant and Rio Tinto is no longer obligated to provide separate funding for such construction.

The Company may be limited in its ability to enforce the Investment Agreement against Mongolia, a sovereign government

The Investment Agreement imposes numerous obligations and commitments upon the Government of Mongolia that provide clarity and certainty in respect of the development and operation of the Oyu Tolgoi Project. The Investment Agreement also includes a dispute resolution clause that requires the parties to resolve disputes through international commercial arbitration procedures. Nevertheless, if and to the extent that the Government of Mongolia does not observe the terms and conditions of the Investment Agreement, there may be limitations on the Company’s ability to enforce the terms of the Investment Agreement against the Government of Mongolia, which is a sovereign entity, regardless of the outcome of an arbitration proceeding. Without an effective means of enforcing the terms of the Investment Agreement, the Company could be deprived of substantial rights and benefits arising from its investment in the Oyu Tolgoi Project with little or no recourse against the Government of Mongolia for fair and reasonable compensation. Irrespective of the ultimate outcome of any potential dispute, any requirement to engage in discussions or proceedings with the Government of Mongolia, whether or not formal, would likely result in significant delays, expense and diversion of management’s attention. Such an outcome would have a material adverse impact on the Company and its share price.

The Investment Agreement includes a number of future covenants that may be outside of the control of the Company to complete

The Investment Agreement commits the Company to perform many obligations in respect of the development and operation of the Oyu Tolgoi Project. While performance of many of these obligations is within the effective control of the Company, the scope of certain obligations may be open to interpretation. Further, the performance of other obligations may require co-operation from third parties or may be dependent upon circumstances that are not necessarily within the control of the Company. For example:

•

OT LLC is obligated to commence commercial production by March 2017. There is a risk that unanticipated construction delays or other unforeseen development problems may cause delays in commencement of commercial production or that unforeseen mining or processing difficulties are encountered that prevent OT LLC from attaining the required commercial production levels.

•

OT LLC is obligated to utilize only Mongolian power sources within 4 years of commencing commercial production. Such sources of power may not be available or may be available upon commercial terms that are less advantageous than those available from other potential power suppliers.

•

Mongolian nationals must represent at least 90% of the Oyu Tolgoi Project work force once commercial production is attained and 50% of the Oyu Tolgoi Project’s engineers must be Mongolian nationals within 5 years, increasing to 70% after 10 years. While the Company has a plan for achieving these targets, success in doing so is contingent upon the availability of a sufficient number of qualified personnel, which is not wholly within the Company’s control.

•

OT LLC is obligated to use Mongolian services, transportation and freight facilities on a priority basis to the extent such services and materials are available on a competitive time, cost, quantity and quality basis. Such services and facilities may not be available to the extent required or may be available upon commercial terms that are less advantageous than those available from other sources.

•

OT LLC has community development commitments and social responsibility obligations. There is a risk that OT LLC will be unable to meet the expectations or demands of relevant community stakeholders to the extent contemplated to allow OT LLC to meet its commitments under the Investment Agreement.

•

The extension of the term of the Investment Agreement from 30 years to 50 years is subject to a number of conditions, including the Company having demonstrated that the Oyu Tolgoi Project has been operated in accordance with industry best practices in terms of national and community benefits, environment and health and safety practices. The inherently subjective nature of these criteria creates the risk that the Company and the Government of Mongolia may disagree as to whether the conditions for extending the term of the Investment Agreement have been met.

Despite the Company’s best efforts, such provisions are not necessarily within its control and non-fulfilment may result in default under the Investment Agreement. Such a default could result in termination of the Investment Agreement or damages accruing, which may have a material adverse impact on the Company and its share price. The Investment Agreement contains certain cure periods and force majeure clauses which may mitigate potential breaches by the Company in limited circumstances.

The Oyu Tolgoi Project is operated as a corporate/government joint venture and is subject to joint venture risk

Although the Shareholders’ Agreement contemplates that the Company will maintain a controlling interest in the Oyu Tolgoi Project, the Government of Mongolia also holds a significant stake in what is effectively a corporate joint venture involving a government entity. In addition, a portion of the Oyu Tolgoi Project property is held subject to a joint venture between OT LLC and Entrée Gold Inc. As such, the Oyu Tolgoi Project is, to a certain extent, a joint venture within a joint venture. Therefore, the Company will be subject, on multiple levels, to all of the risks to which participants in mining joint ventures are typically exposed. Such risks include the potential for disputes respecting development, operation and financing matters resulting from differing levels of sophistication in relevant business and technical matters, inequality of bargaining power and incompatible strategic and economic objectives (both in the short term and the longer term).

The disclosed resource and reserve estimates for the Company’s projects disclosed in the AIF are estimates only and are subject to change based on a variety of factors, some of which are beyond the Company’s control. The Company’s actual production, revenues and capital expenditures may differ materially from these estimates.

The disclosed estimates of reserves and resources in the AIF, including the anticipated tonnages and grades that will be achieved or the indicated level of recovery that will be realized, are estimates and no assurances can be given as to their accuracy. Such estimates are, in large part, based on interpretations of geological data obtained from drill holes and other sampling techniques, and large scale continuity and character of the deposits will only be determined once significant additional drilling and sampling has been completed and analyzed. Actual mineralization or formations may be different from those predicted. It may also take many years from the initial phase of drilling before production is possible, and during that time the economic feasibility of exploiting a deposit may change. Reserve and resource estimates are materially dependent on prevailing metal prices and the cost of recovering and processing minerals at the individual mine sites. Market fluctuations in the price of metals or increases in the costs to recover metals from the Company’s mining projects may render mining of ore reserves uneconomical and affect the Company’s operations in a materially adverse manner. Moreover, various short-term operating factors may cause a mining operation to be unprofitable in any particular accounting period.

Prolonged declines in the market price of metals may render reserves containing relatively lower grades of mineralization uneconomic to exploit and could reduce materially the Company’s reserves and resources. Should such reductions occur, material write downs of the Company’s investments in mining properties or the discontinuation of development or production might be required, and there could be material delays in the development of new projects, increased net losses and reduced cash flow. The estimates of mineral reserves and resources attributable to a specific property are based on internationally accepted engineering and evaluation principles. The estimated amount of contained metals in proven and probable mineral reserves does not necessarily represent an estimate of a fair market value of the evaluated properties.

The financial modeling for the Oyu Tolgoi Project is based on projected future metal prices. The prices used reflected organizational consensus pricing views and opinions and were subjective in nature. It should be expected that actual prices will be different than the prices used for such modelling (either higher or lower), and the differences could be significant.

There are numerous uncertainties inherent in estimating quantities of mineral reserves and resources. The estimates in the AIF are based on various assumptions relating to commodity prices and exchange rates during the expected life of production, mineralization of the area to be mined, the projected cost of mining, and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures, and recovery rates may vary substantially from those assumed in the estimates. Many of the projections and estimates are based on subjective views and assumptions. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in material downward revision to current estimates, which may have a material adverse impact on the Company and its share price.

A number of the uncertainties relate to the costs and availability of treatment and refining services for the metals mined from the Oyu Tolgoi Project, which require arrangements with third parties and involve the potential for fluctuating costs to transport the metals and fluctuating costs and availability of refining services. These costs can be significantly impacted by a variety of industry specific and also regional and global economic factors (including, among others, those which effect commodity prices). Many of these factors are beyond the Company’s control.

Mining projects are sensitive to the volatility of metal prices

The long-term viability of the Oyu Tolgoi Project depends in large part on the world market prices of copper and gold. The market prices for these metals are volatile and are affected by numerous factors beyond the Company’s control. These factors include international economic and political trends, expectations of inflation, global and regional demand, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities, increased production due to improved mining and production methods and economic events, including the performance of Asia’s economies. The ongoing European sovereign debt crisis has created significant uncertainty and could lead to a prolonged recession in Europe which may, in turn, adversely affect the economic outlook for countries in other regions of the world and result in reduced demand for commodities, including base and precious metals.

The aggregate effect of these factors on metals prices is impossible to predict. Should prevailing metal prices remain depressed or below variable production costs of the Company’s current and planned mining operations for an extended period, losses may be sustained and, under certain circumstances, there may be a curtailment or suspension of some or all of the Company’s mining, development and exploration activities. the Company would also have to assess the economic impact of any sustained lower metal prices on recoverability and, therefore, the cut-off grade and level of the Company’s reserves and resources. These factors could have an adverse impact on the Company’s future cash flows, earnings, results of operations, stated reserves and financial condition, which may have a material adverse impact on the Company and its share price in United States dollars per ounce.

The following table sets forth for the periods indicated: (1) the London Metals Exchange’s high, low and average settlement prices for copper in United States dollars per pound; and (2) the high, low and average London afternoon fixing prices for gold in United States dollars per ounce.

Year	Copper			Gold
	High	Low	Average	High	Low	Average
2007	$3.77	$2.37	$3.23	$841	$604	$695
2008	$4.08	$1.26	$3.15	$1,011	$713	$872
2009	$3.33	$1.38	$2.34	$1,213	$810	$972
2010	$4.42	$2.76	$3.42	$1,421	$1,058	$1,225
2011	$4.62	$3.05	$4.00	$1,895	$1,324	$1,575
1st Quarter 2012	$3.93	$3.39	$3.77	$1,781	$1,598	$1,691

The Company’s ability to carry on business in Mongolia is subject to legal and political risk

Although the Company expects that the Investment Agreement will continue to bring significant stability and clarity to the legal, political and operating environment in which the Company will develop and operate the Oyu Tolgoi Project, the Company is still subject to potential legal and political risks in Mongolia.

The Ovoot Tolgoi Mine is not covered by the Investment Agreement. SGQ holds its interest in its Mongolian mineral exploration and development projects indirectly through mining licences and exploration licences, and the rights with respect to those activities may be subject to changes in legislation or government regulations or changes in political attitudes within Mongolia. On April 16, 2012 the MRAM announced its intentions to suspend certain of SGQ’s exploration and mining licences. Although SGQ has not received any official notification of the suspension of such licences, upon receipt of such notifications, SGQ will be forced to suspend operations.

There can be no absolute assurance that the Company’s assets will not be subject to nationalization, requisition or confiscation, whether legitimate or not, by any authority or body. In addition, there can be no assurance that neighbouring countries’ political and economic policies in relation to Mongolia will not have adverse economic effects on the development of the Company’s mining projects, including its ability to access power, transport and sell its product and access construction labour, supplies and materials.

There is no assurance that provisions under Mongolian law for compensation and reimbursement of losses to investors under such circumstances would be effective to restore the full value of the Company’s original investment or to compensate for the loss of the current value of the Mongolian projects. Insofar as the Government of Mongolia is a sovereign entity against which the terms of the Investment Agreement may take considerable time to enforce, this risk applies to the Oyu Tolgoi Project despite the provisions of the Investment Agreement respecting nationalization and expropriation. Similarly, other projects in Mongolia in which the Company holds a direct or indirect interest that are not covered by the Investment Agreement, such as the Ovoot Tolgoi Mine, may be affected in varying degrees by, among other things, government regulations with respect to restrictions on production, price controls, export controls, income and other taxes, environmental legislation, mine safety and annual fees to maintain mineral licences in good standing. There can be no assurance that Mongolian laws protecting foreign investments will not be amended or abolished or that existing laws will be enforced or interpreted to provide adequate protection against any or all of the risks described above.

The legal framework in Mongolia is, in many instances, based on recent political reforms or newly enacted legislation, which may not be consistent with long-standing local conventions and customs. Although legal title risks in respect of the Oyu Tolgoi Project are expected to be significantly mitigated by the terms of the Investment Agreement, there may still be ambiguities, inconsistencies and anomalies in the other agreements, licences and title documents through which the Company holds its interests in other mineral resource properties in Mongolia, or the underlying legislation upon which those interests are based, which are atypical of more developed legal systems and which may affect the interpretation and enforcement of the Company’s rights and obligations. Local institutions and bureaucracies responsible for administrating laws may lack a proper understanding of the laws or the experience necessary to apply them in a modern business context. Many laws have been enacted, but in many instances they are neither understood nor enforced and may be applied in an inconsistent, arbitrary and unfair manner, while legal remedies may be uncertain, delayed or unavailable. For decades Mongolians have looked to politicians and bureaucrats as the sources of the “law”. This has changed in theory, but often not in practice. With respect to most day-to-day activities in Mongolia, government civil servants interpret, and often effectively make, the law. This situation is gradually changing but at a relatively slow pace. Accordingly, while the Company believes that it has taken the legal steps necessary to obtain and hold its property and other interests in Mongolia, there can be no guarantee that such steps will be sufficient to preserve those interests.

There is no assurance that the Company will be able to complete the sale of its equity interest in SGQ pursuant to Chalco’s SGQ Takeover Bid

On April 1, 2012 the Company entered into the Lock-up Agreement with Chalco whereby the Company agreed to tender all of its SGQ common shares into Chalco’s SGQ Takeover Bid. Depending on the number of common shares tendered to the SGQ Takeover Bid by other SGQ shareholders, the Company could receive proceeds from the sale of its SGQ common shares of up to C$889 million dollars. Although the Lock-up Agreement commits Chalco to make the SGQ Takeover Bid, its obligation to take up any of the SGQ common shares tendered to the SGQ Takeover Bid and complete the acquisition is subject to a number of conditions including receipt of all requisite approvals from regulatory authorities in Canada and China. The Government of Mongolia has passed legislation in parliament providing for regulatory review of certain foreign investments. Although no official English translation of the new legislation is available and it is possible that the legislation may be altered before it is formally published and enacted, its apparent purpose is to regulate foreign investments in certain identified strategic sectors of the Mongolian economy, including mining. If and when the legislation is formally enacted, it is expected that the SGQ Takeover Bid will be subject to the new review process that the legislation creates. There is no assurance that all requisite regulatory approvals for the SGQ Takeover Bid will be forthcoming in a timely manner or at all.

Unless and until such regulatory approvals have been obtained to its satisfaction, Chalco may withdraw the SGQ Takeover Bid or extend it up to 180 days from the date of the offer to allow time for regulatory processes to be completed. Chalco has confirmed that it intends not to take up any SGQ shares under the bid unless and until the regulatory approvals, if any, from the Government of Mongolia and other regulatory approvals contemplated by the terms of the Lock-up Agreement have been obtained and other conditions of the Lock-up Agreement have been satisfied or waived.

If Chalco withdraws the SGQ Takeover Bid, the Company will not have access to the proceeds of sale of its SGQ shares as anticipated, which may adversely affect its capital resources and liquidity. Such withdrawal may also adversely affect the value of the Company’s investment in SGQ.

Recent and future amendments to Mongolian laws could adversely affect the Company’s mining rights in the Oyu Tolgoi Project or make it more difficult or expensive to develop the project and carry out mining

The Government of Mongolia has, in the past, expressed its strong desire to foster, and has to date protected the development of, an enabling environment for foreign investment. The Company believes that the successful negotiation of the Investment Agreement in respect of the Oyu Tolgoi Project clearly demonstrates the level of commitment of the current government to create such an enabling environment. However, there are political constituencies within Mongolia that have espoused ideas that would not be regarded by the international mining industry as conducive to foreign investment if they were to become law or official government policy. This was evidenced by revisions to the Minerals Law in 2006 and the current consideration of legislation to regulate foreign investment in ‘strategic sectors’ of the economy, which include mining. There can be no assurance that the present government or a future government will refrain from enacting legislation or adopting government policies or seeking to renegotiate the terms of the Investment Agreement (which has occurred) that are adverse to the Company’s interests or that impair the Company’s ability to develop and operate the Oyu Tolgoi Project, Ovoot Tolgoi Mine or other projects on the basis presently contemplated, which may have a material adverse impact on the Company and its share price.

Under Mongolia’s Resolution 175, the Government of Mongolia may seek contribution or reimbursement from OT LLC for compensation it provides to third parties adversely affected by the Resolution

In June 2011, the Government of Mongolia passed Resolution No. 175, the purpose of which is to authorize the designation of certain defined land areas for “special needs” in proximity to the Oyu Tolgoi Project. These special needs areas are to be used for infrastructure facilities for the development of the Oyu Tolgoi Project, if required. Most of the land areas designated for special needs are subject to existing mineral exploration and mining licenses issued by the Government of Mongolia to third parties and, in certain cases, a mineral resource has been declared and registered with the applicable governmental authorities in respect of such licenses. It is not clear at this time what areas of land covered by Resolution No. 175 may be required for the purposes of infrastructure for the Oyu Tolgoi Project and, if required, what level of impact that may have, if any, on third parties holding mineral exploration and mining licenses over such areas. OT LLC has entered into certain consensual arrangements with some of the affected third parties and is seeking to complete consensual arrangements with all affected third parties. If OT LLC cannot enter into consensual arrangements with an affected third party and such third party’s rights to use and access the subject land area are ultimately adversely affected by the application of Resolution 175, compensation to such third parties will be payable under Mongolian legislation as indicated by Resolution No. 175. It is not clear at this time whether the Government of Mongolia will alone assume the obligation to pay such compensation to third parties, or whether it will look to OT LLC to pay all or a portion of such compensation.

It has not been formally confirmed by the Government of Mongolia that any consensual arrangements OT LLC enters into with affected third parties will make the application of Resolution 175 to those affected third parties of minor, if any, adverse effect. To the extent that consensual arrangements are not entered into with affected third parties or not recognized by the Government of Mongolia, and land within the area covered by Resolution No. 175 is required for the Oyu Tolgoi Project and compensation becomes payable to such third parties, the Government of Mongolia may seek contribution or reimbursement from OT LLC for compensation it provides to such third parties and the amount of any such contribution or reimbursement sought may be significant, but is not presently quantifiable.

Changes in, or more aggressive enforcement of, laws and regulations could adversely impact the Company’s business

Mining operations and exploration activities are subject to extensive laws and regulations. These relate to production, development, exploration, exports, imports, taxes and royalties, labour standards, occupational health, waste disposal, protection and remediation of the environment, mine decommissioning and reclamation, mine safety, toxic substances, transportation safety and emergency response and other matters.

Compliance with these laws and regulations increases the costs of exploring, drilling, developing, constructing, operating and closing mines and other facilities. It is possible that the costs, delays and other effects associated with these laws and regulations may impact the Company’s decision as to whether to continue to operate in a particular jurisdiction or whether to proceed with exploration or development of properties. Since legal requirements change frequently, are subject to interpretation and may be enforced to varying degrees in practice, the Company is unable to predict the ultimate cost of compliance with these requirements or their effect on operations. Furthermore, changes in governments, regulations and policies and practices could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition, which may have a material adverse impact on the Company and its share price.

The Company is subject to substantial environmental and other regulatory requirements and such regulations are becoming more stringent. Non-compliance with such regulations, either through current or future operations or a pre-existing condition could materially adversely affect the Company

All phases of the Company’s operations are subject to environmental regulations in the various jurisdictions in which it operates. For example, the Oyu Tolgoi Project is subject to a requirement to meet environmental protection obligations. The Company must complete an Environmental Protection Plan for approval by the Government of Mongolia and complete a report prepared by an independent expert on environmental compliance every 3 years.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Environmental legislation is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s operations. Environmental hazards may exist on the properties in which the Company holds interests which are presently unknown to the Company and which have been caused by previous or existing third party owners or operators of the properties. Government approvals and permits are also often required in connection with various aspects of the Company’s operations. To the extent such approvals are required and not obtained, the Company may be delayed or prevented from proceeding with planned exploration or development of its mineral properties, which may have a material adverse impact on the Company and its share price.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reductions in levels of production at producing properties or require abandonment or delays in development of new mining properties, which may have a material adverse impact on the Company and its share price.

Previous mining operations may have caused environmental damage at current and former Company mining projects, and if the Company cannot prove that such damage was caused by such prior operators, its indemnities and exemptions from liability may not be effective

The Company has received exemptions from liability from relevant governmental authorities for environmental damage caused by previous mining operations at current and former mining projects, including at the Kyzyl Gold Project in Kazakhstan and the Cloncurry Tenements in Australia. There is a risk, however, that, if an environmental accident occurred at those sites, it may be difficult or impossible to assess the extent to which environmental damage was caused by the Company’s activities or the activities of other operators. In that event, the liability exemptions could be ineffective and possibly worthless, which may have a material adverse impact on the Company and its share price.

The Company’s ability to obtain dividends or other distributions from its subsidiaries may be subject to restrictions imposed by law, foreign currency exchange regulations and financing arrangements

The Company conducts its operations through subsidiaries. Its ability to obtain dividends or other distributions from its subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, including any tax obligations, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. The subsidiaries’ abilities to pay dividends or make other distributions to the Company is also subject to their having sufficient funds to do so. The Company notes that its cash and cash equivalents at March 31, 2012, included SGQ’s balance of $103.1 million and Ivanhoe Australia’s balance of $125.1 million, which amounts were not available for the Company’s use. If the subsidiaries are unable to pay dividends or make other distributions, the Company’s growth may be inhibited unless it is able to obtain additional equity or debt financing on acceptable terms. In the event of a subsidiary’s liquidation, the Company may lose all or a portion of its investment in that subsidiary. The Company will be able to rely on the terms of the Investment Agreement to pay dividends out of Mongolia, subject to certain restrictions contained in the Investment Agreement but will be unable to do so in respect of projects that are not covered by the terms of the Investment Agreement, which may have a material adverse impact on the Company and its share price.

The Government of Mongolia T-Bill may remain illiquid beyond the stated maturity date

On October 20, 2009, as an adjunct to the Investment Agreement, OT LLC purchased a T-bill from the Government of Mongolia, with a face-value of $115.0 million, for $100.0 million (the “T-Bill”). The T-Bill will mature on October 20, 2014. Mongolia continues to maintain a relatively high level of debt and, as such, its debt securities carry a higher level of risk than similar securities issued by countries with lower debt and more developed economies. There is no assurance that the Company will be able to readily convert the T-Bill into cash upon the stated maturity date, and the inability to do so could have a material adverse impact on the Company’s cash position, which may have a material adverse impact on the Company and its share price.

There can be no assurance that the interests held by the Company in its exploration, development and mining properties is free from defects or that material contractual arrangements between the Company and entities owned or controlled by foreign governments will not be unilaterally altered or revoked

The Company has investigated its rights to explore and exploit its various properties and, to the best of its knowledge, those rights are in good standing, but no assurance can be given that such rights will not be revoked, or significantly altered, to the detriment of the Company. There can also be no assurance that the Company’s rights will not be challenged or impugned by third parties. The Company has also applied for rights to explore, develop and mine various properties, but there is no certainty that such rights, or any additional rights applied for, will be granted on terms satisfactory to the Company or at all, which may have a material adverse impact on the Company and its share price.

Competition for new mining properties by larger, more established companies may prevent the Company from acquiring interests in additional properties or mining operations

Significant and increasing competition exists for mineral acquisition opportunities throughout the world. As a result of this competition, some of which is with large, better established mining companies with substantial capabilities and greater financial and technical resources, the Company may be unable to acquire rights to exploit additional attractive mining properties on terms it considers acceptable. Accordingly, there can be no assurance that the Company will acquire any interest in additional operations that would yield reserves or result in commercial mining operations.

The Company does not expect to pay dividends for the foreseeable future

The Company has not paid any dividends on its Common Shares to date and it does not intend to declare dividends for the foreseeable future, as it anticipates that it will reinvest future earnings, if any, in the development and growth of the Oyu Tolgoi Project and its business generally. Therefore, investors will not receive any funds unless they sell their Common Shares, and investors may be unable to sell their Common Shares on favourable terms or at all. The Company cannot give any assurance of a positive return on investment or that investors will not lose the entire amount of their investment in Common Shares. Prospective investors seeking or needing dividend income or liquidity should not purchase Common Shares.

There is no assurance that the Company will be capable of consistently producing positive cash flows

The Company has not, to date, produced positive cash flows from operations, and there can be no assurance of its ability to operate its projects profitably. While the Company may in the future generate working capital through the operation, development, sale or possible syndication of its properties, there is no assurance that the Company will be capable of producing positive cash flow on a consistent basis or that any such funds will be available for exploration and development programs, which may have a material adverse impact on the Company and its share price.

There is no guarantee that any exploration activity will result in commercial production of mineral deposits

Development of a mineral property is contingent upon obtaining satisfactory exploration results. Mineral exploration and development involves substantial expenses and a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to adequately mitigate. There is no assurance that additional commercial quantities of ore will be discovered on any of the Company’s exploration properties. There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production. The discovery of mineral deposits is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit, once discovered, is also dependent upon a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. In addition, assuming discovery of a commercial ore body, depending on the type of mining operation involved, several years can elapse from the initial phase of drilling until commercial operations are commenced. Most of the above factors are beyond the control of the Company.

The Company cannot insure against all of the risks associated with mining

Exploration, development and production operations on mineral properties involve numerous risks and hazards, including:

•	rock bursts, slides, fires, earthquakes or other adverse environmental occurrences;

•	industrial accidents;

•	labour disputes;

•	political and social instability;

•	technical difficulties due to unusual or unexpected geological formations;

•	failures of pit walls, shafts, head frames, underground workings; and

•	flooding and periodic interruptions due to inclement or hazardous weather condition.

These risks can result in, among other things:

•	damage to, and destruction of, mineral properties or production facilities;

•	personal injury (and even loss of life);

•	environmental damage;

•	delays in mining;

•	monetary losses; and

•	legal liability.

It is not always possible to obtain insurance (or to fully insure) against all such risks and the Company may decide not to insure against certain risks as a result of high premiums or other reasons. The incurrence of an event that is not fully covered or covered at all, by insurance, could have a material adverse effect on the Company’s financial conditions, results of operations and cash flows and could lead to a decline in the value of the securities of the Company. The Company does not maintain insurance against political or environmental risks, which may have a material adverse impact on the Company and its share price.

The Company is exposed to risks of changing political stability and government regulation in the countries in which it operates

The Company holds mineral interests in countries which may be affected in varying degrees by political stability, government regulations relating to the mining industry and foreign investment therein, and the policies of other nations in respect of these countries. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business. The Company’s operations may be affected in varying degrees by government regulations, including those with respect to restrictions on production, price controls, export controls, income and other taxes, expropriation of property, employment, land use, water use, environmental legislation and mine safety. The Company’s operations may also be affected to varying degrees by political and economic instability, economic or other sanctions imposed by other nations, terrorism, military repression, crime, extreme fluctuations in currency exchange rates and high inflation.

In certain areas where the Company is active, the regulatory environment is in a state of continuing change, and new laws, regulations and requirements may be retroactive in their effect and implementation. The laws of many of the countries in which the Company operates also contain inconsistencies and contradictions. Many of them are structured to bestow on government bureaucrats substantial administrative discretion in their application and enforcement with the result that the laws are subject to changing and different interpretations. As such, even the Company’s best efforts to comply with the laws may not result in effective compliance in the determination of government bureaucrats, which may have a material adverse impact on the Company and its share price.

The Company’s prospects depend on its ability to attract and retain key personnel

Recruiting and retaining qualified personnel is critical to the Company’s success. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for such persons is intense. The Company believes that it has been successful in recruiting excellent personnel to meet its corporate objectives but, as the Company’s business activity grows, it will require additional key financial, administrative, mining, marketing and public relations personnel as well as additional staff on the operations side. Although the Company believes that it will be successful in attracting and retaining qualified personnel, there can be no assurance of such success. Pursuant to the terms of the Investment Agreement, the Company is also obligated to hire a specific number of Mongolian nationals as the Oyu Tolgoi Project moves past commercial production. Among other obligations, the Company must use its best endeavours to ensure that within five years of the Oyu Tolgoi Project attaining commercial production, at least 50% and within ten years of the Oyu Tolgoi Project attaining commercial production, at least 70% of the engineers employed at the Oyu Tolgoi Project are Mongolian nationals (and failure to meet these levels will result in financial penalties).

Certain directors of the Company are directors or officers of, or have significant shareholdings in, other mineral resource companies and there is the potential that such directors will encounter conflicts of interest with the Company

Certain of the directors of the Company are directors or officers of, or have significant shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. This includes the individuals nominated by Rio Tinto to serve on the Board of Directors. Certain of these nominees are or may be directors or officers of, or have significant shareholdings in, Rio Tinto Group companies or other mineral resource companies and, to the extent that such companies may engage in business relationships with the Company, the directors of the Company appointed by Rio Tinto may have conflicts of interest in negotiating and concluding terms of such relationships. In all cases where directors and officers have an interest in another resource company, such directors and officers may have conflicts of interest, such as where such other companies may also compete with the Company for the acquisition of mineral property rights.

In the event that any such conflict of interest arises, a director who has such a conflict will disclose the conflict to a meeting of the directors of the Company and will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. In accordance with the YBCA, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company. In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time.

Capital markets are volatile

Securities markets throughout the world are cyclical and, over time, tend to undergo high levels of price and volume volatility, and the market price of securities of many companies, particularly those in the resource sector, can experience wide fluctuations which are not necessarily related to the operating performance, underlying asset values or prospects of such companies. Increased levels of volatility and resulting market turmoil could adversely affect the market price of the Company’s securities.

If the Company is required to access credit markets to carry out its development objectives, the state of domestic and international credit markets and other financial systems could affect the Company’s access to, and cost of, capital. If these credit markets were significantly disrupted, as they were in 2007 and 2008, such disruptions could make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. Such capital may not be available on terms acceptable to the Company or at all, which may have a material adverse impact on the Company and its share price.

The Company is subject to Anti-Corruption Legislation

The Company is subject to the U.S. Foreign Corrupt Practices Act and, potentially, other similar acts, such as, but not necessarily limited to, Canada’s Corruption of Foreign Public Officials Act and the United Kingdom’s Bribery Act (collectively, the “Anti-Corruption Legislation”), which prohibits the Company or any officer, director, employee or agent of the Company or any stockholder of the Company acting on its behalf from paying, offering to pay, or authorizing the payment of anything of value to any foreign government official, government staff member, political party, or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. The Anti-Corruption Legislation also requires public companies to make and keep books and records that accurately and fairly reflect their transactions and to devise and maintain an adequate system of internal accounting controls. The Company’s international activities create the risk of unauthorized payments or offers of payments by its employees, consultants or agents, even though they may not always be subject to its control. The Company prohibits these practices by its employees and agents. However, the Company’s existing safeguards and any future improvements may prove to be less than effective, and its employees, consultants and agents may engage in conduct for which we might be held responsible. Any failure by us to adopt appropriate compliance procedures and ensure that the Company’s employees and agents comply with the Anti-Corruption Legislation and applicable laws and regulations in foreign jurisdictions could result in substantial penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, which may have a material adverse impact on the Company and its share price.

The Company may become a PFIC, which could have adverse U.S. federal income tax consequences to United States Holders of Common Shares

Based on the value of its assets and the scope of its current and projected operations, the Company believes that it is not a PFIC for U.S. federal income tax purposes, and does not expect to become a PFIC in the future. However, the determination of the Company’s PFIC status for any year is very fact-specific, and is dependent on continued active operations either by SGQ before its disposition or through other projects, the value of the Company’s resources and reserves, legal and political risks, and other factors beyond the Company’s control. Accordingly, there can be no assurance in this regard, and it is possible that the Company may become a PFIC in the current taxable year or in future years. If the Company is classified as a PFIC, United States Holders of Common Shares or Rights could be subject to adverse U.S. federal income tax consequences, including increased tax liabilities and possible additional reporting requirements, which may have a material adverse impact on the Company and its share price.

The Company urges U.S. investors to read “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” above and consult their own tax advisers regarding the possible application of the PFIC rules, and the potentially adverse consequences to United States Holders of Common Shares or Rights.

The Company holds substantial funds in cash and cash equivalents and there is a risk that financial market turmoil or other extraordinary events could prevent the Company from obtaining timely access to such funds or result in the loss of such funds

The Company currently holds substantial investments in cash and cash equivalents, including treasury bills, money market funds and bank deposits. Management has adopted a conservative investment philosophy with respect to such funds, as the Company may require that these funds be used on short notice to support its business objectives. Nevertheless, there is a risk that an extraordinary event in financial markets generally or with respect to an obligor under an investment individually will occur that prevents the Company from accessing its cash and cash equivalent investments. Such an event could, in the case of delayed liquidity, have a negative impact on implementation of time sensitive business objectives that require access to such funds or such an event could, in extreme circumstances, result in the loss of some or all of such funds.

LEGAL MATTERS

Certain legal matters relating to Canadian law in connection with the Rights Offering, other than Canadian federal income tax considerations, will be passed upon on our behalf by Goodmans, Vancouver, British Columbia, and in respect of Canadian federal income tax considerations, Goodmans LLP, Toronto, Ontario. In addition, certain legal matters relating to United States law in connection with the Rights Offering will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters relating to Canadian law in connection with the Standby Commitment will be passed upon on behalf of Rio Tinto by McCarthy Tétrault LLP. As at the date hereof, partners and associates of each of the above-mentioned firms own less than 1% of the outstanding Common Shares.

NAMING OF EXPERTS

The following sets out the individuals that are the “qualified persons” as defined by NI 43-101 in connection with the applicable scientific and technical information presented in the applicable documents incorporated by reference into this Prospectus indicated below:

1.

Information of a scientific or technical nature with respect to the Oyu Tolgoi Project contained in the AIF for the year-ended December 31, 2011, dated March 30, 2012, contains extracts from and references to the technical report entitled “IDOP Technical Report” dated March 29, 2012, which was authored by: (i) Bernard Peters; (ii) Scott Jackson; (iii) Albert Chance; (iv) Jarek Jakubec; and (v) Dean David.

INTEREST OF EXPERTS

Deloitte & Touche LLP (“Deloitte”) have advised that, as of March 19, 2012, the date of the Annual Financial Statements, they are independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia. Effective April 2, 2012, Deloitte resigned as auditors of the Company and PricewaterhouseCoopers LLP (“PwC”) was appointed as the new auditors. Deloitte did not express any reservations for the two most recently completed fiscal years.

The Company has relied on the work of the qualified persons listed above in connection with the scientific and technical information presented or incorporated by reference in this Prospectus in respect of its material mineral property, the Oyu Tolgoi Project, which is based upon the IDOP Technical Report, which report is available for review on SEDAR at www.sedar.com.

To the knowledge of the Company, neither of Deloitte, PwC, or any of the other qualified persons listed above that prepared or contributed to the preparation of the IDOP Technical Report nor any of companies listed therein that employ those individuals, or the partners and associates of Goodmans LLP, as a group, beneficially own, directly or indirectly, Common Shares, or securities exercisable to acquire Common Shares, equal to or greater than 1% of the issued and outstanding Common Shares.

AUDITORS, REGISTRAR AND TRANSFER AGENT AND SUBSCRIPTION AGENT

Our auditors are PwC, independent chartered accountants, Vancouver, British Columbia. Deloitte, our former auditors, have prepared the audit report attached to the audited consolidated financial statements for our most recent year end.

CIBC Mellon Trust Company, with its principal office in the City of Toronto, is acting as the Subscription Agent for this Rights Offering. The Subscription Agent will also act as depository for this Rights Offering, and as registrar and transfer agent with respect to any Common Shares issued upon the exercise of Rights or pursuant to any Standby Shares issued pursuant to the Standby Commitment. We will pay all customary fees and expenses of the Subscription Agent related to this Rights Offering. We also have agreed to indemnify the Subscription Agent with respect to certain liabilities that it may incur in connection with this Rights Offering.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the material change report dated January 27, 2012, (ii) the AIF; (iii) the Annual Financial Statements, (iv) management’s discussion and analysis of financial conditions and operations for the year ended December 31, 2011; (v) the Interim Financial Statements; (vi) management’s discussion and analysis of financial conditions and operations for the three-month period ended March 31, 2012; (vii) the material change report dated April 11, 2012, (viii) the material change report dated April 27, 2012, (ix) the material change report dated May 11, 2012; (x) the material change report dated May 17, 2012; (xi) the material change report dated May 24, 2012; (xii) the 2012 Circular; (xiii) Consent of Deloitte & Touche LLP; (xiv) Consent of Goodmans; (xv) Consent of Goodmans LLP; (xvi) Consent of AMC Consultants Pty Ltd.; (xvii) Consent of Bernard Peters; (xviii) Consent of Dean David; (xix) Consent of Scott Jackson; (xx) Consent of Albert Chance; (xxi) Consent of Jarek Jakubec; and (xxii) Powers of Attorney.

US$7.00/C$7.17

IVANHOE MINES LTD.

Rights to Subscribe for 259,558,050 Common Shares

at a Price of US$7.00 per Common Share or C$7.17 per Common Share

SHORT FORM PROSPECTUS

June 7, 2012

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Registrant’s constating documents contain indemnification provisions and the Registrant has entered into agreements with respect to the indemnification of its officers and directors against all costs, charges, damages, fines, penalties, awards and expenses, including amounts payable to settle actions or satisfy judgments, actually and reasonably incurred by them, and amounts payable to settle actions and satisfy judgments, in civil, criminal or administrative actions or proceedings to which they are made party by reason of being or having been a director or officer of the Registrant.

The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person’s failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

Applicable Legislation

Section 126 of the Yukon Business Corporations Act provides, in part, as follows:

(1)	Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

(a)	he acted honestly and in good faith with a view to the best interests of the corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(2)	A corporation may with the approval of the Supreme Court of the Yukon Territory (the “Supreme Court”) indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

(3)	Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)	was substantially successful on the merits in his defence of the action or proceeding;

(b)	fulfills the conditions set out in paragraphs (1)(a) and (b); and

(c)	is fairly and reasonably entitled to indemnity.

(4)	A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

(a)	in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b)	in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation’s request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5)	A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

(6)	On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description
4.1	Annual Information Form of the Registrant for the year ended December 31, 2011, dated March 30, 2012 (incorporated by reference to Exhibit 99.1 of the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on April 2, 2012).
4.2	Audited comparative consolidated financial statements of the Registrant for the years ended December 31, 2011 and 2010, together with the notes thereto and the auditor’s reports thereon (incorporated by reference to Exhibit 99.2 of the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on April 2, 2012).
4.3	Unaudited interim comparative consolidated financial statements of the Registrant for the three month period ended March 31, 2012, together with the notes thereto (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 16, 2012).
4.4	Management’s Discussion and Analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2011 (incorporated by reference to Exhibit 99.3 of the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on April 2, 2012).
4.5	Management’s Discussion and Analysis of the financial condition and operations of the Registrant for the three month period ended March 31, 2012 (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 16, 2012).
4.6	Management Proxy Circular of the Registrant dated May 25, 2012 (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 29, 2012).
4.7	Material Change Report of the Registrant dated January 27, 2012 respecting the recommendation of the Registrant’s board of directors that the Registrant’s shareholders vote in favour of terminating the shareholder rights plan at the 2012 annual meeting of shareholders (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on January 27, 2012).
4.8	Material Change Report of the Registrant dated April 11, 2012 respecting the entering into of a lock-up agreement between the Registrant and Aluminum Corporation of China Ltd. in connection with the proportional takeover bid that Aluminum Corporation of China Ltd. proposes to make for between 56% and 60% of the common shares of SouthGobi Resources Ltd. (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 8, 2012).
4.9	Material Change Report of the Registrant dated April 27, 2012 respecting the entering into of the Memorandum of Agreement between the Registrant and Rio Tinto (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 8, 2012).
4.10	Material Change Report of the Registrant dated May 11, 2012 respecting the appointment of Kay Priestly as CEO and Chris Bateman as CFO (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 14, 2012).
4.11	Material Change Report of the Registrant dated May 17, 2012 respecting the May 7, 2012 appointment of Jill Gardiner, Peter Gillin, Isabelle Hudon and David Klingner as directors of the Registrant’s board and the resignation of Michael Gordon, David Huberman and Robert Holland as directors of the Registrant’s board and the May 9, 2012 appointment of Livia Mahler to fill a vacancy on the Registrant’s board and naming of David Klingner as Chairman of the Registrant’s board (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 17, 2012).
4.12	Material Change Report of the Registrant dated May 24, 2012 respecting the amendment to the Memorandum of Agreement between the Registrant and Rio Tinto (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 25, 2012).
5.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.
*5.2	Consent of Goodmans.
*5.3	Consent of Goodmans LLP.
*5.4	Consent of AMC Consultants Pty Ltd.
*5.5	Consent of Bernard Peters.
*5.6	Consent of Dean David.
*5.7	Consent of Scott Jackson.
*5.8	Consent of Albert Chance.
*5.9	Consent of Jarek Jakubec.
*6.1	Powers of Attorney.
* Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

Concurrently with the initial filing of this Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 8th day of June, 2012.

IVANHOE MINES LTD.

By:	/s/ Beverly A. Bartlett

Name: Beverly A. Bartlett
Title: Vice President and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kay Priestly Kay Priestly	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2012

* Chris Bateman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2012

* Peter Meredith	Director	June 8, 2012

* Peter Gillin	Director	June 8, 2012

* Jill Gardiner	Director	June 8, 2012

III-2

Signature	Title	Date

* Andrew Harding	Director	June 8, 2012

* Isabelle Hudon	Director	June 8, 2012

* Daniel Larsen	Director	June 8, 2012

* David Klingner	Director and Chairman	June 8, 2012

* Livia Mahler	Director	June 8, 2012

*By:	/s/ Kay Priestly
Kay Priestly
Attorney-in-Fact

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 8, 2012.

IVANHOE MINES DELAWARE HOLDINGS LLC

By:	/s/ Stewart Beckman

Name: Stewart Beckman
Title: President

III-4

EXHIBIT INDEX

Exhibit No.	Description

4.1	Annual Information Form of the Registrant for the year ended December 31, 2011, dated March 30, 2012 (incorporated by reference to Exhibit 99.1 of the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on April 2, 2012).

4.2	Audited comparative consolidated financial statements of the Registrant for the years ended December 31, 2011 and 2010, together with the notes thereto and the auditor’s reports thereon (incorporated by reference to Exhibit 99.2 of the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on April 2, 2012).

4.3	Unaudited interim comparative consolidated financial statements of the Registrant for the three month period ended March 31, 2012, together with the notes thereto (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 16, 2012).

4.4	Management’s Discussion and Analysis of financial condition and results of operations of the Registrant for the year ended December 31, 2011 (incorporated by reference to Exhibit 99.3 of the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on April 2, 2012).

4.5	Management’s Discussion and Analysis of the financial condition and operations of the Registrant for the three month period ended March 31, 2012 (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 16, 2012).

4.6	Management Proxy Circular of the Registrant dated May 25, 2012 (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 29, 2012).

4.7	Material Change Report of the Registrant dated January 27, 2012 respecting the recommendation of the Registrant’s board of directors that the Registrant’s shareholders vote in favour of terminating the shareholder rights plan at the 2012 annual meeting of shareholders (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on January 27, 2012).

4.8	Material Change Report of the Registrant dated April 11, 2012 respecting the entering into of a lock-up agreement between the Registrant and Aluminum Corporation of China Ltd. in connection with the proportional takeover bid that Aluminum Corporation of China Ltd. proposes to make for between 56% and 60% of the common shares of SouthGobi Resources Ltd. (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 8, 2012).

4.9	Material Change Report of the Registrant dated April 27, 2012 respecting the entering into of the Memorandum of Agreement between the Registrant and Rio Tinto (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 8, 2012).

4.10	Material Change Report of the Registrant dated May 11, 2012 respecting the appointment of Kay Priestly as CEO and Chris Bateman as CFO (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 14, 2012).

4.11	Material Change Report of the Registrant dated May 17, 2012 respecting the May 7, 2012 appointment of Jill Gardiner, Peter Gillin, Isabelle Hudon and David Klingner as directors of the Registrant’s board and the resignation of Michael Gordon, David Huberman and Robert Holland as directors of the Registrant’s board and the May 9, 2012 appointment of Livia Mahler to fill a vacancy on the Registrant’s board and naming of David Klingner as Chairman of the Registrant’s board (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 17, 2012).

4.12	Material Change Report of the Registrant dated May 24, 2012 respecting the amendment to the Memorandum of Agreement between the Registrant and Rio Tinto (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on May 25, 2012).

5.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.

*5.2	Consent of Goodmans.

*5.3	Consent of Goodmans LLP.

*5.4	Consent of AMC Consultants Pty Ltd.

*5.5	Consent of Bernard Peters.

*5.6	Consent of Dean David.

*5.7	Consent of Scott Jackson.

*5.8	Consent of Albert Chance.

*5.9	Consent of Jarek Jakubec.

*6.1	Powers of Attorney.
* Previously filed.